As Filed with the Securities Exchange Commission on March 20, 2002


                                                      REGISTRATION NO. 333-67072
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                 AMENDMENT NO. 2


                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                               GLOBAL MACRO TRUST
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                       6799                     36-7362830
         DELAWARE          (Primary Standard Industrial      (I.R.S. Employer
  (State of Organization)     Classification Number)      Identification Number)

                       C/O MILLBURN RIDGEFIELD CORPORATION
                             411 WEST PUTNAM AVENUE
                          GREENWICH, CONNECTICUT 06830
                                  203/625-7554

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                GEORGE E. CRAPPLE
                         MILLBURN RIDGEFIELD CORPORATION
                             411 WEST PUTNAM AVENUE
                          GREENWICH, CONNECTICUT 06830
                                  203/625-7554

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           --------------------------

                                   COPIES TO:
                                 James B. Biery
                               Burke J. Montgomery
                           Sidley Austin Brown & Wood
                                 Bank One Plaza


                            10 South Dearborn Street


                             Chicago, Illinois 60603

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                           --------------------------

                               GLOBAL MACRO TRUST
                                   $50,000,000
                          UNITS OF BENEFICIAL INTEREST

THE TRUST

GLOBAL MACRO TRUST is a Delaware business trust organized to seek profit opportunities in global fixed income instruments, currencies, stock indices and commodities.

The primary objective of the Trust is substantial appreciation of its assets over time.

An investment in the Trust may provide valuable diversification to a traditional portfolio of stocks and bonds.

THE MANAGING OWNER

MILLBURN RIDGEFIELD CORPORATION, a professional futures trading advisor, is the Managing Owner and trading advisor of the Trust.

THE UNITS

UBS PaineWebber Inc. and additional Selling Agents are offering the Trust's Units at $1,000 per Unit for an Initial Offering Period ending _______. After the Initial Offering Period, Units will be continuously offered for sale as of the beginning of each month at their Net Asset Value.

The Selling Agents will use their best efforts to sell the Units but are not required to sell any specific number or dollar amount of Units, and no minimum number of Units must be sold for the Trust to begin trading.

If the total amount of Units registered pursuant to this offering is sold, the proceeds to the Trust will be $50,000,000.

There is no scheduled termination date for the offering of Units. No escrow account will be used in connection with this offering.

The minimum initial investment is $5,000; $2,000 for employee benefit plans and IRAs; and $1,000 for existing Unitholders.

THE RISKS


          THESE ARE SPECULATIVE SECURITIES. READ THIS PROSPECTUS BEFORE YOU DECIDE TO INVEST. SEE "THE RISKS YOU FACE" BEGINNING ON PAGE 9.


- The Trust is speculative. You may lose all or substantially all of your investment in the Trust.

-  The Trust is newly formed and thus has no performance history.

- The Trust is leveraged. The Trust will acquire positions with a face amount of as much as six to ten times or more of its total equity. Leverage magnifies the impact of both profit and loss.

- The performance of the Trust is expected to be volatile. In the last five years, monthly returns in the Managing Owner's Diversified Portfolio, the trading portfolio to be used by the Trust, ranged from up 14.41% to down 11.81%.

- You will sustain losses if the Trust is unable to generate sufficient trading profits and interest income to offset its fees and expenses.

- The Units are not liquid. No secondary market exists for the Units and you may redeem Units only as of a month-end.

          TO PURCHASE UNITS, YOU WILL BE REQUIRED TO REPRESENT AND WARRANT, AMONG OTHER THINGS, THAT YOU HAVE RECEIVED A COPY OF THIS PROSPECTUS AND THAT YOU SATISFY THE MINIMUM NET WORTH AND INCOME STANDARDS FOR A RESIDENT OF YOUR STATE TO INVEST IN THE TRUST.

          YOU ARE ENCOURAGED TO DISCUSS YOUR INVESTMENT DECISION WITH YOUR FINANCIAL, TAX AND LEGAL ADVISORS.

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

                  THE DATE OF THIS PROSPECTUS IS ______, 2002.

                      COMMODITY FUTURES TRADING COMMISSION
                            RISK DISCLOSURE STATEMENT

          YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.


          FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 24 TO 26 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 7.

          THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 9 TO 12.


          YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                        ---------------------------------


    PLEASE SEE THE IMPORTANT PRIVACY POLICY STATEMENT ON THE FOLLOWING PAGE.


                        ---------------------------------

          THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE TRUST'S REGISTRATION STATEMENT. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") IN WASHINGTON, D.C.

          THE TRUST WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. AT 450 FIFTH STREET, N.W., ROOM 1024, WASHINGTON, D.C. 20549. PLEASE CALL THE SEC AT 1-202-942-8090 FOR FURTHER INFORMATION.

          THE TRUST'S FILINGS ARE POSTED ON THE SEC WEBSITE AT http://www.sec.gov.

          UNTIL ___________ 2002, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE UNITS, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATIONS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                        ---------------------------------

                         MILLBURN RIDGEFIELD CORPORATION
                                 PRIVACY POLICY

          Under new rules of the Commodity Futures Trading Commission, financial institutions like the Managing Owner are required to provide privacy notices to their clients. We believe that protecting the privacy of your nonpublic personal information is of the utmost importance, and we are committed to maintaining the privacy of your nonpublic personal information in our possession. As required by the rules, we are providing you with the following information.

          We collect nonpublic personal information about you from the following sources:

          (i) Information we receive from you on managed account agreements or fund subscription documents and related forms (for example, name, address, Social Security number, birth date, assets, income, and investment experience); and

          (ii) Information about your transactions with us (for example, account activity and balances).

          In order to service your account and process your transactions, we may provide your personal information to our affiliates and to firms that assist us in servicing your account and have a need for such information such as account or fund administrators. We require third-party service providers to protect the confidentiality of your information and to use the information only for the purposes for which we disclose the information to them.

          We do not disclose any nonpublic information about our customers or former customers to anyone other than in connection with the administration, processing and servicing of customer accounts as described above or to our accountants, attorneys and auditors or as otherwise permitted or required by law.

          We restrict access to nonpublic personal information about you to our personnel who need to know that information in order to provide products or services to you. We maintain physical, electronic and procedural controls in keeping with federal standards to safeguard your nonpublic personal information.

          This policy applies to the Managing Owner, The Millburn Corporation and each investment vehicle to which the Managing Owner or any of its affiliates serves as the general partner, investment manager or the investment advisor.

                               GLOBAL MACRO TRUST
                              ORGANIZATIONAL CHART


                             [ORGANIZATIONAL CHART]


  NONE OF THE ENTITIES INDICATED IN THIS ORGANIZATIONAL CHART ARE RELATED. SEE "CONFLICTS OF INTEREST" BEGINNING ON PAGE 28. NO LOANS HAVE BEEN, ARE OR WILL BE MADE BETWEEN THE MANAGING OWNER OR ANY PRINCIPAL OF THE MANAGING OWNER AND
   THE TRUST. DESCRIPTIONS OF THE DEALINGS BETWEEN THE MANAGING OWNER AND THE
            TRUST ARE SET FORTH UNDER "CHARGES" BEGINNING ON PAGE 24.


                         MILLBURN RIDGEFIELD CORPORATION
                             411 West Putnam Avenue
                          Greenwich, Connecticut 06830
                                 (203) 625-7554
                                 MANAGING OWNER

                               GLOBAL MACRO TRUST

                                TABLE OF CONTENTS

                                    PART ONE


DISCLOSURE DOCUMENT                                                    PAGE
-------------------                                                    ----
SUMMARY..................................................................5

THE RISKS YOU FACE.......................................................9

   YOU COULD LOSE YOUR ENTIRE INVESTMENT IN THE TRUST....................9

   THE TRUST IS A NEWLY FORMED ENTITY....................................9

   THE TRUST IS A HIGHLY LEVERAGED INVESTMENT............................9

   THE PERFORMANCE OF THE TRUST WILL BE VOLATILE.........................9

   THE TRUST'S EXPENSES WILL CAUSE LOSSES UNLESS
   OFFSET BY PROFITS AND INTEREST INCOME.................................9

   AN INVESTMENT IN THE TRUST IS NOT LIQUID..............................9

   THE TIMING OF YOUR INVESTMENT AND REDEMPTION DECISIONS
   WILL AFFECT THE PROFITABILITY OF YOUR  INVESTMENT.....................9

   THE MANAGING OWNER ALONE DIRECTS
   THE TRUST'S TRADING...................................................9

   THE MANAGING OWNER IS A TECHNICAL TRADER
   AND DOES NOT ANALYZE ECONOMIC FACTORS EXTERNAL TO MARKET PRICE........9

   LACK OF PRICE TRENDS WILL CAUSE LOSSES;  THERE HAVE BEEN
   SUSTAINED PERIODS WITH INSUFFICIENT PRICE TRENDS FOR THE
   DIVERSIFIED PORTFOLIO TO TRADE PROFITABLY.  THE MANAGING
   OWNER EXPECTS THAT THERE WILL BE SIMILAR PERIODS IN THE FUTURE.......10

   LACK OF MARKET LIQUIDITY COULD MAKE IT IMPOSSIBLE
   FOR THE TRUST TO REALIZE PROFITS OR LIMIT LOSSES.....................10

   THE MANAGING OWNER'S TRADING SYSTEMS HAVE BEEN DEVELOPED OVER
   TIME AND ARE SUBJECT TO CHANGE.......................................10

   TRADING ON FOREIGN EXCHANGES PRESENTS GREATER
   RISK THAN TRADING ON U.S. EXCHANGES..................................10

   THE MANAGING OWNER ANTICIPATES THE TRUST'S PERFORMANCE TO BE
   NON-CORRELATED TO STOCKS AND BONDS, NOT NEGATIVELY CORRELATED........11

   THE TRUST MAY BE SUBJECT TO PROFIT SHARES DESPITE CERTAIN
   UNITS HAVING DECLINED IN VALUE.......................................11

   THE MANAGING OWNER'S INCREASED EQUITY UNDER MANAGEMENT COULD
   LEAD TO LOWER RETURNS FOR INVESTORS..................................11

   INCREASED COMPETITION AMONG TREND-FOLLOWING TRADERS COULD
   REDUCE THE MANAGING OWNER'S PROFITABILITY............................11

   THE TRUST IS SUBJECT TO CONFLICTS OF INTEREST........................11

   THE MANAGING OWNER HAS NOT ESTABLISHED FORMAL PROCEDURES
   TO RESOLVE CONFLICTS OF INTEREST.....................................11

   YOU WILL BE TAXED EACH YEAR ON YOUR SHARE OF TRUST PROFITS...........11

   YOU WILL BE TAXED ON THE TRUST'S INTEREST INCOME EVEN IF THE
   TRUST SUFFERS TRADING LOSSES.........................................12

   LIMITATIONS ON THE DEDUCTIBILITY OF "INVESTMENT ADVISORY FEES".......12

   THE IRS COULD AUDIT BOTH THE TRUST AND INDIVIDUAL UNITHOLDERS........12

   THE BANKRUPTCY OF A CLEARING BROKER OR CURRENCY DEALER COULD
   CAUSE LOSSES.........................................................12

   THE TRUST TRADES IN UNREGULATED MARKETS..............................12

INVESTMENT FACTORS......................................................12

PERFORMANCE INFORMATION ................................................15

THE MANAGING OWNER......................................................18

USE OF PROCEEDS.........................................................22

CHARGES.................................................................24

REDEMPTIONS; NET ASSET VALUE............................................26

THE CLEARING BROKER.....................................................27

CONFLICTS OF INTEREST...................................................28

THE TRUST AND THE TRUSTEE...............................................30

FEDERAL INCOME TAX ASPECTS..............................................32

PURCHASES BY EMPLOYEE BENEFIT PLANS.....................................34

PLAN OF DISTRIBUTION....................................................35

LEGAL MATTERS...........................................................38

EXPERTS.................................................................38

REPORTS.................................................................38


                                    PART TWO


STATEMENT OF ADDITIONAL INFORMATION                                    PAGE
-----------------------------------                                    ----
THE FUTURES AND FORWARD MARKETS.........................................39

SUPPLEMENTAL PERFORMANCE INFORMATION....................................41

INDEX TO FINANCIAL STATEMENTS...........................................50

EXHIBIT A - AMENDED AND RESTATED DECLARATION OF TRUST
   AND TRUST AGREEMENT............................................... TA-1

EXHIBIT B - SUBSCRIPTION REQUIREMENTS.................................SR-1

EXHIBIT C - SUBSCRIPTION AGREEMENT
   AND POWER OF ATTORNEY..............................................SA-1


                THE EXECUTION COPY OF THE SUBSCRIPTION AGREEMENT
               AND POWER OF ATTORNEY ACCOMPANIES THIS PROSPECTUS.

                                     GLOBAL
                                   MACRO TRUST

SUMMARY

GENERAL

Global Macro Trust will seek profit opportunities in global fixed-income instruments, currencies, stock indices and various commodity products. Millburn Ridgefield Corporation will serve as the Trust's Managing Owner and trading advisor. The Managing Owner will use its proprietary quantitative, systematic trading method to trade in futures and forward contracts and related options for the Trust. Positions held by the Trust may be either long, that is, contracts to buy, or short, that is, contracts to sell. The ability to take both long and short positions provides the Trust with the flexibility to capitalize on opportunities in both rising and falling markets.

OVERVIEW

The Managing Owner will trade the Trust's assets in the markets that make up the Managing Owner's Diversified Portfolio and will use the same trading strategies it uses in trading the Diversified Portfolio. The Diversified Portfolio itself is not a distinct trading strategy. Rather, it is a grouping of separate futures and forward markets, featuring a variety of global fixed-income instruments, currencies, stock indices, agricultural commodities, energy products and precious and industrial metals, to which the Managing Owner applies its trading method.

The Trust's primary objective is to achieve substantial capital appreciation over time with controlled volatility. The Trust also offers investors the advantages of limited liability in a leveraged trading vehicle and the convenience of professional management.

The performance of the Trust is not dependent upon any single nation's economy or currency. On the contrary, periods of economic uncertainty can augment the profit potential of the Trust by increasing the likelihood of significant movements in global interest and exchange rates, and stock and commodity prices. Additionally, because the Trust can take short positions as easily as long positions, the Trust is as likely to be profitable or unprofitable in falling markets as in rising markets.

If the Trust is successful, of which there can be no assurance, it can provide valuable diversification to traditional portfolios of stocks and bonds due to the Trust's performance being generally unrelated to the general stock and bond markets. The Trust may also incur losses.

Ninety percent (90%) or more of the Trust's assets will be invested in U.S. Treasury securities and other highly rated and liquid instruments, some of which will be deposited as collateral or margin in connection with the Trust's trading. Accordingly, in addition to its potential to profit from its trading, the Trust will earn interest on 90% or more of its assets.

THE OFFERING

The Selling Agents are offering the Trust's Units for an Initial Offering Period beginning on the date of this Prospectus and ending on ________________. During the Initial Offering Period, you may purchase Units at $1,000 per Unit. Thereafter, you may purchase Units at Net Asset Value per Unit as of the first business day of each calendar month. The Managing Owner may, from time to time, also permit intra-month closings. The Net Asset Value per Unit is determined by dividing the Trust's Net Assets, that is, its assets minus its liabilities, by the number of Units outstanding on the date the calculation is being performed.

The minimum investment is $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts. Existing investors subscribing for additional Units may do so in $1,000 minimums. Investments in excess of the minimums must be made in multiples of $100. Units will be sold in fractions calculated to three decimal places.

To subscribe, you must complete and sign the Subscription Agreement and Power of Attorney Signature Page which accompanies this Prospectus and deliver it to your Selling Agent. SEE EXHIBIT B -- SUBSCRIPTION REQUIREMENTS AND EXHIBIT C -- SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY. YOU SHOULD REVIEW THIS ENTIRE PROSPECTUS CAREFULLY BEFORE DECIDING WHETHER TO INVEST IN THE UNITS.

MAJOR RISKS OF THE TRUST

The Trust is speculative. You may lose all or substantially all of your investment in the Trust.

The Trust is newly formed and thus has no performance history. The past performance of the Managing Owner's Diversified Portfolio is not necessarily indicative of the future results of the Trust.

The Trust is leveraged. The Trust will acquire positions with a face amount of as much as six to ten times or more of its total equity. Leverage magnifies the impact of both profit and loss.

The performance of the Trust is expected to be volatile. In the last five years, monthly returns in the Managing Owner's Diversified Portfolio have ranged from up 14.41% to down 11.81%.

To be profitable, the Trust's fees and expenses must be offset by trading profits and interest income.

The Units are not liquid. No secondary market exists for the Units, and the Units may be redeemed only as of a month-end.

INVESTMENT CONSIDERATIONS


The Managing Owner has been managing client funds in the futures and forward markets for approximately 30 years. As of January 31, 2002, the Managing Owner was directing the trading of approximately $367 million of client and proprietary capital in these markets. Of that $367 million, the Managing Owner was managing approximately $279 million pursuant to the Diversified Portfolio, the trading portfolio to be traded on behalf of the Trust, and the balance pursuant to the trading portfolios described on page 16.


The Managing Owner will contribute $500,000 to the initial trading capital of the Trust. This amount is in addition to the total amount of Units offered by this Prospectus. In addition, the principals and affiliates of the Managing Owner have agreed to purchase, during the Initial Offering Period, an aggregate of $1.5 million of the Units offered by this Prospectus.

The Managing Owner employs a highly systematic, trend-following trading approach relying primarily on technical, price-based information. The Managing Owner may, however, from time to time, exercise discretion to adjust position sizes and will, over time, change the markets represented in the Diversified Portfolio. The Managing Owner's trading approach seeks to identify and profit from sustained market trends while limiting losses in trendless markets.


The Managing Owner has the ability to shift capital readily among different international economies and markets. As of January 31, 2002, the composition of the Managing Owner's Diversified Portfolio was as follows:


                      [PIE CHART]


         Interest Rates                30%
         Currency-Dollar               18%
         Energy                        16%
         Currency-Crosses               8%
         Stocks                         9%
         Exotic Currencies              7%
         Agricultural Commodities       7%
         Metals                         5%



As illustrated below, the returns in the Managing Owner's Diversified Portfolio from February 1977 through January 2002 have not been significantly correlated with traditional portfolio components such as stocks and bonds.



                                   MDP(1)
                  --------------------------
                        MDP         1.00
                    S&P 500        (0.01)
                     NASDAQ        (0.09)
                       EAFE         0.02
                      Bonds         0.05


An investment in the Trust can, BUT ONLY IF THE TRUST ITSELF IS SUCCESSFUL, improve the reward/risk profile of a traditional portfolio of stocks and bonds.

REDEMPTIONS

You may redeem your Units as of the end of any calendar month, upon 10 days' prior written notice to the Managing Owner.

A redemption charge of 4% of Net Asset Value applies to Units redeemed on or before the sixth month-end after they are sold. A redemption charge of 3% of Net Asset Value applies to Units redeemed after the sixth, but on or before the twelfth month-end after they are sold. There are no charges for redemptions of Units held more than 12 months. Redemption charges will be reduced in the case of subscriptions of $100,000 or more to 3.5% and 2.5%, of $500,000 or more to 3.0% and 2.0%, and of $1,000,000 or more to 2.0% and 1.0%.

Redemption charges do not apply if you acquire your Units through, and the Units participate in, asset-based or fixed fee investment programs sponsored by the Selling Agents or through 401(k) plans, or other employer-sponsored employee benefit plans, sponsored by or custodied with any Selling Agent.

CHARGES

The Trust's expenses must be offset by trading gains and interest income to avoid depletion of the Trust's assets.

The Trust pays Brokerage Fees to the Managing Owner of 7% of net assets per year, of which

----------

(1) Millburn Diversified Portfolio, pro forma to reflect the cost/fee structure of the Trust. See notes on pages 42 and 48.

approximately 1% is paid to the Trust's executing and clearing brokers, and up to 4% to the Selling Agents. Brokerage Fees will be reduced, in respect of subscribers submitting net subscriptions of $100,000 or more to 6.5%, of $500,000 or more to 6% and of $1,000,000 or more to 5.5%. Net subscriptions for such purposes shall be calculated as subscriptions minus redemptions.


If the Trust earns net trading profits for any year in excess of the highest amount of net trading profits earned in all previous years, the Trust will allocate 20% of those "new" net trading profits to the Managing Owner as the Managing Owner's Profit Share. Please refer to "Charges," beginning on page 24, for a more detailed discussion of the Brokerage Fee and Profit Share.


The Trust pays its own operating costs such as legal, audit, and administrative expenses, which the Managing Owner expects will not exceed 0.50% per year of the Trust's average annual net assets, assuming Trust assets of at least $25,000,000. The Trust itself could be subject to taxes or could incur extraordinary charges incidental to its trading, but the Managing Owner believes that neither situation is likely. There are no other charges borne by investors or the Trust.

The Managing Owner paid, without reimbursement, the Trust's organizational costs and the cost of the offering of Units pursuant to this prospectus. You will not bear any part of those costs.

The following breakeven table indicates the approximate amount of trading profit the Trust must earn, during the first twelve months after a Unit is sold, to offset the costs applicable to an investor paying a 7% Brokerage Fee.

                    BREAKEVEN TABLE


                                                     DOLLAR RETURN
                                                   REQUIRED ($5,000
                              PERCENTAGE                INITIAL
                           RETURN REQUIRED            INVESTMENT)
                             FIRST TWELVE            FIRST TWELVE
                              MONTHS OF                MONTHS OF
ROUTINE EXPENSES              INVESTMENT              INVESTMENT
----------------              ----------              ----------
Brokerage Fees                   7.00%                $ 350.00

Administrative                   0.50%                $  25.00
Expenses*

Profit Share*                    0.75%                $  37.50

Redemption Charge*               3.10%                $ 155.00

Less Interest                   (1.63)%               $ (81.50)
Income*

TWELVE-MONTH                     9.72%                $ 486.00
"BREAKEVEN" WITH
REDEMPTION CHARGE

TWELVE-MONTH                     5.87%                $ 293.50
"BREAKEVEN"
WITHOUT REDEMPTION
CHARGE


----------


   *Estimated. Administrative expenses are estimated at 0.50% of the Trust's average annual Net Assets, assumed to be $25,000,000. Administrative expenses would be 4.17% if the Trust's annual Net Assets were $3,000,000 and the "breakeven" points would be 13.39% with and 9.54% without the redemption charge. Administrative expenses would be 0.25% if the Trust's annual Net Assets were $50,000,000 and the "breakeven" points would be 9.47% with and 5.62% without the redemption charge. In a break-even year, a small Profit Share on the Trust's trading profits, necessary to offset the redemption charge, would be allocated to the Managing Owner. Interest income is assumed to be 90% of the current 91-day Treasury bill rate.

   The Breakeven Table assumes a constant $5,000 Net Asset Value and a breakeven year. See "Charges" beginning on page 24.

If you acquire your Units through, and the Units participate in, a Selling Agent asset-based or fixed fee investment program or through a 401(k) plan, or other employer-sponsored employee benefit plan, custodied with a Selling Agent, you will pay annual Brokerage Fees of 4%, not 7%, of which 0.35% is paid to the Selling Agents annually for administrative purposes. Consequently, the twelve-month "breakeven" point for you would be approximately 2.87% or $143.50 of trading profit on a $5,000 initial investment. Brokerage Fees for Selling Agent employees who purchase Units through Selling Agent 401(k) plans, or other employer-sponsored employee benefit plan, are 3.65% and the twelve-month "breakeven" point is approximately 2.52% or $126.00 of trading profit on a $5,000 initial investment.


FEDERAL INCOME TAX ASPECTS

The Trust will be treated as a partnership for federal income tax purposes. Thus, you will be taxed each year on the Trust's income whether or not you redeem Units from the Trust or receive distributions from the Trust.

40% of any trading profits on U.S. exchange-traded contracts are taxed as short-term capital gains at ordinary income rates, while 60% of any trading profits are taxed as long-term capital gains at a 20% maximum rate for individuals. The Trust's trading gains from other contracts will be primarily short-term capital gains. This tax treatment applies regardless of how long an investor holds Units. Interest income is taxed at ordinary income rates.

Losses on the Units may be deducted against capital gains. However, capital losses in excess of capital gains may only be deducted against ordinary income to the extent of $3,000 per year. Consequently, you could pay tax on the Trust's interest income even though you have lost money on your Units.

THE FUTURES AND FORWARD MARKETS

Futures contracts are generally traded on exchanges and call for the future delivery of various commodities.

Forward currency contracts are traded off-exchange through banks or dealers.

Futures and forward trading is a "zero-sum," risk transfer economic activity. For every gain realized by a futures and forward trader, there is an equal and offsetting loss suffered by another.

IS THE TRUST A SUITABLE INVESTMENT FOR YOU?

You should consider investing in the Trust if you are interested in its potential to produce returns that are generally unrelated to those of stocks and bonds and you are prepared to risk significant losses.

The Trust is a diversification opportunity for an investment portfolio, not a complete investment program.

You should consider an investment in the Trust to be a 3 to 5 year commitment.

To invest, you must, at a minimum, have either (i) a net worth of at least $150,000, exclusive of home, furnishings and automobiles, or (ii) a net worth, similarly calculated, of at least $45,000 and an annual gross income of at least $45,000. A number of States in which the Units are offered impose higher suitability standards. These standards are regulatory minimums only, and just because you meet the standard does not necessarily mean the Units are a suitable investment for you.

You should not invest more than 10% of your net worth (exclusive of home, furnishings and automobiles) in the Trust.

THESE ARE SPECULATIVE SECURITIES. YOU MAY LOSE ALL OR SUBSTANTIALLY ALL OF YOUR INVESTMENT IN THE TRUST.

THE TRUST HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

                              --------------------

THE RISKS YOU FACE

SET FORTH BELOW ARE THE PRINCIPAL RISKS ASSOCIATED WITH AN INVESTMENT IN THE TRUST. YOU SHOULD CONSIDER THESE RISKS WHEN MAKING YOUR INVESTMENT DECISION.

YOU COULD LOSE YOUR ENTIRE INVESTMENT IN THE TRUST

An investment in the Trust is a speculative investment. You will be relying on the Managing Owner to trade profitably for the Trust and profitability is not assured. You could lose all or substantially all of your investment in the Trust.

THE TRUST IS A NEWLY FORMED ENTITY

The Trust is a newly formed entity and thus has no performance history. THE PAST PERFORMANCE OF THE MANAGING OWNER'S DIVERSIFIED PORTFOLIO IS NOT NECESSARILY INDICATIVE OF THE TRUST'S FUTURE RESULTS.

THE TRUST IS A HIGHLY LEVERAGED INVESTMENT

The Trust generally holds positions with a face value of as much as six, and possibly as much as ten or more, times its total equity. Consequently, small adverse movements in the prices of the Trust's open positions can cause significant losses.

THE PERFORMANCE OF THE TRUST WILL BE VOLATILE

The Trust is newly formed and has no trading history. The Managing Owner expects that the performance of the Trust will be volatile. The Trust may suffer sudden and substantial losses from time to time and the day-to-day value of the Units will be variable and uncertain. The Net Asset Value per Unit may change materially between the date on which you subscribe for Units and the date the Units are issued or the date you request a redemption and the month-end redemption date. In the last five years, monthly returns in the Managing Owner's Diversified Portfolio have ranged from up 14.41% to down 11.81%.

THE TRUST'S EXPENSES WILL CAUSE LOSSES UNLESS OFFSET BY PROFITS AND INTEREST INCOME

The Trust pays annual expenses of up to approximately 7.5% of its average month-end Net Assets. The Trust must earn trading profits and interest income at least equal to these expenses to avoid losses.

AN INVESTMENT IN THE TRUST IS NOT LIQUID


There is no secondary market for the Units. You may redeem your Units only as of the close of business on the last day of a calendar month, and you must give the Trust at least 10 days' prior written notice of your intent to redeem. Early redemption charges apply if you redeem Units through the end of the first year you own them.


THE TIMING OF YOUR INVESTMENT AND REDEMPTION DECISIONS WILL AFFECT THE PROFITABILITY OF YOUR INVESTMENT

The Managing Owner expects that a majority of the Trust's trades will result in small profits only or in losses. The majority of any profits earned by the Trust will most likely come from a small number of trades each year. Accordingly, you will not know when is a good time to invest in the Trust or to redeem your Units, and the timing of your investment and redemption decisions will affect the amount of profit or loss you experience as an investor in the Trust.

THE MANAGING OWNER ALONE DIRECTS THE TRUST'S TRADING

The Trust is a single-advisor fund. The use of a single advisor trading one program involves a greater risk of loss than the diversified, multi-advisor approach employed by many futures funds. In addition, if the management services of the Managing Owner were to become unavailable for any reason, the Trust would terminate. Furthermore, were the Managing Owner to lose the services of its key principals, the Managing Owner could decide to dissolve the Trust, possibly causing it to realize losses.

THE MANAGING OWNER IS A TECHNICAL TRADER AND DOES NOT ANALYZE ECONOMIC FACTORS EXTERNAL TO MARKET PRICE

The Managing Owner's systematic strategies are developed on the basis of a statistical analysis of market prices. Consequently, any factor external to the market itself that dominates prices may cause major losses. For example, a pending political or economic event may be very likely to cause a major price movement, but the Managing Owner would continue to maintain positions indicated by its trading method that would incur major losses if the event proved to be adverse.

The Managing Owner's systematic strategies retain certain discretionary aspects. Decisions, for example, to adjust the size of the positions indicated by the systematic strategies, which contracts to trade and method of order entry require judgmental input from the Managing Owner's principals. Additionally, the Managing Owner may determine not to enter a new position indicated by its strategies if the Managing Owner determines prevailing market conditions to be unusual, for example, significantly more volatile than the expected volatility factored into the design of the strategies. The Managing Owner does, however, exit positions when its trading strategies indicate that it should do so. Discretionary decision-making may result in the Managing Owner making unprofitable trades when a more wholly systematic approach would not have done so.

LACK OF PRICE TRENDS WILL CAUSE LOSSES; THERE HAVE BEEN SUSTAINED PERIODS WITH INSUFFICIENT PRICE TRENDS FOR THE DIVERSIFIED PORTFOLIO TO TRADE PROFITABLY. THE MANAGING OWNER EXPECTS THAT THERE WILL BE SIMILAR PERIODS IN THE FUTURE


The Trust cannot trade profitably unless there are major price trends in at least some of the markets it trades. Moreover, the price trends must be of a type the Managing Owner's systems are designed to identify. In the past there have been sustained periods with few trending markets where gains from trading those markets were insufficient to offset losses from trades in non-trending markets. For example, the Managing Owner's Diversified Portfolio incurred a loss for the year in 1983, 1986, 1989, 1999 and 2001. The Managing Owner expects that there will be similar periods in the future.


Markets in which prices move rapidly and then reverse and then do so again may cause losses. In such "whipsaw" market conditions, the Managing Owner may establish positions for the Trust on the basis of incorrectly identifying the rapid movement or the reversal as a trend.

LACK OF MARKET LIQUIDITY COULD MAKE IT IMPOSSIBLE FOR THE TRUST TO REALIZE PROFITS OR LIMIT LOSSES

In illiquid markets, the Trust could be unable to close out positions to limit losses or to take positions in order to follow trends. There are too many different factors that can contribute to market illiquidity to predict when or where illiquid markets may occur.

Unexpected market illiquidity has caused major losses for some traders in recent years in such market sectors as emerging markets and mortgage-backed securities. There can be no assurance that the same will not happen in the markets traded by the Trust. In addition, the large size of the positions the Trust may take increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

United States commodity exchanges impose limits on the amount the price of some, but not all, futures contracts may change on a single day. Once a futures contract has reached its daily limit, it may be impossible for the Trust to liquidate a position in that contract, if the market has moved adversely to the Trust, until the limit is either raised by the exchange or the contract begins to trade away from the limit price.

THE MANAGING OWNER'S TRADING SYSTEMS HAVE BEEN DEVELOPED OVER TIME AND ARE SUBJECT TO CHANGE

In executing its trading method, the Managing Owner uses combinations of trading systems to generate buy and sell signals in the various markets traded. The Managing Owner has developed, modified, retained and discarded numerous systems over more than 25 years. Consequently, some of the trading systems and combinations of systems currently being used to trade accounts managed pursuant to the Diversified Portfolio, as the Trust will be, are not identical to those used 5, 10, 15 or 20 years ago.

TRADING ON FOREIGN EXCHANGES PRESENTS GREATER RISK THAN TRADING ON U.S.
EXCHANGES

The Trust will trade on commodity exchanges outside the United States. Trading on foreign exchanges is not regulated by any United States governmental agency and may involve certain risks that do not arise when trading on United States exchanges. For example, an adverse change in the exchange rate between the United States dollar and the currency in which a non-U.S. futures contract is denominated would reduce the profit or increase the loss on a trade in that contract.

Trading on foreign exchanges also presents risks of loss due to (1) the possible imposition of exchange controls, which could make it difficult or impossible for the Trust to repatriate some or all of its assets held by non-U.S. counterparties; (2) possible government confiscation of assets; (3) taxation;
(4) possible government disruptions, which could result in market closures and thus an inability to exit positions and repatriate Trust assets for sustained periods of time, or even permanently; and (5) limited rights in the event of the bankruptcy or insolvency of a foreign broker or exchange resulting in a different and possibly less favorable distribution of the bankrupt's assets than would occur in the United States.

THE MANAGING OWNER ANTICIPATES THE TRUST'S PERFORMANCE TO BE NON-CORRELATED TO STOCKS AND BONDS, NOT NEGATIVELY CORRELATED

The performance of the Managing Owner's Diversified Portfolio has been generally non-correlated to the performance of the stock and bond markets, as represented by the S&P 500 Stock Index and the Lehman Brothers U.S. Long Treasury Bond Index. Non-correlation means that there is no statistically valid relationship between two asset classes and should not be confused with negative correlation, where the performance of two asset classes would be opposite. Because of this non-correlation, you should not expect the Trust to be automatically profitable during unfavorable periods for the stock and/or bond markets, or VICE VERSA.

If the Trust does not perform in a manner non-correlated with the general financial markets or does not perform successfully, you will obtain no diversification benefits by investing in the Units and the Trust may have no gains to offset your losses from other investments.

THE TRUST MAY BE SUBJECT TO PROFIT SHARES DESPITE CERTAIN UNITS HAVING DECLINED IN VALUE

Investors will purchase Units at different times and will, accordingly, recognize different amounts of profit and loss on their investments. Profit Shares are accrued, or the accruals are reversed to reflect losses, on a monthly basis so that Profit Shares are not allocated in respect of Units that did not appreciate in value. However, Profit Shares are ultimately calculated on the basis of the cumulative net trading profits recognized by the Trust as a whole, not on the profits recognized by any particular Unit or Units. Consequently, the Managing Owner may still be allocated a Profit Share even though certain Units have lost value since the date they were purchased.

Conversely, Units purchased at a Net Asset Value reduced by accrued Profit Shares will benefit from any reversal of such accruals, and the benefit of such reversals to Units outstanding at the time of such purchase will be diluted.

Similarly, Units may incur losses generating a loss carryforward for purposes of calculating subsequent Profit Shares. The benefit of any such loss carryforward will be diluted by the admission of new Unitholders.

THE MANAGING OWNER'S INCREASED EQUITY UNDER MANAGEMENT COULD LEAD TO LOWER RETURNS FOR INVESTORS

The Managing Owner has not agreed to limit the amount of money it may manage and is actively seeking additional accounts. The more money the Managing Owner manages, the more difficult it may become for the Managing Owner to trade profitably for the Trust because of the difficulty of trading larger positions without negatively affecting prices and performance.

INCREASED COMPETITION AMONG TREND-FOLLOWING TRADERS COULD REDUCE THE MANAGING OWNER'S PROFITABILITY

A substantial number of commodity trading advisors use technical trading systems, particularly trend-following systems, like the Managing Owner's systems. As the amount of money under the management of such systems increases, competition for the same positions increases, making the positions more costly and more difficult to acquire.

THE TRUST IS SUBJECT TO CONFLICTS OF INTEREST


The Trust is subject to numerous actual and potential conflicts of interest, including: (1) the compensation that the Selling Agents receive gives them an incentive to promote the sale of Units as well as to discourage redemptions; (2) the brokerage commissions that UBS PaineWebber Inc. receives as a Clearing Broker for the Trust gives an additional incentive to promote the sale of Units as well as to discourage redemptions; (3) the Managing Owner has significant financial incentives both to promote the sale of the Units and to discourage their redemption; and (4) the Managing Owner of the Trust will not select any other advisor even if doing so would be in the best interests of the Trust. See "Conflicts of Interest" beginning on page 28.


THE MANAGING OWNER HAS NOT ESTABLISHED FORMAL PROCEDURES TO RESOLVE CONFLICTS OF INTEREST

Because the Managing Owner has not established any formal procedures for resolving conflicts of interest, you will be dependent on the good faith of the parties with conflicts to resolve the conflicts equitably. The Managing Owner can not assure that conflicts of interest will not result in losses for the Trust.

YOU WILL BE TAXED EACH YEAR ON YOUR SHARE OF TRUST PROFITS

You will be taxed on your share of Trust income or gain each year, whether or not you redeem Units or receive distributions from the Trust.

Because a substantial portion of the Trust's open positions are "marked-to-market" at the end of each year, some of your tax liability will be based on unrealized gains which the Trust may, in fact, never realize.

40% of any trading profits on U.S. exchange-traded contracts are taxed as short-term capital gains at ordinary income rates, while 60% of any trading profits are taxed as long-term capital gains at a 20% maximum rate for individuals. These rates apply regardless of how long the Trust holds a contract, or an investor his or her Units.

All performance information included in this Prospectus is presented on a pre-tax basis; the investors who experienced such performance had to pay the related taxes from other sources.

Over time, the compounding effects of the annual taxation of the Trust's income are material to the economic consequences of investing in the Trust. For example, a 10% compound annual rate of return over five years would result in an initial $10,000 investment compounding to $16,105. However, if one factors in a 30% tax rate each year, the result would be $14,025.

YOU WILL BE TAXED ON THE TRUST'S INTEREST INCOME EVEN IF THE TRUST SUFFERS TRADING LOSSES

Losses on the Trust's trading are almost exclusively capital losses. Non-corporate investors may use net capital losses to offset up to $3,000 of ordinary income each year. So, for example, if your share of the Trust's trading (I.E., capital) loss was $10,000 in a given fiscal year and your share of interest income was $5,000, you would incur a net loss in the Net Asset Value of your Units equal to $5,000, but would nevertheless recognize taxable income of $2,000.

LIMITATIONS ON THE DEDUCTIBILITY OF "INVESTMENT ADVISORY FEES"

The Managing Owner does not intend to treat the ordinary expenses of the Trust as "investment advisory fees" for federal income tax purposes. The Managing Owner believes that this is the position adopted by virtually all United States futures fund sponsors. However, were the ordinary expenses of the Trust characterized as "investment advisory fees," non-corporate taxpayers would be subject to substantial restrictions on the deductibility of those expenses, would pay increased taxes in respect of an investment in the Trust and could actually recognize taxable income despite having incurred a financial loss.

THE IRS COULD AUDIT BOTH THE TRUST AND INDIVIDUAL UNITHOLDERS

The IRS could audit the Trust's tax returns and require the Trust to adjust such returns. If an audit results in an adjustment, you could be audited and required to pay additional taxes, plus interest and possibly penalties.

THE BANKRUPTCY OF A CLEARING BROKER OR CURRENCY DEALER COULD CAUSE LOSSES


The Managing Owner must assess the credit-worthiness of the Clearing Brokers and foreign currency counterparties it selects for the Trust. If one of the Trust's Clearing Brokers or foreign currency counterparties becomes bankrupt, the Trust will be limited to recovering only its PRO RATA share of all available customer funds segregated by the Clearing Broker or counterparty. The Managing Owner attempts to mitigate this risk by selecting only well capitalized, major financial institutions as Clearing Brokers and foreign currency counterparties.


THE TRUST TRADES IN UNREGULATED MARKETS

The Trust will conduct all or substantially all of its currency forward and related options trading in unregulated markets. There is no way to determine fair pricing or prevent trading abuses in such markets. The absence of regulation in such markets could expose the Trust to significant losses.

Various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the "derivatives" markets in general. Future regulatory changes may limit the Trust's ability to trade in certain markets.

INVESTMENT FACTORS

ALTHOUGH THERE CAN BE NO ASSURANCE THAT THE MANAGING OWNER WILL TRADE SUCCESSFULLY ON BEHALF OF THE TRUST OR THAT THE TRUST WILL AVOID SUBSTANTIAL LOSSES, IF THE TRUST IS SUCCESSFUL, AN INVESTMENT IN THE TRUST OFFERS INVESTORS THE FOLLOWING POTENTIAL ADVANTAGES.

ACCESS TO THE DIVERSIFIED PORTFOLIO

The Trust offers you access to the Managing Owner's oldest and most successful trading portfolio. The Managing Owner has been managing investment funds pursuant to its Diversified Portfolio since February 1977. The composite compounded annual return for the Diversified Portfolio, adjusted to reflect the fees and expenses of the Trust, from February

1977 through January 2002 is approximately 17%. PAST PERFORMANCE IS NOT, HOWEVER, NECESSARILY INDICATIVE OF FUTURE RESULTS.


MILLBURN RIDGEFIELD CORPORATION

The Managing Owner and its principals have extensive experience in designing, sponsoring, marketing and administering futures funds. The Managing Owner, together with its predecessors, is one of the longest operating of all futures money managers and was a pioneer in developing systematic trading technologies. The Managing Owner's trading experience, together with its predecessors, spans approximately 30 years. The Trust provides you the opportunity to place capital under the management of a trading advisor with one of the longest continuous trading records of any active manager.

INVESTMENT DIVERSIFICATION

If you are not prepared to spend substantial time trading in the futures and forward markets, you may nevertheless participate through investing in the Trust. An investment in the Trust can provide valuable diversification to a traditional portfolio of stocks and bonds. The Managing Owner believes that the profit potential of the Trust does not depend upon favorable general economic conditions and that the Trust is just as likely to be profitable or unprofitable during periods of declining stock and bond markets as at any other time.

Allocating a small portion of your investment portfolio to a managed futures investment, such as the Trust, can potentially enhance the performance of the portfolio. Modern portfolio theory suggests that a diverse portfolio with positively performing assets that have little or no correlation with each other should have higher returns and lower risk, as measured by variability of returns, than a less diversified portfolio: the Nobel Prize for Economics in 1990 was awarded to Dr. Harry Markowitz for demonstrating that the total return can increase, and/or risks can be reduced, when portfolios have positively performing asset categories that are essentially non-correlated.


Historically, managed futures investments have had very little correlation to the stock and bond markets. Non-correlated performance is not, however, negatively correlated performance. Non-correlation means only that the performance of managed futures likely has no relation to the performance of stocks and bonds. The performance of the Managing Owner's Diversified Portfolio from February 1997 through January 2002 has exhibited a substantial degree of non-correlation with the general equity and debt markets.


Non-correlation will not provide diversification advantages beyond, perhaps, lowering a portfolio's overall volatility unless the non-correlated assets are performing positively. There can be no assurance that the Trust will perform positively or avoid losses.

MARKET DIVERSIFICATION

The Trust trades in 30 to 50 or more markets, though not necessarily in all markets at all times.

The diversification of the Trust permits investors to participate in markets that would otherwise not be included in their portfolios, thereby both potentially diversifying risk and increasing profit opportunities.

The markets traded in the Diversified Portfolio change from time to time. Currently these markets include:

CURRENCIES

MAJOR                       CROSSES


British Pound               Euro - Pound
Euro currency               Euro - Norwegian Krone
Japanese Yen                Euro - Yen
Swiss Franc                 Euro - Swiss Franc
                            Australian Dollar - Yen
                            British Pound - Yen
                            CANADIAN DOLLAR - YEN
                            Swiss Franc - Yen


SECONDARY


Canadian Dollar             Norwegian Krone
Korean Won                  Singapore Dollar
Mexican Peso                Thai Baht


INTEREST RATES

Short-term Eurodollar          Tokyo Yen Bond
deposits
Short-term Euro Yen deposits   U.S. Treasury Bonds
German 5 and 10-year Euro      U.S. Treasury 5 and 10-year
Bonds                          Notes

STOCK INDICES


Hong Kong Hang Seng
S&P 500
NASDAQ 100
Topix Index
Japanese Nikkei
German DAX

AGRICULTURAL COMMODITIES


Coffee               Sugar
Corn                 Wheat
Cotton


METALS               ENERGY

Aluminum             Crude Oil
Copper               Gas Oil
Gold                 Heating Oil
                     Natural Gas
                     Unleaded Gas

OPPORTUNITY TO PROFIT IN RISING AS WELL AS IN DECLINING MARKETS

The Trust may realize positive or negative returns in both rising and declining markets as futures positions may be established on either the long or the short side of a market. Unlike short selling in the securities markets, selling short in futures in anticipation of a drop in price can be accomplished without additional restrictions or special margin requirements.

It is potentially advantageous for investors to own investments that can appreciate during a period of generally declining prices, financial disruption or economic instability.

Investors must realize, however, that the Trust is not specifically designed to appreciate in declining markets. Rather, it is designed to perform independent of the direction of stocks and bonds and the general economy. The Trust will only increase in value if the Managing Owner's trading systems identify market trends and the Trust is able to trade those trends profitably.

INTEREST ON TRUST ASSETS

The Trust will receive all of the interest income earned on its assets. Approximately 90% of the Trust's assets are invested in deposit accounts, United States Treasury bills or notes or similar securities issued by foreign governments and other instruments authorized by the Commodity Futures Trading Commission for the investment of customer segregated funds. The interest earned on the Trust's assets can offset a portion, though not all, of its routine costs. However, the Trust's interest income is subject to the risk of trading losses.

SMALL MINIMUM INVESTMENT; SMALLER MINIMUM ADDITIONAL INVESTMENT

The Managing Owner typically manages individual accounts only of substantial size -- $3,000,000 or more. You may gain access to the Managing Owner for a minimum investment of only $5,000; $2,000 in the case of trustees or custodians of eligible employee benefit plans and individual retirement accounts. You may make additional investments in minimums of only $1,000.

LIMITED LIABILITY

If you open an individual futures account, you will be generally liable for all losses incurred in the account, and may lose substantially more than you committed to the account. However, as an investor in the Trust, you cannot lose more than your investment plus undistributed profits.

ADMINISTRATIVE CONVENIENCE


The Managing Owner is responsible for all aspects of the Trust's operation. You will receive monthly unaudited and annual audited financial reports as well as information necessary for you to complete your federal income tax returns. The approximate daily Net Asset Value per Unit is available by calling representatives of the Managing Owner at (212) 332-7300 (ask for the Marketing Department).

                             PERFORMANCE INFORMATION


          The following summary and chart reflect the composite performance results from January 1997 through January 2002 of the Managing Owner's Diversified Portfolio. The Managing Owner will trade the Diversified Portfolio for the Trust. As of January 31, 2002, 18 accounts traded pursuant to the Diversified Portfolio had been closed in the last 5 years and 10 accounts remained open. Of the 18 closed accounts, 15 were profitable and 3 were unprofitable when closed. Of the 10 open accounts, 10 were profitable as of January 31, 2002.

                    THE MILLBURN DIVERSIFIED PORTFOLIO
                   (JANUARY 1, 1996 - JANUARY 31, 2002)

            NAME OF PROGRAM: Diversified Portfolio
            INCEPTION OF TRADING BY THE MANAGING OWNER: February 1971 INCEPTION OF TRADING PURSUANT TO PROGRAM: February 1971
            NUMBER OF ACCOUNTS TRADED PURSUANT TO PROGRAM: 10
            TOTAL ACTUAL ASSETS TRADED BY THE MANAGING OWNER: $367 million TOTAL ACTUAL ASSETS IN PROGRAM: $279 million
            LARGEST % DRAWDOWN IN AN ACCOUNT SINCE 1997: (13.79)% (10/99) WORST PEAK-TO-VALLEY DRAWDOWN IN AN
                    ACCOUNT SINCE 1997: (23.97)% (7/97-9/00)
            NUMBER OF ACCOUNTS CLOSED PROFITABLE SINCE 1997: 15
            NUMBER OF ACCOUNTS CLOSED UNPROFITABLE SINCE 1997: 3



====================================================================================================================================
                                                      MONTHLY RATES OF RETURN
------------------------------------------------------------------------------------------------------------------------------------
          MONTH                  2002            2001              2000               1999              1998              1997
------------------------------------------------------------------------------------------------------------------------------------
         January                 1.88%           0.62%             1.99%             (4.01)%            2.91%             8.14%
------------------------------------------------------------------------------------------------------------------------------------
         February                               (1.54)%           (1.73)%             3.08%            (2.71)%            5.72%
------------------------------------------------------------------------------------------------------------------------------------
          March                                  9.12%            (4.55)%             1.21%            (1.14)%           (2.83)%
------------------------------------------------------------------------------------------------------------------------------------
          April                                 (5.39)%            0.67%              5.51%            (7.38)%           (3.01)%
------------------------------------------------------------------------------------------------------------------------------------
           May                                   1.89%            (1.94)%            (3.34)%            4.04%             1.50%
------------------------------------------------------------------------------------------------------------------------------------
           June                                 (2.24)%           (4.43)%             5.80%             2.32%             0.52%
------------------------------------------------------------------------------------------------------------------------------------
           July                                 (5.38)%           (1.85)%            (3.82)%           (4.96)%            8.15%
------------------------------------------------------------------------------------------------------------------------------------
          August                                 3.26%             3.23%              1.17%             6.94%            (8.52)%
------------------------------------------------------------------------------------------------------------------------------------
        September                               (2.85)%           (2.77)%             0.73%             5.53%             1.20%
------------------------------------------------------------------------------------------------------------------------------------
         October                                 4.20%             4.50%            (11.81)%           (1.84)%           (2.21)%
------------------------------------------------------------------------------------------------------------------------------------
         November                               (8.21)%            6.02%              2.19%            (0.75)%           (0.31)%
------------------------------------------------------------------------------------------------------------------------------------
         December                                1.85%            14.41%              2.68%             2.71%             4.95%
------------------------------------------------------------------------------------------------------------------------------------
 Compound Annual Rate of        1.88%           (5.79)%           12.72%             (1.99)%            7.17%            12.61%
          Return               (1 mo.)
====================================================================================================================================


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

         GLOBAL MACRO TRUST HAS NOT COMMENCED TRADING AND DOES NOT HAVE
                            ANY PERFORMANCE HISTORY.


                            SEE THE NOTES ON PAGE 17.

   ---------------------------------------------------------------------------
                     ADDITIONAL MILLBURN TRADING PORTFOLIOS
                       January 1, 1997 - January 31, 2002
   ---------------------------------------------------------------------------




                  NAME OF CTA:       Millburn           Millburn          Millburn           Millburn
                                    Ridgefield         Ridgefield        Ridgefield         Ridgefield
                                   Corporation        Corporation        Corporation       Corporation
                               ---------------------------------------------------------------------------
              NAME OF PROGRAM:   Diversified-High    Diversified -      Diversified -        Currency
                                     Leverage             2XL              2.5 XL           Portfolio
                               ---------------------------------------------------------------------------
   INCEPTION OF CLIENT ACCOUNT
               TRADING BY CTA:    February 1971      February 1971      February 1971     February 1971
                               ---------------------------------------------------------------------------
   INCEPTION OF CLIENT ACCOUNT
           TRADING IN PROGRAM:      April 1998        January 1998      December 1999     November 1989
                               ---------------------------------------------------------------------------
      NUMBER OF OPEN ACCOUNTS:          0                  0                  1                 2
                               ---------------------------------------------------------------------------
        ACTUAL ASSETS OVERALL:     $367 million       $367 million      $367 million       $367 million
                               ---------------------------------------------------------------------------
     ACTUAL ASSETS IN PROGRAM:          0                  0            $1.78 million     $30.35 million
                               ---------------------------------------------------------------------------
  WORST MONTHLY DRAWDOWN IN AN
                      ACCOUNT:    (9.36)% (4/98)    (12.39)% (7/98)   (20.43)% (11/02)    (8.69)% (9/01)
                               ---------------------------------------------------------------------------
 WORST PEAK-TO-VALLEY DRAWDOWN        (17.07)%           (25.40)%         (36.08)%           (21.55)%
                IN AN ACCOUNT:      (7/99-3/00)        (1/98-7/98)      (3/01-11/01)       (7/97-9/00)
                               ---------------------------------------------------------------------------
  2002 COMPOUND RATE OF RETURN          N/A                N/A          9.26% (1 mo.)     4.43% (1 mo.)
                               ---------------------------------------------------------------------------
  2001 COMPOUND ANNUAL RATE OF
                       RETURN:          N/A                N/A            (16.16)%            4.18%
                               ---------------------------------------------------------------------------
 2000 COMPOUND ANNUAL  RATE OF
                       RETURN:    (8.46)% (3 mos.)         N/A             18.15%             6.89%
                               ---------------------------------------------------------------------------
  1999 COMPOUND ANNUAL RATE OF
                       RETURN:        (5.57)%         8.76% (5 mos.)    3.5% (1 mo.)          5.22%
                               ---------------------------------------------------------------------------
  1998 COMPOUND ANNUAL RATE OF
                       RETURN:     4.67% (9 mos.)        (4.42)%              N/A            (5.02)%
                               ---------------------------------------------------------------------------
  1997 COMPOUND ANNUAL RATE OF          N/A                N/A                N/A             20.86%
                       RETURN:
                               ---------------------------------------------------------------------------

                  NAME OF CTA:     Millburn           Millburn          Millburn           Millburn
                                  Ridgefield         Ridgefield        Ridgefield         Ridgefield
                                  Corporation       Corporation        Corporation       Corporation
                               ---------------------------------------------------------------------------
              NAME OF PROGRAM:  Currency-High                         Global-High      World Resource
                                   Leverage       Global Portfolio      Leverage          Portfolio
                               ---------------------------------------------------------------------------
   INCEPTION OF CLIENT ACCOUNT
               TRADING BY CTA:   February 1971     February 1971      February 1971     February 1971
                               ---------------------------------------------------------------------------
   INCEPTION OF CLIENT ACCOUNT
           TRADING IN PROGRAM:     July 1993       November 1989        July 1993       September 1995
                               ---------------------------------------------------------------------------
      NUMBER OF OPEN ACCOUNTS:        1                 2                  0                 2
                               ---------------------------------------------------------------------------
        ACTUAL ASSETS OVERALL:  $367 million       $367 million      $367 million       $367 million
                               ---------------------------------------------------------------------------
     ACTUAL ASSETS IN PROGRAM:  $5.5 million       $20 million             0           $30.3 million
                               ---------------------------------------------------------------------------
  WORST MONTHLY DRAWDOWN IN AN                                                             (14.82)%
                      ACCOUNT: (13.90)% (9/01)   (9.86)% (11/01)     (5.70)% (8/97)        (10/99)
                               ---------------------------------------------------------------------------
 WORST PEAK-TO-VALLEY DRAWDOWN     (36.82)%           (34.97)%          (6.63)%           (29.82)%
                IN AN ACCOUNT:   (7/97-7/00)        (6/99-9/00)       (7/97-10/97)      (2/97-9/00)
                               ---------------------------------------------------------------------------
  2002 COMPOUND RATE OF RETURN  6.95% (1 mo.)      2.21% (1 mo.)            N/A         1.51% (1 mo.)
                               ---------------------------------------------------------------------------
  2001 COMPOUND ANNUAL RATE OF
                       RETURN:      (0.27)%            5.12%                N/A            (10.52)%
                               ---------------------------------------------------------------------------
  2000 COMPOUND ANNUAL RATE OF
                       RETURN:      (2.05)%           (8.11)%               N/A             2.34%
                               ---------------------------------------------------------------------------
  1999 COMPOUND ANNUAL RATE OF
                       RETURN:       6.00%            (0.77)%               N/A            (9.58)%
                               ---------------------------------------------------------------------------
  1998 COMPOUND ANNUAL RATE OF
                       RETURN:     (15.45)%            2.03%                N/A             5.66%
                               ---------------------------------------------------------------------------
  1997 COMPOUND ANNUAL RATE OF
                       RETURN:      27.99%             13.65%             11.82%            1.88%
                               ---------------------------------------------------------------------------


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

       THE TRUST'S ACCOUNT WILL BE TRADED PURSUANT TO THE MANAGING OWNER'S
                              DIVERSIFIED PORTFOLIO

                      SEE THE NOTES ON THE FOLLOWING PAGE.

--------------------------------------------------------------------------------
                         OTHER MILLBURN SPONSORED FUNDS
                          (Each a single advisor pool)
                       January 1, 1997 - January 31, 2002
--------------------------------------------------------------------------------



                                                                                                                    2002
                                                                                    Worst           Worst         Compound
                                                                                   Monthly     Peak-to-Valley      Rate of
                       Type of       Inception       Aggregate        Current      Drawdown       Drawdown          Return
   NAME OF FUND       Offering      of Trading     Subscriptions  Capitalization  %  Month        % Period        (1 month)
--------------------------------------------------------------------------------------------------------------------------
   The Millburn
  World Resource                                                                    (14.82)%       (29.82)%
      Trust            Public        Sept. 1995    $99.9 million    $ 26,221,314    (10/99)    (2/97-9/00)         1.39%
--------------------------------------------------------------------------------------------------------------------------
 Millburn Global
 Opportunity Fund                                                                   (10.54)%       (32.09)%
       L.P.            Public        Jan. 1993     $41.6 million    $  6,638,669     (1/94)    (6/99-9/00)         1.67%
--------------------------------------------------------------------------------------------------------------------------
                    Public-Partial                                   dissolved
Millburn Currency    Principal                                         as of         (9.15)%       (28.56)%
   Fund II L.P.      Protected       Aug. 1991     $13.4 million      9/30/00        (8/93)     7/97-9/00)           N/A
--------------------------------------------------------------------------------------------------------------------------
                                                                                    (12.04)%       (20.36)%
 Nestor Partners      Private        Feb. 1977     $ 311 million    $152,524,736    (10/99)    (6/99-9/00)         1.75%
--------------------------------------------------------------------------------------------------------------------------
 Millburn Global                                                       ceased
Markets Portfolio                                                    trading as      (8.51)%       (30.54)%
       L.P.           Private        Oct. 1993     $ 6.4 million     of 2/28/01      (2/96)    (6/99-9/00)          N/A
--------------------------------------------------------------------------------------------------------------------------
Millburn Currency                                                                    (8.86)%       (21.55)%
    Fund L.P.         Private        Jan. 1990     $71.6 million    $ 21,755,670     (5/95)    (7/97-9/00)         4.41%
--------------------------------------------------------------------------------------------------------------------------
                                                                      dissolved
  MRC Currency                                                         as of         (9.44)%       (20.41)%
  Partners L.P.       Private        Aug. 1990     $  93 million      5/31/97        (8/93)    (9/92-1/95)          N/A
--------------------------------------------------------------------------------------------------------------------------
  Millburn World                                                                    (13.58)%       (22.05)%
Resource Fund L.P.    Private        Jan. 1995     $22.5 million    $  4,096,671    (10/99)    (9/99-9/00)         2.14%
--------------------------------------------------------------------------------------------------------------------------
                                                                                    (14.64)%       (24.38)%
 Apollo Fund L.P.     Private        Sept. 1982    $ 158 million    $ 37,382,329    (10/99)    (6/99-9/00)         2.47%
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                       2001          2000         1999         1998          1997
                     Compound      Compound     Compound     Compound      Compound
                      Annual        Annual       Annual       Annual        Annual
                      Rate of      Rate of       Rate of      Rate of      Rate of
   NAME OF FUND       Return        Return       Return       Return        Return
--------------------------------------------------------------------------------------
   The Millburn
  World Resource
      Trust           (12.10)%        2.32%      (10.09)%      4.39%         2.39%
--------------------------------------------------------------------------------------
 Millburn Global
 Opportunity Fund
       L.P.             4.77%        (8.53)%      (2.26)%      1.08%        11.51%
--------------------------------------------------------------------------------------
Millburn Currency                  (15.17)%
   Fund II L.P.        N/A         (9 mos.)       (1.86)%     (9.83)%       18.65%
--------------------------------------------------------------------------------------
 Nestor Partners       (7.88)%       12.37%       (3.27)%      4.81%        11.76%
--------------------------------------------------------------------------------------
 Millburn Global
Markets Portfolio       0.60%
       L.P.          (2 mos.)        (5.39)%      (1.26)%      2.34%        13.59%
--------------------------------------------------------------------------------------
Millburn Currency
    Fund L.P.           2.78%         4.29%        2.12%      (7.03)%       20.13%
--------------------------------------------------------------------------------------
  MRC Currency                                                              15.31%
  Partners L.P.         N/A          N/A           N/A         N/A        (5 mos.)
--------------------------------------------------------------------------------------
  Millburn World
Resource Fund L.P.     (3.90)%       11.21%       (3.97)%     11.98%        10.50%
--------------------------------------------------------------------------------------
 Apollo Fund L.P.      (9.56)%       15.26%       (4.17)%      5.64%        14.72%
--------------------------------------------------------------------------------------


          "WORST MONTHLY DRAWDOWN" IS THE LARGEST NEGATIVE MONTHLY RATE OF RETURN EXPERIENCED BY A FUND OR A SINGLE ACCOUNT TRADED PURSUANT TO A TRADING PORTFOLIO.

          "WORST PEAK-TO-VALLEY DRAWDOWN" IS THE GREATEST PERCENTAGE DECLINE IN NET ASSET VALUE OF A FUND UNIT OR OF A SINGLE ACCOUNT EXPERIENCED BY A FUND OR A SINGLE ACCOUNT WITHOUT SUCH NET ASSET VALUE BEING SUBSEQUENTLY EQUALED OR EXCEEDED. FOR EXAMPLE, IF THE VALUE OF A FUND UNIT OR OF AN ACCOUNT DROPPED BY 1% IN EACH OF JANUARY AND FEBRUARY, ROSE 1% IN MARCH AND DROPPED AGAIN BY 2% IN APRIL, A "PEAK-TO-VALLEY DRAWDOWN" WOULD BE STILL CONTINUING AT THE END OF APRIL IN THE AMOUNT OF APPROXIMATELY (3)%, WHEREAS IF THE VALUE OF THE FUND UNIT OR THE ACCOUNT HAD RISEN BY APPROXIMATELY 2% OR MORE IN MARCH, THE DRAWDOWN WOULD HAVE ENDED AS OF THE END OF FEBRUARY AT THE (2)% LEVEL.

          MONTHLY RATE OF RETURN FOR A FUND IS THE ACTUAL MONTHLY RATE OF RETURN RECOGNIZED BY AN INITIAL $1,000 INVESTMENT IN THE FUND AND FOR ACCOUNTS IT IS THE NET PERFORMANCE OF THE FULLY-FUNDED SUBSET DIVIDED BY THE BEGINNING EQUITY OF THE SUBSET. THE MANAGING OWNER HAS ADOPTED A METHOD OF COMPUTING RATE OF RETURN REFERRED TO AS THE "FULLY-FUNDED SUBSET" METHOD, PURSUANT TO AN ADVISORY PUBLISHED BY THE CFTC. THE FULLY-FUNDED SUBSET REFERS TO THE SUBSET OF ACCOUNTS INCLUDED IN THE COMPOSITE THAT WARE FUNDED ENTIRELY WITH ACTUAL FUNDS.

          PERFORMANCE INFORMATION IS CALCULATED ON AN ACCRUAL BASIS IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

          Purchasers of Units will acquire no interest in these funds.

THE MANAGING OWNER

MILLBURN RIDGEFIELD CORPORATION


Millburn Ridgefield Corporation, the Managing Owner, is a Delaware corporation organized in May 1982 to manage discretionary accounts in futures and forward markets. It is the corporate successor to a futures trading and advisory organization that has been continuously managing assets in the currency and futures markets using quantitative, systematic techniques since 1971. As of January 31, 2002, the Managing Owner, together with its affiliate ShareInVest Research L.P., was managing approximately $800 million in currencies, currency overlays, financial and commodity futures, equities and funds of funds.


The Managing Owner has been registered with the CFTC as a "commodity pool operator" since September 13, 1984 and as a "commodity trading advisor" since July 1, 1982, and is a member of National Futures Association. The Millburn Corporation, an affiliate of the Managing Owner, performs certain administrative and operating functions for the Managing Owner. ShareInVest Research L.P., an affiliate of the Managing Owner, manages U.S. small capitalization growth stock hedge funds. THE REGISTRATION OF THE MANAGING OWNER WITH THE CFTC MUST NOT BE TAKEN AS AN INDICATION THAT THE CFTC HAS RECOMMENDED OR APPROVED EITHER THE MANAGING OWNER OR THE TRUST.


The Managing Owner will contribute $500,000 to the initial trading capital of the Trust, and principals and affiliates of the Managing Owner will purchase $1.5 million of Trust Units during the Trust's Initial Offering Period. However, the Managing Owner has no intent or commitments to, nor is it a reasonable possibility that the Managing Owner will, fund Trust cash flow deficits, if any, or provide other direct or indirect financial assistance to the Trust.


BACKGROUND AND MANAGEMENT

The Managing Owner is organized into four main departments: research, trading, operations and investor services. The Managing Owner provides its personnel with a computerized infrastructure that supports the Managing Owner's research efforts and allows departments to coordinate and communicate effectively. The Managing Owner was among the first systematic money managers to begin building a comprehensive in-house computerized database, and this database has been updated continuously since its introduction in 1975. The Managing Owner's currency database contains more than twenty-five years of market activity, and the interest-rate futures database covers the period since 1977, the first year these contracts were traded.

The systems implemented by the research staff generate signals that the trading department executes and monitors in more than thirty currency and futures markets on a 24-hour basis. The face value of the trades executed by the trading department is in excess of $30 billion per year. The trading process is facilitated by the use of computers in the related support functions. These functions include (1) position accounting, (2) profit and loss statements, (3) trading system signal sheets and (4) portfolio adjustments. A system of checks and balances is in place to guard against errors. Examples are multiple confirmations of executed trades and continuous review of positions by both the trading staff and the senior officers of the firm. The Managing Owner Ridgefield has also invested in sophisticated communications, news and quotation capabilities.

The background of each of the principals and senior officers of the Managing Owner and its affiliates who perform services on the Managing Owner's behalf is set forth below.

HARVEY BEKER, AGE 47. Mr. Beker is Co-Chief Executive Officer and Co-Chairman of the Managing Owner and The Millburn Corporation, and a partner of ShareInVest Research L.P. He received a Bachelor of Arts degree in economics from New York University in 1974 and a Master of Business Administration degree in finance from NYU in 1975. From June 1975 to July 1977, Mr. Beker was employed by Loeb Rhoades, Inc. where he developed and traded silver arbitrage strategies. From July 1977 to June 1978, Mr. Beker was a futures trader at Clayton Brokerage Co. of St. Louis. Mr. Beker has been employed by The Millburn Corporation since June 1978. During his tenure at the Managing Owner, he has been instrumental in the development of the research, trading and operations areas. Mr. Beker became a principal of the firm in 1982.


GEORGE E. CRAPPLE, AGE 57. Mr. Crapple is Co-Chief Executive Officer and Co-Chairman of the Managing Owner and The Millburn Corporation and a partner of ShareInVest Research L.P. In 1966 he graduated with honors from the University of Wisconsin where his field of concentration was economics and he was elected to Phi Beta Kappa. In 1969 he graduated from Harvard Law School, MAGNA CUM LAUDE, where he was a member of the Harvard Law Review. He was a lawyer with Sidley & Austin, Chicago, Illinois, from 1969 until April 1, 1983, as a partner since 1975, specializing in commodities, securities, corporate and tax law. He was first associated with the Managing Owner in 1976 and joined the Managing Owner on April 1, 1983 on a full-time basis. Mr. Crapple is a Director, Member of the Executive Committee, Chairman of the Appeals Committee and a former Chairman of the Eastern Regional
Business Conduct Committee of the NFA, past Chairman of the Managed Funds Association and a member of the Technology Advisory Committee of the CFTC.

GREGG R. BUCKBINDER, AGE 42. Mr. Buckbinder is Senior Vice-President and Chief Operating Officer of the Managing Owner and The Millburn Corporation and a partner of ShareInVest Research L.P. He graduated CUM LAUDE from Pace University in 1980 with a B.B.A. in accounting and received an M.S. in taxation from Pace in 1988. He joined the Managing Owner in January 1998 from Odyssey Partners, L.P. where he was responsible for the operation, administration and accounting of the firm's merchant banking and managed account businesses from mid-1990 through December 1997. Mr. Buckbinder was employed by Tucker Anthony, a securities broker and dealer, from 1985 to 1990 where he was First Vice President and Controller, and from 1983 to 1984 where he designed and implemented various operations and accounting systems. He was with the public accounting firm of Ernst & Whinney from 1984 to 1985 as a manager in the tax department and from 1980 to 1983 as a senior auditor, with an emphasis on clients in the financial services business. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.


MARK B. FITZSIMMONS, AGE 53. Mr. Fitzsimmons is a Senior Vice-President of the Managing Owner and The Millburn Corporation and a partner of ShareInVest Research L.P. His responsibilities include both marketing and investment strategy. He graduated SUMMA CUM LAUDE from the University of Bridgeport, Connecticut in 1970 with a B.S. in economics. His graduate work was done at the University of Virginia, where he received a certificate of candidacy for a Ph.D. in economics in 1973. He joined the Managing Owner in January 1990 from Morgan Stanley & Co. Incorporated where he was a Principal and Manager of institutional foreign exchange sales and was involved in strategic trading for the firm. From 1977 to 1987 he was with Chemical Bank New York Corporation, first as a Senior Economist in Chemical's Foreign Exchange Advisory Service and later as a Vice-President and Manager of Chemical's Corporate Trading Group. While at Chemical he also traded both foreign exchange and fixed income products. From 1973 to 1977 Mr. Fitzsimmons was employed by the Federal Reserve Bank of New York, dividing his time between the International Research Department and the Foreign Exchange Department.

BARRY GOODMAN, AGE 43. Mr. Goodman is Executive Vice-President, Director of Trading and Co-Director of Research of the Managing Owner and The Millburn Corporation and a partner of ShareInVest Research L.P. His responsibilities include overseeing the firm's trading operation and managing its trading relationships, as well as the design and implementation of trading systems. He graduated MAGNA CUM LAUDE from Harpur College of the State University of New York in 1979 with a B.A. in economics. From 1980 through late 1982 he was a commodity trader for E. F. Hutton & Co., Inc. At Hutton he also designed and maintained various technical indicators and coordinated research projects pertaining to the futures markets. He joined the Managing Owner in 1982 as Assistant Director of Trading.


DENNIS B. NEWTON, AGE 50. Mr. Newton is a Senior Vice-President of the Managing Owner and the Millburn Corporation. His primary responsibilities are in administration and marketing. Prior to joining the Managing Owner in September 1991, Mr. Newton was President of Phoenix Asset Management, Inc., a registered commodity pool operator from April 1990 to August 1991. Prior to his employment with Phoenix, Mr. Newton was a Director of Managed Futures with Prudential-Bache Securities Inc. from September 1987 to March 1990. Mr. Newton joined Prudential-Bache from Heinold Asset Management, Inc. where he was a member of the senior management team. Heinold was a pioneer and one of the largest sponsors of funds utilizing futures and currency forward trading.


GRANT N. SMITH, AGE 49. Mr. Smith is Executive Vice-President and Co-Director of Research of the Managing Owner and The Millburn Corporation and a partner of ShareInVest Research L.P. He is responsible for the design, testing and implementation of quantitative trading strategies, as well as for planning and overseeing the computerized decision-support systems of the firm. He received a B.S. degree from the Massachusetts Institute of Technology in 1974 and an M.S. degree from M.I.T. in 1975. While at M.I.T. he held several teaching and research positions in the computer science field and participated in various projects relating to database management. He joined the Managing Owner in 1975.


The Managing Owner shares with its affiliates a staff of over 40, including the above-named individuals. The past performance of the Managing Owner is set forth on pages 15 to 17 and in "Supplemental Performance Information" beginning on page 41.

TRADING STRATEGIES IN GENERAL

Forward and futures traders may generally be classified as either systematic or discretionary. A systematic trader will generally rely to some degree on judgmental decisions concerning, for example, which markets to follow and trade, when to liquidate a position in a contract that is about to expire and how heavy a weighting a particular market should have in a portfolio. However, although these judgmental decisions may have a substantial effect on a systematic trading advisor's performance, the trader relies primarily on trading programs or models that generate trading signals. The systems used to generate trading signals themselves may be changed from time to time, but the trading instructions generated by the systems are followed without significant additional analysis or interpretation. Discretionary traders on the other hand -- while they may use market charts, computer programs and compilations of quantifiable information to assist them in making trading decisions -- make trading decisions on the basis of their own judgment and trading instinct, not on the basis of trading signals generated by any program or model.


The Managing Owner is a systematic trader.

In addition to being distinguished from one another on the basis of whether they are systematic or discretionary traders, futures trading advisors are also distinguished as relying on either technical or fundamental analysis, or on a combination of the two.

Technical analysis is not based on the anticipated supply and demand of a particular commodity, currency or financial instrument. Instead, it is based on the theory that the study of the markets themselves will provide a means of anticipating the external factors that affect the supply and demand for a particular commodity, currency or financial instrument in order to predict future prices. Technical analysis operates on the theory that market prices at any given point in time reflect all known factors affecting supply and demand for a particular commodity, currency or financial instrument.

Fundamental analysis, in contrast, is based on the study of factors external to the trading markets that affect the supply and demand of a particular commodity, currency or financial instrument in an attempt to predict future prices. Such factors might include the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis theorizes that by monitoring relevant supply and demand factors for a particular commodity, currency or financial instrument, a state of current or potential disequilibrium of market conditions may be identified that has yet to be reflected in the price level of that instrument. Fundamental analysis assumes that the markets are imperfect, that information is not instantaneously assimilated or disseminated and that econometric models can be constructed that generate equilibrium prices that may indicate that current prices are inconsistent with underlying economic conditions and will, accordingly, change in the future.

The Managing Owner is predominantly a technical trader.

Trend-following advisors, such as the Managing Owner, gear their trading approaches towards positioning themselves to identify and follow major price movements. In contrast, market forecasters attempt to predict future price levels without relying on such trends to point the way, scalpers attempt to make numerous small profits on short-term trades, and arbitrage traders attempt to capture temporary price imbalances between inter-related markets. Trend-following traders assume that a majority of their trades will be unprofitable. Their objective is to make a few large profits, more than offsetting their numerous but smaller losses, by successfully identifying and following major trends. Consequently, during periods in which no major price trends develop in a market, a trend-following advisor is likely to incur substantial losses.

THE MANAGING OWNER'S TRADING STRATEGY

MULTIPLE TRADING SYSTEMS

The objective of the Managing Owner's trading method is to participate in all major sustained price moves in the markets traded. The Managing Owner regards its approach as long-term in nature. The Managing Owner makes trading decisions pursuant to its trading method, which includes technical trend analysis, certain non-trend-following technical systems, and the money management principles described below, which may be revised from time to time. Given trends in price of sufficient duration and magnitude, these trading systems may be profitable even though more than half of all individual trades are unprofitable. A period of time without such trends, however, may result in substantial losses.

The Managing Owner is engaged in a substantial ongoing research effort to improve its trading methods and to apply its quantitative analytic expertise to new financial products.

Successful systematic futures trading depends primarily on two factors: development and selection of the trading systems used in each market, and allocation of portfolio risk among the markets available for trading.

Market environments change over time, and particular systems may perform well in one environment but poorly in another. Likewise, portfolio sectors and individual markets go through periods where systematic trading is very profitable and other periods where no system makes any money.

The goal of the Managing Owner's research has been to develop an algorithm to select the optimal mix of systems in each market and an algorithm to dynamically determine optimum portfolio allocations, allocating risk to markets according to a forecast of profitability using a mix of systems.

The first step in the trading methodology is developing intermediate- to long-term trading systems which generate buy or sell decisions in a particular market based on the direction of the price trend in the market. Over the last 30 years, the Managing Owner has developed hundreds of trading systems. These `heritage' systems are augmented from time to time with the results of research. The Managing Owner tests the full range of the systems in each market against five, ten or fifteen years of historical data to simulate the results the system would have achieved in the markets had the system been used to make trading decisions during the simulation period. It then calculates (i) the profitability of the systems and (ii) a number of statistics designed to identify high quality profits such as (a) the percentage of profitable trades, (b) the worst losses experienced, (c) the average giveback of maximum profits on profitable trades and (d) Sharpe ratio (risk adjusted returns).

Since the early 1980's the Managing Owner has selected up to four systems in each market after a review of statistical data for the heritage systems in an effort to diversify away from reliance on a single system in a market. The Managing Owner has attempted to select systems with different characteristics to smooth the return stream from the market. The Managing Owner then selects its portfolio weightings taking into account statistical data on the systems' returns in each market, liquidity constraints and the Managing Owner's judgment and experience. The Managing Owner has achieved a major improvement in this process through the recent implementation of its System Selection Algorithm and Portfolio Allocation Algorithm.

Because there are hundreds of systems in the Managing Owner's heritage universe, there are billions of potential combinations of systems for each market. The System Selection Algorithm simulates these potential combinations and searches for both an optimal number and combination of systems in each market. The number of systems ranges from 5 to 8, and the combination selected will maximize Sharpe ratio, a risk adjusted measure of returns, subject to minimum levels of diversification among systems in the group.

The System Allocation Algorithm is rerun whenever new systems become available for inclusion in the system universe.

The Portfolio Allocation Algorithm was designed to select a portfolio with what the Managing Owner believes to be 'optimal' risk/reward statistics - Sharpe ratio, volatility and drawdown. It is designed to dynamically shift the portfolio risk allocations into the markets and sectors which offer the best potential for profit. There are currently over 30 markets included in the Portfolio Allocation Algorithm universe for potential allocation - markets deemed 'tradable'. Using return streams for each market (generated by the system combination selected by the System Selection Algorithm), the Portfolio Allocation Algorithm simulates approximately 1 billion potential combinations of risk allocations. Each market and sector in the universe is constrained to a maximum allocation based on real-world considerations. In any single market, the constraints are based primarily on liquidity and market access. Sectors are constrained largely by externally imposed portfolio considerations, such as would occur in a 'financial only', a 'currency only' or a 'commodity oriented' portfolio. No minimum allocation is specified, so markets can (and do) have allocations of zero. The Portfolio Allocation Algorithm reallocates the portfolio when called for changes exceed certain thresholds. Its proposed allocations are reviewed by the Managing Owner's Asset Allocation Committee and the Committee may make adjustments in such allocations using its judgment and experience.

The implementation of the System Selection Algorithm and the Portfolio Allocation Algorithm constitute a major advance which mines the Managing Owner's 30 years of research achievements and extracts what the Managing Owner believes to be significant additional value.

RISK MANAGEMENT

Risk is a function of both price level and price volatility. For example, a 100,000 barrel crude oil position is worth more and is, therefore, more risky with oil at $30 per barrel than with oil at $10 per barrel. Similarly, oil would be more risky if prices are moving in a 5% daily range than if prices are moving in a 1% daily range. In attempting to assess market volatility as a means of monitoring and evaluating risk, the Managing Owner uses its volatility overlay as a part of individual market risk management. This system is designed to measure the risk in the portfolio's position in a market and signals a decrease in position size when risk increases and an increase in position size when risk decreases. The Managing Owner's volatility overlay maintains overall portfolio risk and distribution of risk across markets within designated ranges. It is applied to the systematic strategies described above. A secondary benefit of the volatility overlay can be timely profit taking.
Because markets tend to become more volatile after a profitable trend has been long underway, the volatility overlay often signals position reductions before trend reversals.

In addition to the volatility overlay, the Managing Owner's risk management focuses on money management principles applicable to the portfolio as a whole rather than to individual markets. The first principle is portfolio diversification which attempts to improve the quality of profits by reducing volatility, as described in the discussion of the Portfolio Allocation Algorithm above.

Additional money management principles applicable to the portfolio as a whole include:

(1) limiting the assets committed as margin or collateral, generally within a range of 15% to 35% of an account's net assets, though the amount may at any time be substantially higher;

(2) prohibiting pyramiding -- that is, using unrealized profits in a particular market as margin for additional positions in the same market; and

(3) changing the equity used for trading by an account solely on a controlled periodic basis, not automatically due to an increase in equity from trading profits.

Another important risk management function is the careful control of leverage or portfolio size. Leverage levels are determined by simulating the entire portfolio -- all markets, all systems, all risk control overlays, the exact weightings of the markets in the portfolio and the proposed level of leverage -- over the past five or ten years to determine the worst case experienced by the portfolio in the simulation period. The worst case or peak-to-trough drawdown, is measured from a daily high in portfolio assets to the subsequent daily low whether that occurs days, weeks or months after the daily high. If the Managing Owner considers the drawdown too severe, it reduces the leverage or portfolio size. There are, however, no restrictions on the amount of leverage the Managing Owner may use at any given time.

Decisions whether to trade a particular market require the exercise of judgment. The decision not to trade certain markets for certain periods, or to reduce the size of a position in a particular market, may result at times in missing significant profit opportunities.

The Managing Owner employs discretion in the execution of trades where trader expertise plays a role in timing of orders and, from time to time, may adjust the size of a position, long or short, in any given market indicated by its systematic trading strategies. This exercise of discretion generally occurs only in response to unusual market conditions that may not have been factored into the design of the trading systems and is generally intended to reduce risk exposure. Decisions to make such adjustments also require the exercise of judgment and may include consideration of the volatility of the particular market; the pattern of price movements, both inter-day and intra-day; open interest; volume of trading; changes in spread relationships between various forward contracts; and overall portfolio balance and risk exposure.

With respect to the execution of trades, the Managing Owner may rely to an extent upon the judgment of others, including dealers, bank traders and floor brokers. No assurance is given that it will be possible to execute trades regularly at or near the desired buy or sell point.

The trading method, systems and money management principles utilized by the Managing Owner are proprietary and confidential. The foregoing description is general and is not intended to be complete.

USE OF PROCEEDS

The entire proceeds of this offering of the Units will be used by the Trust to engage in its trading activities and as reserves to support that trading.

The Trust will deposit its assets in cash with the Trust's Clearing Broker to be used as margin, in accounts established in the name of the Trust at major United States banks and with its foreign exchange counterparties. The assets deposited as margin with the Clearing Broker will be held in "customer segregated funds accounts" or "foreign futures and foreign options secured amount accounts," as required by the Commodity Exchange Act and CFTC regulations. In general, the Managing Owner expects that approximately 3% to 7% of the Trust's assets will be held in customer segregated funds and approximately 3% to 6% will be held in foreign futures and options secured amount accounts. Assets held in customer segregated funds accounts and foreign futures and options secured amount accounts will be held in cash or in U.S. Treasury instruments approved by the CFTC for the investment of customer segregated funds. In general, the Managing Owner expects that approximately 70% to 85% of the Trust's assets will be held in bank accounts opened in the Trust's name, although the actual level may vary from time to time. Assets held in bank accounts will either be held as interest-bearing bank deposits or in U.S. Treasury instruments.

The Trust will trade in the forward currency markets. The Trust will deposit assets with its currency forward counterparties in order to initiate and maintain its currency forward contracts. Such assets will be held in U.S. Treasury instruments or in cash, for which the Trust will receive an interest credit at short-term rates. The foreign exchange counterparties, including the Clearing Broker, may receive a benefit as a result of the deposit of such cash in the form of a reduction in their outstanding overnight borrowings, despite such cash belonging to the Trust, not the counterparties. Approximately 9% to 18% of the Trust's assets will be held, in the Trust's name, in cash or U.S. Treasury instruments in accounts in the United States, with the Clearing Broker as well as with other counterparties. These accounts are not subject to the segregation regulations of the CFTC and thus may offer less protection than segregated funds accounts in the event of the bankruptcy of the Clearing Broker or other counterparty.

On an ongoing basis, the Managing Owner anticipates that the Trust will be able to earn interest on approximately 90% of its daily Net Assets. The Managing Owner will not receive any interest income earned on the approximately 10% of the Trust's Net Assets which do not earn interest for the Trust.

Under current margin requirements, the Managing Owner expects the Trust's average margin to equity ratio, including collateral held by foreign exchange counterparties, to be approximately 15% to 35% of the Trust's assets. However, margin requirements vary from time to time, and the Trust is not limited in the amount of leverage it may use at any one time.

The Managing Owner does not anticipate making any distributions of Trust profits.

The Trust will not lend any of its assets to any person or entity other than through permitted securities investments. The Managing Owner will not commingle the property of the Trust with the property of any other person or entity in violation of law.

CHARGES

          The Managing Owner believes that you should consider the charges to which the Trust is subject when making your investment decision.

CHARGES PAID BY THE TRUST

     RECIPIENT                     NATURE OF PAYMENT                 AMOUNT OF PAYMENT
     ---------                     -----------------                 -----------------
     The Managing Owner            Brokerage Fee                     A flat-rate monthly fee of 0.58 of 1% of the Trust's
                                                                     month-end Net Assets before accruals for unpaid
                                                                     Brokerage Fees or Profit Shares (a 7.0% annual rate).
                                                                     The Managing Owner will, in turn, pay all the routine
                                                                     costs of executing and clearing the Trust's trades and
                                                                     all selling commissions due to the Selling Agents.

                                                                     Persons who invest $100,000 or more in the Trust or
                                                                     who purchase their Units through asset-based or fixed
                                                                     fee investment programs and whose Units participate in
                                                                     such programs, or who purchase their Units through
                                                                     401(k) plans or other employer-sponsored employee
                                                                     benefit plans, sponsored by or custodied with any
                                                                     Selling Agent, pay annual Brokerage Fees at reduced
                                                                     rates.  This reduction has no effect on other
                                                                     investors.

     Forward                       "Bid-ask" spreads                 These spreads are not actually fees paid by the Trust
     Counterparties                                                  but are dealer profit margins incorporated into
                                                                     forward contract pricing.  They are, therefore,
                                                                     unquantifiable.

     The Managing Owner            Annual Profit Share               20% of any New Trading Profit, excluding interest
                                                                     income and after reduction for Brokerage Fees and
                                                                     administrative costs.

     Others                        Trustee fees, legal,              As incurred; not expected to exceed 0.50 of 1% of
                                   accounting, printing,             average month-end Net Assets annually.
                                   postage and administrative
                                   costs

     Others                        Extraordinary charges             Actual payments to third parties; expected to be
                                                                     negligible.

                     ---------------------------------------

FLAT-RATE BROKERAGE FEES

The Trust will pay the Managing Owner a flat-rate annual Brokerage Fee equal to 7.0% of the Trust's average month-end Net Assets after reduction for expenses but before reduction for any accrued but unpaid Brokerage Fees or Profit Shares.

The Managing Owner, not the Trust, will pay all routine costs of executing and clearing the Trust's futures trades. These costs include brokerage commissions paid to the Clearing Broker and NFA transaction fees of $0.12 per round-turn trade of a futures contract and $0.06 for each trade of a commodity option executed on a United States exchange. The Trust's Brokerage Fee is not affected by the number of transactions actually executed by the Managing Owner on behalf of the Trust. The Trust will pay any extraordinary costs associated with its trading -- for example, insurance or delivery expenses.

The Managing Owner has negotiated brokerage rates with the Clearing Broker ranging from approximately $7.75 to approximately $15.00 per round-turn trade, including all related exchange and regulatory fees. Commissions on some foreign exchanges are somewhat higher. At these rates, the Managing Owner estimates the Trust's aggregate execution and clearing costs at approximately 1% of average month-end Net Assets per year. The Managing Owner will pay these costs from the Brokerage Fees it receives from the Trust. The Managing Owner does not receive any portion of the commissions paid to the Clearing Broker.

The balance of the Brokerage Fees, after payment of compensation to the Selling Agents, will be retained by the Managing Owner. The amount of the Brokerage Fee retained per Unit by the Managing Owner is estimated to equal approximately 2% of the average month-end Net Asset Value per Unit per year, I.E., the 7.0% Brokerage Fee received less (i) the 4% selling commissions or ongoing compensation paid and (ii) the estimated 1% per annum paid out in execution costs.

"BID-ASK" SPREADS

Currency dealers trade with a spread between the price at which they are prepared to buy or sell a particular currency. These "bid-ask" spreads represent a profit margin to the dealer for making a market in the currency. The Managing Owner cannot quantify the amount of dealer profit that is embedded in a price quoted by a dealer, but the Managing Owner believes that the Trust will effect its currency transactions at prevailing market prices. Because the Trust will buy currency at the offer price and sell it at the bid price, the Trust, not the Managing Owner, will pay the dealer spreads. Dealer profit from the Trust's currency trading may, over time, be substantial.

BROKERAGE FEE DIFFERENTIALS

If you subscribe for $100,000, $500,000 or $1,000,000 or more, you will be subject to Brokerage Fees of 6.5%, 6.0% and 5.5%, respectively. If you subscribe through, and your Units participate in, asset-based or fixed fee investment programs or a 401(k) plan, or other employer-sponsored employee benefit plan, custodied with a Selling Agent, you pay Brokerage Fees of 4%. Selling Agent employees who purchase Units through Selling Agent sponsored 401(k) and similar plans pay Brokerage Fees of 3.65%.

If your Units are subject to reduced Brokerage Fees, rather than actually being charged the reduced amount, your Units will be charged the same 7% Brokerage Fee as those of other investors. However, the Managing Owner will rebate to you the difference between the 7% Brokerage Fee and the reduced Brokerage Fee to which you are subject. This rebate will be in the form of additional Units, calculated to three decimal places and issued at the then current Unit Net Asset Value. Accordingly, the Net Asset Value of your investment in the Trust will reflect the reduced Brokerage Fee applicable to your Units and a somewhat higher Profit Share as a result of the lower Brokerage Fee. The Managing Owner uses this rebate procedure to maintain a uniform Net Asset Value across all Units.

The level of the Brokerage Fees you pay will be determined by taking into account the net investments you make -- I.E., subscriptions minus redemptions. Thus, if you first invest $50,000 in the Trust, you will qualify for reduced Brokerage Fees upon a subsequent investment of $50,000, even if your original investment has lost value.

If, immediately after you redeem Units, your aggregate net investment is less than $1,000,000, $500,000, or $100,000, you will no longer qualify for the level of reduced Brokerage Fee you were paying. If you make a subsequent investment, you will again qualify for reduced Brokerage Fees at the former level if the amount of the investment, plus the amount of your remaining net capital contributions -- that is, subscriptions minus redemptions, assuming redemptions to be made first from profits, not capital contributions -- equals or exceeds the relevant break point.

20% PROFIT SHARE BASED ON "HIGH WATER MARK" NEW TRADING PROFIT

The Trust pays the Managing Owner a Profit Share equal to 20% of any cumulative New Trading Profit recognized by the Trust as of the end of each calendar year. New Trading Profit is any cumulative Trading Profit in excess of the highest level -- the "High Water Mark" -- of cumulative Trading Profit as of any previous calendar year-end. Trading Profit includes (1) realized trading profit
(loss) plus or minus (2) the change in unrealized trading profit (loss) on open positions as of the previous calendar year-end. New Trading Profit is calculated after payment of the monthly Brokerage Fee and ongoing administrative expenses. For purposes of determining the Unit Net Asset Value and for allocating Profit Shares in respect of Units redeemed as of a date other than December 31, the Profit Share is accrued, and the accruals are reversed to reflect losses, on a monthly basis. Trading Profit does not include interest earned on the Trust's assets. Profit Shares previously paid do not reduce New Trading Profit. That is, the Managing Owner does not have to "earn back" its Profit Shares in order to produce New Trading Profit.

For example, assume that at the end of the first year of trading the Trust had, after payment of monthly Brokerage Fees and administrative costs, a realized profit of $50,000 on its closed positions and an unrealized profit of $150,000 on open positions. Trading Profit would equal $200,000 and 20%, or $40,000, would be allocated as a Profit Share.

Assume that during the second calendar year, again after payment of monthly Brokerage Fees and administrative costs, the Trust had realized profits of $60,000 and a decrease in the unrealized profits on its open positions of $50,000. Cumulative New Trading Profit would have increased to $210,000 ($200,000 + $60,000 - $50,000), and 20% of $10,000, or $2,000, would be allocated as a Profit Share. Now assume that during the third year, again after payment of monthly Brokerage Fees and administrative costs, the Trust incurred realized losses of $150,000 and a decrease in the unrealized profit on its open positions of $100,000. Trading Profit would have decreased as of the end of such year to $(40,000) ($210,000 - $150,000 - $100,000), and no Profit Share would be paid. The Managing Owner would retain the $42,000 already paid as Profit Shares but would not receive additional Profit Shares until cumulative New Trading Profit exceeded $210,000 as of a year-end.

Redemption of Units will result in a proportional decrease in any loss carryforward -- since the last calendar year-end as of which a Profit Share was paid -- as of the date of redemption. Redemption of Units at a time when there is accrued New Trading Profit will result in a proportional Profit Share allocation to the Managing Owner.

ADMINISTRATIVE EXPENSES

The Trust will pay all routine legal, accounting, administrative, printing and similar costs associated with its operations. Such costs include the Trustee's fees and the costs of the ongoing offering of the Units, including registration and filing fees and the cost of updating this Prospectus. The Managing Owner estimates such costs will not exceed 0.50 of 1% of the Trust's average month-end Net Assets in any given year, assuming Trust assets of $25,000,000. The Managing Owner anticipates that the Trust will pay approximately $85,000 of legal and audit expenses during the first full year of Trust operations regardless of the Trust's total capitalization.

EXTRAORDINARY EXPENSES

The Trust is responsible for the taxes, if any, imposed on the Trust itself. The Trust is required to pay any extraordinary charges incidental to its trading. The Managing Owner expects that any such charges will be negligible.

CHARGES PAID BY THE MANAGING OWNER

SELLING COMMISSIONS AND ONGOING COMPENSATION

The Managing Owner will pay, from its own funds, all costs incurred in connection with the sale and distribution of the Units.

CHARGES PAID BY CERTAIN INVESTORS

REDEMPTION CHARGES

Redemption charges, described below, apply through the first twelve months after a Unit is issued. Redemption charges reduce the amount of your redemption proceeds. If you subscribe for Units through, and such Units participate in asset-based or fixed fee investment programs or a 401(k) plan for a similar employer-sponsored tax benefited program, sponsored by or custodied with a Selling Agent, you will not be subject to redemption charges. Redemption charges will not apply to investors who exchange their units in the Millburn World Resource Trust for units of the Trust, provided they do so through the Selling Agent through which they purchased the World Resource Trust units.

REDEMPTIONS; NET ASSET VALUE

REDEMPTION PROCEDURE

The Trust is intended as a medium- to long-term investment, which the Managing Owner construes to mean at least a 3-5 year period. However, you may redeem Units as of the close of business, as determined by the Managing Owner on the last day of any calendar month. You must give at least 10 days' prior written notice to the Managing Owner of your intent to redeem.

If you redeem Units on or before the end of the first and second consecutive six-month periods after you buy such Units, you will pay redemption charges of 4% and 3%, respectively, of your redeemed Units' Net Asset Value as of the date of redemption. Units are considered sold, for purposes of determining whether redemption charges apply, on the closing date -- the first day of the month -- of the investment, not the day subscriptions are received or accepted. If you subscribe for $100,000, $500,000 or $1,000,000, or more, your redemption charges will be 3.5% and 2.5%, 3.0% and 2.0%, and 2.0% and 1%, respectively. Redemption charges are paid to the Managing Owner. Units purchased on different closing dates are treated on a "first-in, first-out" basis for purposes of calculating the periods to which redemption charges apply. Redemption charges do not apply to Units purchased through, and that participate in, Selling Agent fixed-fee or asset based fee investment programs or 401(k) plans, or other employer-sponsored employee benefit plans, sponsored by or custodied with a Selling Agent or to Units received in exchange for units of The Millburn World Resource Trust, provided the exchange is effected through the Selling Agent that sold the World Resource Trust units exchanged.

All additional Units issued to subscribers subject to reduced Brokerage Fees shall, for redemption purposes, be deemed to have been issued as of the date on which each such Unitholder first acquired Units. In the event that Units are sold at an intra-month closing date, the end of such month will constitute the first of the twelve month-ends as of which such redemption charges are due.

The Managing Owner may declare additional redemption dates upon notice to the Unitholders and may, in unusual circumstances, permit certain, or all, Unitholders to redeem as of dates other than month-end.

Unitholders may redeem any whole number of Units.

Fractional Units may be redeemed only upon redemption of a Unitholder's entire remaining interest in the Trust.

A form of Request for Redemption is attached to the Declaration of Trust as an Annex.


All requests for redemption will be honored and payment will be made within 15 business days of the month-end redemption date. The Managing Owner will make arrangements with Selling Agents who so request to pay redemptions through crediting Unitholders' customer securities accounts with such Selling Agents. In the unlikely event a market disruption that results in the closing of financial markets in the United States or abroad makes it impossible or impracticable to value the Units or liquidate Trust assets, redemptions may be suspended or payment of redemption proceeds may be delayed. Unitholders will be notified by telephone or first-class mail if redemptions are suspended or if redemption payments will be delayed due to such a market disruption.


Units purchased by the Managing Owner, other than Units representing its required investment in the Trust, may be redeemed on the same terms as any other Units.

NET ASSET VALUE

Net Assets are determined in accordance with generally accepted accounting principles of the United States of America and include unrealized profits as well as unrealized losses on open commodity positions. Net Assets include the sum of all cash, United States Treasury bills or other fixed-income instruments, valued at cost plus accrued interest, the liquidating value, or cost of liquidation, of all futures, forward and options positions and the fair market value of all other assets of the Trust, less all liabilities of the Trust, including accrued liabilities irrespective of whether such liabilities, such as Profit Shares, may, in fact, never be paid. If a contract cannot be liquidated on a day with respect to which Net Assets are being determined, the settlement price on the next day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract, or such day, or such other value as the Managing Owner may deem fair and reasonable.

THE CLEARING BROKER


UBS PaineWebber Inc. will serve as the Trust's Clearing Broker. Although the Managing Owner will use a variety of different executing brokers, all of the Trust's futures, forward and commodity options trades will be cleared at UBS PaineWebber, Inc.


The Customer Agreement among the Clearing Broker, the Managing Owner and the Trust provides that the Clearing Broker shall not be liable to the Trust except for gross negligence, willful misconduct or bad faith and, in the case of trades executed as well as cleared by the Clearing Broker, for errors in such execution.


UBS PaineWebber's principal office is located at 800 Harbor Boulevard, Weehawken, New Jersey 07086; telephone: (201) 352-3000. It is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity. UBS PaineWebber is a wholly-owned indirect subsidiary of UBS AG ("UBS").


ALTHOUGH AGREEING TO ACT AS THE CLEARING BROKER FOR THE TRUST, UBS PAINEWEBBER DOES NOT TAKE ANY PART IN ITS ONGOING MANAGEMENT AND WAS NOT INVOLVED IN ITS ORGANIZATION.

The following is a summary description of UBS PaineWebber and of certain civil, administrative or criminal proceedings relating to UBS PaineWebber.

All futures trades made on behalf of the Trust are carried by UBS PaineWebber. UBS PaineWebber will cause all futures trades made on behalf of the Trust and carried by UBS PaineWebber to be cleared through its parent, UBS.

UBS PaineWebber did not sponsor the Trust and is not responsible for the activities of Millburn Ridgefield. It acts only as one of the commodity brokers and one of the selling agents.

Except as set forth below, neither UBS PaineWebber nor any of its principals have been involved in any administrative, civil or criminal proceeding -- whether pending, on appeal or concluded -- within the past five years that is material to a decision whether to invest in the Trust in light of all the circumstances. Prior to March 5, 2001, UBS PaineWebber was known as PaineWebber Inc. ("PaineWebber").

On April 6, 2000, the SEC brought and settled civil administrative charges against ten brokerage firms, including PaineWebber, resolving its investigation of the pricing of government securities by broker-dealers in municipal bond advanced refunding transactions during the period 1990 through 1994. Consistent with the SEC orders involving the other broker-dealers in the settlement, the PaineWebber order contains findings that the firm violated Securities Act Sections 17(A)(2) and 17(A)(3) by effecting defeasance escrow transactions with municipalities at prices deemed not reasonably related to the current wholesale market prices for the securities under the particular facts and circumstances. PaineWebber neither admitted nor denied the findings in the order. Pursuant to the terms of the order, PaineWebber is required to pay fines of approximately $26 million. The SEC settlements are part of a global resolution involving 17 brokerage firms and the SEC, NASD Regulation, Inc., the United States attorney for the Southern District of New York and the Internal Revenue Service. The global resolution requires the firms to pay a total of more than $135 million.

IN THE MATTER OF CERTAIN MARKET MAKING ACTIVITIES ON NASDAQ was an SEC administrative action instituted and settled without a hearing or an admission of or denial of findings on January 11, 1999. The administrative action found that on certain occasions in 1994 PaineWebber traders and a PaineWebber registered representative engaged in certain improper trading activities in connection with specified NASDAQ securities, failed to maintain certain required books and records and failed reasonably to supervise in connection with the above activities. PaineWebber agreed to pay a civil penalty of $6.3 million and disgorgement of $381,685; to an administrative cease and desist order prohibiting the firm from violating certain provisions of the federal securities laws; and to submit certain of its policies and procedures relating to the matters alleged in the order to review by an SEC-appointed consultant. Twenty-seven other market makers and fifty-one traders at the firm settled related SEC administrative actions at the same time.


On July 16, 1996, PaineWebber entered into a Stipulation and Order resolving a civil complaint filed by the United States Department of Justice, alleging that it and other NASDAQ market makers violated Section 1 of the Sherman Act in connection with certain market making practices. In entering into the Stipulation and Order, without admitting the allegations, the parties agreed that the defendants would not engage in certain types of market making activities and the defendants undertook specified steps to assure compliance with their agreement. On April 24, 1997, the United States District Court for the Southern District of New York approved the Stipulation and Order. The District Court's approval was appealed by certain private parties in May 1997 and was affirmed in August 1998.


                             ----------------------

Other than as may be set forth above, there have been no material administrative, civil or criminal actions or proceedings -- whether pending, on appeal or settled -- against either of the Clearing Brokers or any of their respective principals.

CONFLICTS OF INTEREST

GENERAL

The Managing Owner has not established any formal procedures to resolve the conflicts of interest described below. You should be aware that no such procedures have been established, and that, consequently, you will be dependent on the good faith of the respective parties subject to such conflicts to resolve such conflicts equitably. Although the Managing Owner will attempt to monitor and resolve these conflicts in good faith, it will be extremely difficult, if not impossible, for it to assure that these conflicts will not, in fact, result in losses for the Trust. Notwithstanding the conflict of interest, the Trust will trade in parallel with all other Managing Owner Accounts traded pursuant to the Managing Owner's Diversified Portfolio.

THE MANAGING OWNER

The responsibilities of The Managing Owner include acting as the managing owner and trading advisor for the Trust and engaging commodity brokers and dealers to execute trades on behalf of the Trust. The

Managing Owner has a conflict of interest in that it has a financial disincentive to replace itself as either the trading advisor or the entity receiving the Brokerage Fees from the Trust.

The Managing Owner receives the difference between (1) the amount paid out to the Selling Agents plus the amount paid out for executing the Trust's trades and
(2) the Brokerage Fee the Managing Owner receives from the Trust. Thus, the Managing Owner has a conflict of interest between trading in the manner which it believes to be in the best interests of the Trust and trading in low volume or in the forward markets so as to reduce the Trust's futures trading costs.

The Managing Owner directs the trading for clients other than the Trust. The Managing Owner and its principals may have incentives (financial or otherwise) to favor such other accounts over the Trust in such matters as, for example, the allocation of available speculative position limits. Different accounts also pay different fees, trade at different levels of leverage and will, from time to time, compete for the same positions.

The Managing Owner has agreed to treat the Trust equitably with its other accounts. However, the Managing Owner trades different portfolios for other accounts and there can be no assurance whatsoever that such other portfolios will not outperform the Trust. The Managing Owner will, however, trade the Trust's account in parallel with all other accounts managed by the Managing Owner pursuant to the Diversified Portfolio.

THE CLEARING BROKER

The Clearing Broker acts from time to time as commodity broker for other accounts with which it is affiliated or in which it or one of its respective affiliates has a financial interest. In addition, various accounts traded through the Clearing Broker (and over which its personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Trust or compete with the Trust for the same positions. The Clearing Broker may have a conflict of interest in its execution of trades for the Trust and for other of its customers. The Managing Owner has, however, no reason to believe that the Clearing Broker would knowingly or deliberately favor any other customer over the Trust with respect to the execution of commodity trades.

The Clearing Broker will assess the Trust brokerage commissions and forward contract "bid-ask" spreads. These commission rates and forward contract pricing arrangements for the Trust may not have been negotiated at arm's length.

Certain officers or employees of the Clearing Broker are, and may in the future be, members of United States commodities exchanges and are serving, and may in the future serve, on the governing bodies and standing committees of such exchanges and of their clearinghouses and of various industry organizations. In such capacities, these employees have a fiduciary duty to the exchanges and their clearinghouses which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Trust.

THE SELLING AGENTS

The Selling Agents receive substantial selling commissions on the sale of Units. Consequently, the Selling Agents have a conflict of interest in advising their clients whether to invest in the Units.

The Selling Agents receive ongoing compensation or installment selling commissions based on Units sold by them which remain outstanding longer than twelve months. Consequently, the Selling Agents have a disincentive to advise clients to redeem their Units even when doing so is in such clients' best interests.

The total dollar amount of brokerage commissions paid by the Trust is dependent upon the size of the Trust's capitalization. Consequently, UBS PaineWebber Inc. has a financial incentive to discourage its clients from redeeming Units.

PROPRIETARY TRADING AND TRADING FOR OTHER ACCOUNTS

The Managing Owner, the Clearing Broker and their respective principals and affiliates may trade in the futures and forward markets for their own accounts and for the accounts of their clients. In doing so, they may take positions opposite to those held by the Trust or may compete with the Trust for positions in the marketplace. Records of this trading are not available for inspection. Such trading may create conflicts of interest on behalf of one or more of such persons in respect of their obligations to the Trust.

Because the Managing Owner, the Clearing Broker and their respective principals and affiliates may trade for their own accounts at the same time that they are managing the Trust's account, you should be aware that, as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other actions not constituting a violation of fiduciary duty, such persons may from time to time take positions in their

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proprietary accounts which are opposite, or ahead of, the positions taken for the Trust.

FIDUCIARY DUTY AND REMEDIES

In evaluating the foregoing conflicts of interest, a prospective investor should be aware that the Managing Owner, has a responsibility to Unitholders to exercise good faith and fairness in all dealings affecting the Trust. The fiduciary responsibility of the Managing Owner is comparable to that of a general partner of a limited partnership.

If you believe that the Managing Owner has violated its fiduciary duty to the Unitholders, you may seek legal relief individually or on behalf of the Trust under applicable laws to recover damages from or require an accounting by the Managing Owner. The Declaration of Trust and Trust Agreement is governed by Delaware law and any breach of the Managing Owner's fiduciary duty under the Declaration of Trust and Trust Agreement will generally be governed by Delaware law. The Declaration of Trust and Trust Agreement does not limit fiduciary obligations under Delaware or common law. The Managing Owner may, however, assert as a defense to claims of breach of fiduciary duty that the conflicts of interest and fees payable to the Managing Owner have been disclosed to you in the prospectus.

THE TRUST AND THE TRUSTEE

The following summary briefly describes certain aspects of the operation of the Trust. You should carefully review the Declaration of Trust attached hereto as Exhibit A and consult with your own advisors concerning the implications to you of investing in a Delaware Business Trust.

PRINCIPAL OFFICE; LOCATION OF RECORDS

The Trust is organized under the Delaware Business Trust Act. The Trust is administered by the Managing Owner, whose office is located at 411 West Putnam Avenue, Greenwich, Connecticut 06830 (telephone: (203) 625-7554). The records of the Trust, including a list of the Unitholders and their addresses, is located at the foregoing address, and available for inspection and copying by Unitholders as provided in the Declaration of Trust. Certain administrative and transfer agent services are provided at the Managing Owner's Chicago area office, 1560 Sherman Avenue, Suite 810, Evanston, Illinois 60201.

CERTAIN ASPECTS OF THE TRUST

The Trust is the functional equivalent of a limited partnership. No special custody arrangements are applicable to the Trust that would not be applicable to a limited partnership. You should not anticipate any legal or practical protections under the Delaware Business Trust Act greater than those available to limited partners of a limited partnership.

To the greatest extent permissible under Delaware law, the Trustee acts in a passive role, delegating all authority over the operation of the Trust to the Managing Owner. The Managing Owner is the functional equivalent of a sole general partner in a limited partnership.

The Declaration of Trust gives Unitholders voting rights comparable to those typically extended to limited partners in publicly-offered futures funds.

THE TRUSTEE

Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Trust. The Trustee's principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is not affiliated with either the Managing Owner or the Selling Agents.

The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Business Trust Act. The Trustee does not owe any other duties to the Trust, the Managing Owner or the Unitholders. The Declaration of Trust provides that the Trustee is compensated by the Trust. The Managing Owner has the discretion to replace the Trustee.

Under the Declaration of Trust, the Trustee has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor shall the Trustee have any liability for the acts or omissions of the Managing Owner. In the course of its management, the Managing Owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Managing Owner as additional managing owners and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Trust.

The Trustee is not registered in any capacity with the CFTC.

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MANAGEMENT OF TRUST AFFAIRS; VOTING BY UNITHOLDERS

You will not take any part in the management or control and will have no voice in the operations of the Trust or its business. Unitholders may, however, remove and replace the Managing Owner as managing owner of the Trust, and may amend the Declaration of Trust, except in certain limited respects, by the affirmative vote of a majority of the outstanding Units then owned by Unitholders. The owners of a majority of the outstanding Units then owned by Unitholders may also compel dissolution of the Trust. Although the Trust will not hold any regular, or annual, meetings of the Unitholders, upon receipt of a written proposal signed by the owners of at least 10% of the outstanding Units that a meeting be called, the Managing Owner will call a meeting of the Trust. The details of this procedure are set forth in Section 18 of the Declaration of Trust attached to this Prospectus. The Managing Owner has no power under the Declaration of Trust to restrict any of the Unitholders' voting rights.

The Managing Owner has the right to amend the Declaration of Trust without the consent of the Unitholders provided that any such amendment is for the benefit of and not adverse to the Unitholders or the Trustee.

In the event that the Managing Owner or the Unitholders vote to amend the Declaration of Trust in any material respect, the amendment will not become effective before all Unitholders have had an opportunity to redeem their Units.

RECOGNITION OF THE TRUST IN CERTAIN STATES

A number of states do not have "business trust" statutes such as that under which the Trust has been formed in the State of Delaware. In order to protect Unitholders against any possible loss of limited liability, the Declaration of Trust provides that no written obligation may be undertaken by the Trust unless such obligation is explicitly limited so as not to be enforceable against any Unitholder personally.

POSSIBLE REPAYMENT OF DISTRIBUTIONS RECEIVED BY UNITHOLDERS; INDEMNIFICATION OF THE TRUST BY UNITHOLDERS

The Units are limited liability investments; you may not lose more than the amount you invest plus any profits recognized on your investment. However, you could be required, as a matter of bankruptcy law, to return to the Trust's estate any distribution which you received at a time when the Trust was in fact insolvent or in violation of the Declaration of Trust. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Unitholders agree in the Declaration of Trust that they will indemnify the Trust for any harm suffered by it as a result of
(1) Unitholders' actions unrelated to the business of the Trust, (2) transfers of their Units in violation of the Declaration of Trust or (3) taxes imposed on the Trust by the states or municipalities in which such investors reside.

INDEMNIFICATION AND STANDARD OF LIABILITY

The Managing Owner and certain of its affiliates, officers, directors and controlling persons may not be liable to the Trust or any Unitholder for errors in judgment or other acts or omissions not amounting to misconduct or negligence, as a consequence of the indemnification and exculpatory provisions described in the following paragraph. You may, therefore, have more limited rights of action than you would absent such provisions.

The Managing Owner and its affiliates shall not have any liability to the Trust or to any Unitholder for any loss suffered by the Trust which arises out of any action or inaction of the Managing Owner or any such affiliate if the Managing Owner or its affiliates, in good faith, determined that such course of conduct was in the best interests of the Trust, and such course of conduct did not constitute negligence or misconduct.

The Trust has agreed to indemnify the Managing Owner and its affiliates, officers, directors and controlling persons against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence, misconduct or breach any fiduciary obligation to the Trust and was done in good faith and in a manner the Managing Owner, in good faith, determined to be in the best interests of the Trust.

The Declaration of Trust provides that the Managing Owner, its affiliates and the Selling Agents shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs

                                      -31-
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should be made. It is the opinion of the Securities and Exchange Commission and certain States that indemnification for violation of the securities laws is against public policy and unenforceable.

TRANSFERS OF UNITS RESTRICTED

Subject to compliance with applicable securities laws, you may assign your Units upon notice to the Trust and the Managing Owner. No assignment will be effective in respect of the Trust or the Managing Owner until the first day of the month following the month in which such notice is received. An assignee may become a substituted Unitholder only with the consent of the Managing Owner and upon execution and delivery of an instrument of transfer in form and substance satisfactory to the Managing Owner.

There are no certificates for the Units. Transfers of Units are reflected on the books and records of the Trust. Transferors and transferees of Units will each receive notification from the Managing Owner to the effect that such transfers have been duly reflected as notified to the Managing Owner.

REPORTS TO UNITHOLDERS

The Managing Owner will provide you with monthly reports in compliance with CFTC requirements. The Managing Owner also distributes, not later than March 15 of each year, certified financial statements and the tax information related to the Trust necessary for the preparation of your annual federal income tax returns.

The Managing Owner will notify all Unitholders within seven business days of any decline in the Net Asset Value per Unit to less than 50% of such Net Asset Value as of the previous month-end valuation date. In addition, the Managing Owner will notify all Unitholders of any change in the fees paid by the Trust or of any material changes in the basic investment policies or structure of the Trust. Any such notifications shall include a description of your voting rights.

FEDERAL INCOME TAX ASPECTS

THE FOLLOWING CONSTITUTES THE OPINION OF SIDLEY AUSTIN BROWN & WOOD AND SUMMARIZES THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES TO INDIVIDUAL INVESTORS IN THE TRUST. SIDLEY AUSTIN BROWN & WOOD'S OPINION IS FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT RELATED TO THE UNITS OFFERED BY THIS PROSPECTUS.

THE TRUST'S PARTNERSHIP TAX STATUS

The Trust will be treated as a partnership and, based on the type of income expected to be earned by the Trust, it will not be treated as a "publicly traded partnership." Accordingly, the Trust will not pay any federal income tax.

TAXATION OF UNITHOLDERS ON PROFITS AND LOSSES OF THE TRUST

Each Unitholder (other than Foreign Unitholders, discussed below and tax-exempt investors) must pay tax on his share of the Trust's annual income and gains, if any, even if the Trust does not make any cash distributions.

The Trust generally allocates the Trust's gains and losses equally to each Unit. However, a Unitholder who redeems any Units will be allocated his share of the Trust's gains and losses in order that the amount of cash a Unitholder receives for a redeemed Unit will generally equal the Unitholder's adjusted tax basis in the redeemed Unit. A Unitholder's adjusted tax basis in a redeemed Unit generally equals the amount paid for the Unit, increased by income or gains allocated to the Unit and decreased (but not below zero) by distributions, deductions and losses allocated to the Unit.

TRUST LOSSES BY UNITHOLDERS

A Unitholder may deduct Trust losses only to the extent of his adjusted tax basis in his Units. However, a Unitholder subject to "at-risk" limitations (generally, non-corporate taxpayers and closely-held corporations) can only deduct losses to the extent the Unitholder is "at-risk." The "at-risk" amount is similar to adjusted tax basis, except that it does not include any amount borrowed on a nonrecourse basis or from someone with an interest in the Trust.

"PASSIVE-ACTIVITY LOSS RULES" AND ITS EFFECT ON THE TREATMENT OF INCOME AND LOSS

The trading activities of the Trust are not a "passive activity." Accordingly, a Unitholder can deduct Trust losses from taxable income (subject to certain limitations, such as the limitation on deductibility of capital losses, discussed below). However, a Unitholder cannot offset losses from "passive activities" against Trust gains.

CASH DISTRIBUTIONS AND UNIT REDEMPTIONS

A Unitholder who receives cash from the Trust, either through a distribution or a partial redemption, will not pay tax on that cash until his adjusted tax basis in the Units is reduced to zero. A Unitholder

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who receives cash upon the complete redemption of Units will recognize gain or loss for federal income tax purposes. Such gain or loss will generally equal the difference between the amount of cash received and the Unitholder's adjusted tax basis for his Units.

GAIN OR LOSS ON SECTION 1256 CONTRACTS AND NON-SECTION 1256 CONTRACTS

Section 1256 Contracts include certain futures and forward contracts as well as certain stock index option contracts traded on United States exchanges. For tax purposes, Section 1256 Contracts that remain open at year end are marked-to-market and treated as if the position were closed at year end. The gain or loss on Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss regardless of how long the position was open.

Non-Section 1256 Contracts include Section 988 transactions, I.E., transactions in which the amount paid or received is denominated by reference to a foreign currency. In general, gain or loss on Section 988 transactions is characterized as ordinary income or loss. However, the Trust plans to make an election to treat gain or loss on Non-Section 1256 Contracts, such as foreign futures contracts, certain foreign currency forward contracts and non-equity options on foreign currencies, as capital gain or loss.

TAX ON CAPITAL GAINS AND LOSSES

A non-corporate Unitholder's long-term capital gains -- net gain on capital assets held more than one year and 60% of the gain on Section 1256 Contracts -- are taxed at a maximum rate of 20%. Short-term capital gains -- net gain on capital assets held one year or less and 40% of the gain on Section 1256 Contracts -- are subject to tax at the same rates as ordinary income.

Individual taxpayers can deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, the Trust could suffer significant losses and a Unitholder could still be required to pay taxes on his share of the Trust's interest income. Capital losses generally may not be carried back to offset capital gains in prior years, but can be carried forward indefinitely.

An individual taxpayer can carry back net capital losses on Section 1256 Contracts three years to offset earlier gains on Section 1256 Contracts. To the extent the taxpayer cannot offset past Section 1256 Contract gains, he can carry forward such losses indefinitely as losses on Section 1256 Contracts.

LIMITED DEDUCTION FOR CERTAIN EXPENSES


Individual taxpayers are subject to material limitations on their ability to deduct investment advisory expenses and other expenses of producing income. Sidley Austin Brown & Wood has advised the Managing Owner that the amount, if any, of the Trust's expenses which might be subject to this limitation should be DE MINIMIS. Based on such advice, the Managing Owner treats these items as ordinary business deductions, or income allocations not subject to the material deductibility limitations that apply to investment advisory expenses. However, the IRS could take a different position. The IRS could contend that the Brokerage Fee, the Profit Share or the ordinary expenses of the Trust should be recharacterized as investment advisory expenses or, alternatively, capitalized. If these items were treated as investment advisory expenses or were capitalized, individual taxpayers would have additional tax liability, and if recharacterized as investment advisory fees, would be subject to limited deductibility. See also "-- Syndication Expenses," below.


INTEREST INCOME

Interest received by the Trust is taxed as ordinary income. Net capital losses can offset ordinary income only to the extent of $3,000 per year. See "-- Tax on Capital Gains and Losses," above.

SYNDICATION EXPENSES

Neither the Trust nor any Unitholder is entitled to any deduction for syndication expenses (I.E., expenses incurred in issuing and marketing the Trust), nor can these expenses be amortized by the Trust or any Unitholder even though the payment of such expenses reduces net asset value.

The Managing Owner has paid or will pay all organization and offering costs from its own funds. However, the IRS could take the position that a portion of the Brokerage Fee paid by the Trust to the Managing Owner constitutes non-deductible syndication expenses.

INVESTMENT INTEREST DEDUCTIBILITY LIMITATIONS

Individual taxpayers can deduct "investment interest" -- interest on indebtedness allocable to property held for investment -- only to the extent that it does not exceed net investment income. Net investment income does not include certain net capital gains. A taxpayer can elect to include certain net capital gain in investment income if he forgoes the benefit of the reduced capital gains rate.

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IRS AUDITS OF THE TRUST AND ITS UNITHOLDERS

The IRS audits Trust-related items at the Trust level rather than at the Unitholder level. The Managing Owner acts as "tax matters partner" with the authority to determine the Trust's responses to an audit. If an audit results in an adjustment, all Unitholders may be required to pay additional taxes, interest, and penalties.

TAXATION OF FOREIGN INVESTORS

A Unitholder who is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (a "Foreign Unitholder") generally is not subject to taxation by the United States on capital gains from commodity trading, provided that such Foreign Unitholder (in the case of an individual) does not spend more than 182 days in the United States during his taxable year, and provided further, that such Foreign Unitholder is not engaged in a trade or business within the United States during a taxable year to which income, gain, or loss of the Trust is treated as "effectively connected." An investment in the Trust should not, by itself, cause a Foreign Unitholder to be engaged in a trade or business within the United States for the foregoing purposes, assuming that the trading activities of the Trust continue to be conducted as described in this Prospectus. In the event that the Trust were found to be engaged in a United States trade or business, a Foreign Unitholder would be required to file a United States federal income tax return for such year and pay tax at full United States rates. In the case of a Foreign Unitholder which is a foreign corporation, an additional 30% "branch profits" tax might be imposed. Furthermore, in such event the Trust would be required to withhold taxes from the income or gain allocable to such a Unitholder under
Section 1446 of the Internal Revenue Code of 1986, as amended (the "Code").

Portfolio interest income (other than so-called "contingent interest") allocable to a Foreign Unitholder is likewise not subject to United States federal income tax withholding, provided that such Foreign Unitholder is not engaged in a trade or business within the United States and provides the Trust with a form W-8BEN or other applicable form. Similarly, a Foreign Unitholder's allocable share of interest on U.S. bank deposits, certificates of deposit and discount obligations with maturities (from original issue) of 183 days or less is not subject to United States federal income tax withholding. Generally, other interest from United States sources (including original issue discount) paid to the Trust and allocable to Foreign Unitholders will be subject to United States federal income tax withholding at a statutory rate of 30% (subject to applicable treaty reductions).

TAX-EXEMPT U.S. UNITHOLDERS

Tax-exempt U.S. Unitholders will not be required to pay tax on their share of income or gains of the Trust, so long as such Unitholder does not use borrowed funds in connection with its purchase of Units.

STATE AND OTHER TAXES

In addition to the federal income tax consequences described above, the Trust and the Unitholders may be subject to various state and other taxes.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS BEFORE DECIDING WHETHER TO INVEST.

PURCHASES BY EMPLOYEE BENEFIT PLANS

Although there can be no assurance that an investment in the Trust, or any other managed futures product, will achieve the investment objectives of an employee benefit plan, such investments have certain features which may be of interest to such plans. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on "unrelated business taxable income." In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on their profits, if any, from the Trust despite receiving no distributions from it, as are other Unitholders.

GENERAL

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, which a fiduciary of an "employee benefit plan" as defined in and subject to ERISA or of a "plan" as defined in Section 4975 of the Code who has investment discretion should consider before deciding to invest any of such plan's assets in the Trust (such "employee benefit plans" and "plans" being referred to herein as "Plans," and such fiduciaries with investment discretion being referred to herein as "Plan Fiduciaries"). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary's own counsel.

In general, the terms "employee benefit plan" as defined in ERISA and "plan" as defined in Section

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4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer's employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, "simplified employee pension plans," KEOGH plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans, but generally do not include any such plan maintained by a church or by a state or local government.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Trust, including the role that an investment in the Trust plays in the Plan's overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Trust, must be satisfied that investment in the Trust is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Trust, are diversified so as to minimize the risk of large losses and that an investment in the Trust complies with the terms of the Plan and the related trust.

"PLAN ASSETS"

The purchase of Units by a Plan raises the issue of whether that purchase will cause, for purposes of Title I of ERISA and subject to Section 4975 of the Code, the underlying assets of the Trust to be considered to constitute assets of such Plan. A regulation issued under ERISA (the "ERISA Regulation") contains rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered assets of such Plan for purposes of ERISA and Section 4975 of the Code (I.E., "plan assets"). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if certain exceptions apply, including an exception applicable if the equity interest purchased is a "publicly-offered security." The Units are expected to qualify as a "publicly-offered security" pursuant to the foregoing rules.

INELIGIBLE PURCHASERS

Units may not be purchased with the assets of a Plan if the Managing Owner, the Trustee, any Selling Agent, any Clearing Broker, or any of their respective affiliates or any of their respective agents or employees: (1) has investment discretion with respect to the investment of the assets of such Plan to be invested in the Units; (2) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan; or (3) is an employer maintaining or contributing to such Plan, except as is otherwise permissible under ERISA and Section 4975 of the Code. A party that is described in clause (1) or (2) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Trust are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE TRUST, THE MANAGING OWNER, ANY SELLING AGENT OR ANY OTHER PARTY RELATED TO THE TRUST THAT THIS INVESTMENT MEETS SOME OR ALL OF THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER FINANCIAL AND LEGAL ADVISORS AS TO THE PROPRIETY OF AN INVESTMENT IN THE TRUST IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

SUBSCRIPTION PROCEDURE

The Units are offered on a "best efforts" basis without any firm underwriting commitment through Selling Agents including, but not limited to, UBS PaineWebber Inc. During the Initial Offering Period, you may purchase the Trust's Units at $1,000 per Unit. After the Initial Offering Period, you may purchase Units at Net Asset Value as of the first business day of each calendar month. The Managing Owner may from time to time cause the Trust to issue Units at intra-month closings. The minimum initial investment is $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts. Larger subscriptions are permitted in $100 increments. Additional subscriptions by existing Unitholders are permitted in $1,000 minimums with $100 increments. Units are

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sold in fractions calculated up to three decimal places.

In order to purchase Units, you must complete, sign and deliver to a Selling Agent an original of the Subscription Agreement and Power of Attorney Signature Page which accompanies this Prospectus, together with a check for the amount of your subscription. Checks should be made payable to "GLOBAL MACRO TRUST." Subscription proceeds will be deposited in an account in the Trust's name at FBR National Bank & Trust, Bethesda, Maryland, pending investment in the Trust's trading accounts.

Clients of certain Selling Agents may make subscription payments by authorizing the Selling Agents to debit their customer securities account for the amount of the subscription. When a subscriber authorizes such a debit, the subscriber will be required to have the amount of his or her subscription payment on deposit in his or her account on a settlement date specified by such Selling Agent. The Selling Agent will debit the account and transmit the debited funds directly to the Trust's bank account via check or wire transfer made payable to "GLOBAL MACRO TRUST." The settlement date specified by such Selling Agents shall be no later than three business days following notification by the Managing Owner of the acceptance of an investor's subscription and no later than the termination of the monthly offering period.

Investors in the Millburn World Resource Trust may exchange their World Resource Trust units for Units of the Trust by redeeming their World Resource Trust units and applying the redemption proceeds to the purchase of Units of the Trust. Redemption charges, if applicable, will be waived with respect to the World Resource Trust units redeemed provided that the redemption proceeds are applied to the purchase of Units of the Trust. For determining any redemption charges applicable to Trust Units purchased in an exchange for World Resource Trust Units, the Managing Owner will deem such Trust Units to have been purchased on the date the World Resource Trust Units were purchased. Selling Agents will not receive any initial selling commissions for the Units acquired in exchange for World Resource Trust units. However, Selling Agents receiving ongoing compensation or installment selling commissions in respect of World Resource Trust units will continue to receive the compensation or commissions with respect to the Trust Units acquired (subject to the limitations of National Association of Securities Dealers, Inc. ("NASD") Rule 2810(b)(4)(B)(i) pertaining to maximum allowable selling commissions). Redemptions from the World Resource Trust will be effected according to the terms of that fund and purchases of the Trust's Units will be in accordance with the terms of this Prospectus and the Trust's Declaration of Trust.

The Managing Owner will determine, in its sole discretion, whether to accept or reject a subscription in whole or in part. The Managing Owner will make its determination within five (5) business days of the submission of a subscription to the Managing Owner. Settlement of the subscription payments on accepted subscriptions occurs within three (3) business days of acceptance of the related subscription.

The Managing Owner will make every reasonable effort to determine the suitability of prospective Unitholders in the Trust through information received on the Subscription Agreement. Generally, the Managing Owner must receive subscription documents at least five (5) calendar days before the end of a month for them to be accepted as of the first day of the immediately following month.

The Trust will receive the interest earned on subscriptions held in its bank account pending investment in the Trust's trading account.

There are no fees applicable to subscriptions held pending investment in the Trust's trading account.

Subscriptions, if rejected, will be returned to investors, together with any interest accrued thereon, promptly following the end of the month in which the subscription was rejected or sooner if practicable.

Subscriptions are final and binding on a subscriber as of the close of business on the fifth business day following such subscriber's receipt of a final Prospectus.

THE SELLING AGENTS

Neither the Trust nor the Unitholders pay selling commissions in connection with the sale of the Units. The Managing Owner pays the Selling Agents, from its own funds, selling commissions equal to 4% of Net Asset Value of all Units sold by each Selling Agent. In addition to selling commissions, the Managing Owner will also pay ongoing compensation to the Selling Agents which are registered with the CFTC as "futures commission merchants" or "introducing brokers" in the amount of 0.33 of 1% (a 4.0% annual rate) of the month-end Net Assets of all Units sold by them which remain outstanding more than twelve months after such Units were first issued (not the date that the related subscription was received or accepted by the Trust). Such ongoing compensation may only be paid on Units sold by Registered Representatives who are (1) registered with the CFTC, (2) have passed either the

Series 3 or the Series 31 Examination, and (3) agree to provide certain ongoing services to their clients who own outstanding Units, including the following:

(i) inquiring of the Managing Owner from time to time, at the request of the Unitholder, as to the Net Asset Value per Unit;

(ii) inquiring of the Managing Owner from time to time, at the request of the Unitholder, as to the commodities markets and the Trust;

(iii) assisting, at the request of the Managing Owner, in the redemption of Units; and

(iv) providing other services to Unitholders as reasonably requested by the Managing Owner.

If a Selling Agent or a Selling Agent's Registered Representative is not registered with the CFTC, or if a Registered Representative does not agree to provide ongoing services to his or her clients who own outstanding Units, the Managing Owner will not pay ongoing compensation to the Selling Agent. However, the Managing Owner will pay the Selling Agent installment selling commissions, payable in the same manner as ongoing compensation, limited in amount such that the total initial and installment selling commissions equal to 9.5% of such subscription price.

The Managing Owner pays reduced selling commissions of 3.5%, 3% and 2% of the subscription amount and ongoing compensation at a 3.5%, 3%, and 2% annual rate in respect of Units purchased by investors investing $100,000, $500,000 or $1,000,000 or more, respectively, in the Trust.


The Managing Owner pays an initial administrative fee, but no selling commissions, equal to 0.35% of the Net Asset Value of Units sold through, and participating in, asset-based or fixed fee investment programs and 401(k) plans, and other employer-sponsored employee benefit plans, custodied at any Selling Agent. In respect of such Units that remain outstanding more than twelve months after such Units were first issued, the Managing Owner pays an administrative fee, but no installment selling commissions or ongoing compensation, based on the month-end Net Asset Value of such Units at a 0.35% annual rate. Investors paying reduced or no selling commissions will pay Brokerage Fees reduced to reflect the reduced or absence of selling commission. See "Charges --Brokerage Fee Differentials" at page 25.


In addition to distributing Units through the Selling Agents, the Trust may from time to time sell Units directly, without selling commissions or ongoing compensation. Units sold directly by the Trust will pay Brokerage Fees of 3.65%, reflecting the fact that no sales commissions or administrative fees were paid in connection with the sale. Direct Unit sales by the Trust will be effected on behalf of the Trust solely by principals of the Managing Owner and have no effect on any other Units.

The Selling Agents will determine the suitability of prospective Unitholders in the Trust, pursuant to Rule 2810 of the NASD, based upon information contained in the Subscription Agreement and documents furnished to the Selling Agents by their customers in opening accounts.

                SELLING AGENT COMPENSATION

RECIPIENT                          NATURE AND AMOUNT OF COMPENSATION

Selling Agents Selling Commissions of up to 4% of the Net Asset Value of Units sold -- paid by the Managing Owner.

                         Administrative Fee, but no Selling Commissions, of 0.35% of the Net Asset Value of Units sold through and participating in asset-based or fixed fee investment programs and 401(k) plans, and other employer-sponsored employee benefit plans custodied at the Selling Agents
                         - paid by the Managing Owner.

                         If CFTC qualified, ongoing compensation of up to 0.33 of 1% or Administrative Fees of 0.0291% of the month-end Net Assets of all Units sold which remain outstanding more than twelve months (a 4% or 0.35% annual rate, respectively) -- paid by the Managing Owner.

                         If not CFTC qualified, installment selling commissions of up to 0.33 of 1% or Administrative Fees of 0.0291% of the month-end Net Assets of all Units sold which remain outstanding more than twelve months, provided Installment Selling Commissions plus initial Selling Commissions or total Administrative Fees shall not exceed 9.5% of a Unit's initial subscription price.

Under no circumstances will the maximum compensation paid to the Selling Agents, including initial selling commissions, Administrative Fees paid in connection with Units purchased through fee-based investment programs, expense reimbursements, not to exceed $10,000, and installment selling commissions, exceed 10% of the proceeds of the sale of the Units. Ongoing compensation paid to CFTC-qualified Selling Agents in respect of CFTC-qualified

Registered Representatives, as described above, is not included in the 10% limitation.

LEGAL MATTERS

Sidley Austin Brown & Wood, Chicago, Illinois and Richards, Layton & Finger, Wilmington, Delaware have advised the Managing Owner on the offering of the Units. Sidley Austin Brown & Wood does not represent the Trust or the Unitholders. Richards, Layton & Finger acted as special counsel to the Trust in connection with assessing the legality of its securities but does not otherwise represent the Trust or the Unitholders. Sidley Austin Brown & Wood advises the Managing Owner on an ongoing basis, including concerning its responsibilities as Managing Owner. Sidley Austin Brown & Wood drafted "Federal Income Tax Aspects."

EXPERTS

The Millburn Ridgefield Corporation Statement of Financial Condition as of December 31, 2000 included in this Prospectus has been included herein in reliance on the report of Arthur F. Bell, Jr. & Associates, L.L.C., independent accountants, given on the authority of that firm as experts in accounting and auditing.


The financial statements of Global Macro Trust as of December 31, 2001 and for the period July 23, 2001 (date Trust was organized) through December
31, 2001 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.



The statements of financial condition of Nestor Partners at December 31, 2001 and 2000 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.


REPORTS

After the Trust commences trading, CFTC Rules require that this Prospectus be accompanied by summary financial information, which may be a recent Monthly Report of the Trust, current within 60 calendar days.

          THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER AND MAY NOT BE DISTRIBUTED SEPARATELY.

                                    PART TWO
                       STATEMENT OF ADDITIONAL INFORMATION

                         THE FUTURES AND FORWARD MARKETS

FUTURES AND FORWARD CONTRACTS

Futures contracts in the United States are generally traded on exchanges and call for the future delivery of various commodities. These contractual obligations may be satisfied either by taking or making physical delivery or by making an offsetting sale or purchase of a futures contract on the same exchange.

Forward currency contracts are agreements to make or accept delivery of a currency and are traded off-exchange through banks or dealers. In such instances, the bank or dealer generally acts as principal in the transaction and charges "bid-ask" spreads. These contractual obligations are generally satisfied by making an offsetting agreement.

Unlike an investment in bonds where one expects some consistency of yield or in stocks where one expects to participate in economic growth, futures and forward trading is a "zero-sum," risk transfer economic activity. For every gain realized by one futures and forward trader, there is an equal and offsetting loss suffered by another.

HEDGERS AND SPECULATORS

The two broad classifications of persons who trade futures are "hedgers" and "speculators." Hedging is designed to minimize the losses that may occur because of price changes, for example, between the time a merchandiser contracts to sell a commodity and the time of delivery. The futures and forward markets enable the hedger to shift the risk of price changes to the speculator. The speculator risks capital with the hope of making profits from such changes. Speculators, such as the Trust, rarely take delivery of the physical commodity but rather close out their futures positions through offsetting futures contracts.

EXCHANGES; POSITION AND DAILY LIMITS; MARGINS

Commodity exchanges in the United States generally have an associated "clearinghouse." Once trades made between members of an exchange have been cleared, each clearing broker looks only to the clearinghouse for all payments in respect of such broker's open positions. The clearinghouse "guarantee" of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

Federal legislation adopted in December 2000 has made possible a variety of new futures and derivative exchanges and clearing organizations that will be subject to less CFTC oversight than are the commodities exchanges on which the Trust anticipates trading in the United States. Additionally, this legislation permits a variety of highly qualified persons to trade contracts for future delivery on various non-agricultural commodities among themselves off-exchange. The Managing Owner currently expects that substantially all of the Trust's futures trading in the United States will be conducted on exchanges subject to the full oversight of the CFTC. However, it is not now possible to determine what impact the existence of these new exchanges will have on the Trust's trading activities.

The Managing Owner will trade for the Trust on a number of foreign commodity exchanges. Foreign commodity exchanges differ in certain respects from their United States counterparts and are not regulated by any United States agency.


The CFTC and the United States exchanges have established "speculative position limits" on the maximum positions that the Managing Owner may hold or control in futures contracts on some, but not all, commodities. For example, the CFTC limits the number of contracts the Managing Owner can control in corn to 5,500 in a single delivery month, whereas the Chicago Mercantile Exchange limits the number of S&P 500 Index contracts the Managing Owner can control to 20,000 and Treasury bonds traded on the Chicago Board of Trade are not subject to position limits. To date, position limits have not been a material imposition on the ability of the Managing Owner to effect its trading method. In the event the Managing Owner controls contracts in excess of the applicable limits, the Managing Owner will equitably reduce the position it controls across affected accounts managed by the Managing Owner, including the Trust, giving due consideration to such factors as account size, position size, account risk/reward parameters and trading portfolio composition.


United States exchanges limit the maximum change in some, but not all, futures prices during any single trading day. Once the "daily limit" has been reached, it becomes very difficult to execute trades in the same direction the market has moved. That is, if a market is "limit up," it is difficult, or impossible, to buy, but very easy to sell. Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or temporarily eliminate liquidity. For example, the Chicago Board of Trade imposes daily limits of 20(cent) on corn futures and no daily limits on Treasury bond futures. The Chicago Mercantile Exchange coordinates trading halts in the S&P 500 Index futures with halts in the trading of the stocks underlying the Index and imposes trading pauses or halts at moves of 2.5%, 5%, 10% and 20% in the value of the Index.

When a position is established, "initial margin" is deposited. On most exchanges, at the close of each trading day "variation margin," representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader's account. If "variation margin" payments cause a trader's "initial margin" to fall below "maintenance margin" levels, a "margin call" is made, requiring the trader to deposit additional margin or have his position closed out.

                      SUPPLEMENTAL PERFORMANCE INFORMATION


ANNUAL RETURNS (rounded to the nearest %)
FEBRUARY 1977 - JANUARY 2002



                     MDP(1)   S&P 500(2)    NASDAQ(3)      EAFE(4)     BONDS(5)
--------------------------------------------------------------------------------
      2002*              2%          -1%          -1%          -5%           1%
      2001              -9%         -12%         -21%         -21%           4%
      2000              12%          -9%         -39%         -14%          20%
      1999              -5%          21%          86%          27%          -9%
      1998               5%          29%          40%          20%          14%
      1997              12%          33%          22%           2%          15%
      1996              15%          23%          23%           6%          -1%
      1995              26%          38%          40%          12%          31%
      1994               8%           1%          -3%           8%          -8%
      1993               8%          10%          15%          33%          18%
      1992              15%           8%          15%         -12%           8%
      1991               5%          30%          57%          12%          19%
      1990              49%          -3%         -18%         -23%           6%
      1989              -1%          32%          19%          11%          19%
      1988               4%          17%          15%          29%           9%
      1987              41%           5%          -5%          25%          -3%
      1986             -13%          19%           7%          70%          24%
      1985              27%          32%          31%          57%          32%
      1984              28%           6%         -11%           8%          15%
      1983              -6%          23%          20%          25%           2%
      1982              35%          22%          19%          -1%          42%
      1981              45%          -5%          -3%          -1%           0%
      1980              69%          33%          34%          24%          -3%
      1979              63%          19%          28%           6%          -1%
      1978              26%           7%          12%          34%          -1%
      1977              10%          -3%          10%          20%           4%
--------------------------------------------------------------------------------


   *1 Mo.


                            Compound Annual Return
 1977-2002              17%          14%          13%          12%          10%



MDP has a pro forma 25-year compound rate-of-return of 17%. MDP has tended to be profitable during periods of stress in equity and bond markets. The benefit of including MDP in a portfolio of stocks and bonds is observable in the table for the years 2000, 1994, 1990, 1987, 1981 and 1979 where MDP performed well in difficult years for other asset classes. THERE CAN, OF COURSE, BE NO ASSURANCE THAT THIS PATTERN WILL CONTINUE OR THAT THE TRUST WILL NOT INCUR LOSSES, AS IT DID IN THE FULL YEARS 2001, 1999, 1989, 1986 AND 1983. The largest monthly loss during the period shown was 15.4% (9/86).


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                    MDP IS NOT THE PERFORMANCE OF THE TRUST.

----------

(1) Millburn Diversified Portfolio, pro forma to reflect the cost/fee structure of the Trust. There are material limitations inherent in pro forma comparison. See Note at page 49.


(2) S&P 500 Index includes net dividends. Source: Standard & Poor's.
(3) NASDAQ Composite Index. Source: Strategic Financial Solutions.


(4) Morgan Stanley Capital International EAFE Index includes net dividends.
    Source: Strategic Financial Solutions.


(5) Lehman Brothers U.S. Long Treasury Bond Index. Source: Lehman Brothers, Inc.

MONTHLY CORRELATION COEFFICIENTS AND ANALYSIS
FEBRUARY 1977 - JANUARY 2002



                            MDP(1)
--------------------------------------
                 MDP         1.00
             S&P 500        (0.01)
              NASDAQ        (0.09)
                EAFE         0.02
               Bonds         0.05
         Hedge Funds        (0.06)



Statistically, investments with a correlation of 1.00 make or lose money at the same time, and investments with a correlation of -1.00 always move in the opposite direction. The returns of the portfolio to be utilized by the Trust have near zero correlation with the returns of other asset classes. This non-correlation can be attributed to the following: the portfolio includes markets typically absent from traditional portfolios; it is equally likely to have short or long positions in any market; and it can exploit global conditions that frequently are detrimental to equities or bonds.

KEY TO FOLLOWING CHART:


% of months where MDP and benchmark both rise

% of months where MDP and benchmark move in opposite directions

% of month where MDP and benchmark both fall


                                [GRAPHIC IMAGES]

DATA POINTS


----------------------------------------------------------------
  S&P 500(2)   NASDAQ(3)   EAFE(4)    BONDS(5)   HEDGE FUNDS(6)
----------------------------------------------------------------
     37%         35%         35%        36%          43%
----------------------------------------------------------------
     48%         51%         50%        48%          47%
----------------------------------------------------------------
     15%         14%         15%        16%          10%
----------------------------------------------------------------



For 25 years, the pattern of MDP's returns has been largely independent of the returns in the equities or bond markets. A similar pattern is evident versus the Hedge Fund Research Index since its creation in 1990. The charts above show that there were only a small percentage of months where MDP lost value at the same time as the equity, bond or hedge fund indices. In a much higher percentage of time, MDP appreciated at the same time or moved in the opposite direction. Adding a profitable investment that is not correlated to the rest of your portfolio in losing periods should increase overall return and reduce volatility for the portfolio as a whole. THERE CAN BE NO ASSURANCE, HOWEVER, THAT MDP WILL BE NON-CORRELATED DURING SUCH PERIODS OR THAT THE TRUST WILL NOT INCUR LOSSES.


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                    MDP IS NOT THE PERFORMANCE OF THE TRUST.

(1) Millburn Diversified Portfolio, pro forma to reflect the cost/fee structure of the Trust. There are material limitations inherent in pro forma comparison. See Note at page 49.


(2) S&P 500 Index includes net dividends. Source: Standard & Poor's.
(3) NASDAQ Composite Index. Source: Strategic Financial Solutions.


(4) Morgan Stanley Capital International EAFE Index includes net dividends.
    Source: Strategic Financial Solutions.


(5) Lehman Brothers U.S. Long Treasury Bond Index. Source: Lehman Brothers, Inc.
(6) Hedge Fund Research Composite Index (since 1990). Source: Hedge Fund Research, Inc.

MDP(1) AND NASDAQ(2) DURING LOSING QUARTERS OF THE S&P 500 INDEX(3) - FEBRUARY 1977 - JANUARY 2002


                                  [BAR CHART]

X-AXIS: FISCAL QUARTERS FROM MARCH 1977 THROUGH SEPTEMBER 2001
Y-AXIS: PERCENTAGE GAIN/LOSS (-35.0% - 35.0%)

DATA POINTS:

            MDP     S&P 500    NASDAQ
Mar-77     2.18%     -2.86%    -1.49%
Sep-77    -6.16%     -2.78%     1.12%
Dec-77    12.09%     -0.12%     4.16%
Mar-78    25.38%     -4.94%     1.09%
Dec-78    -5.38%     -4.93%   -11.22%
Mar-80    36.54%     -4.11%   -13.32%
Jun-81    28.87%     -2.29%     2.66%
Sep-81     3.76%    -10.23%   -16.55%
Mar-82    23.91%     -7.31%   -10.31%
Jun-82     7.95%     -0.56%    -2.49%
Sep-83     3.63%     -0.13%    -6.92%
Mar-84     7.72%     -2.40%    -9.99%
Jun-84     2.38%     -2.57%    -4.44%
Sep-85    -3.64%     -4.10%    -5.36%
Sep-86    -5.66%     -6.97%   -13.53%
Dec-87    22.88%    -22.53%   -25.62%
Mar-90    12.52%     -3.00%    -4.24%
Sep-90    21.35%    -13.75%   -25.48%
Jun-91     0.19%     -0.23%    -1.33%
Mar-92   -10.60%     -2.51%     2.98%
Mar-94    -3.22%     -3.79%    -4.30%
Dec-94    10.13%     -0.01%    -1.62%
Sep-98     6.94%     -9.95%   -10.60%
Sep-99    -2.06%     -6.25%     2.24%
Jun-00    -6.25%     -2.66%   -13.26%
Sep-00    -2.15%     -0.97%    -7.39%
Dec-00    28.91%     -7.83%   -32.73%
Mar-01     7.64%    -11.86%   -25.51%
Sep-01    -6.50%    -14.68%   -30.65%


As described on the previous page, the returns of MDP have not been significantly correlated with traditional portfolio components. As an illustration of the potential value of adding a non-correlated investment to a portfolio of traditional investments, the chart above compares the performance of MDP to the S&P 500 Index and the NASDAQ Composite Index during down quarters for the S&P 500 since February 1977 when the Managing Owner's oldest continuously traded diversified account began trading. Since February 1977, the S&P 500 has had 29 losing quarters. Over those 29 quarters, the S&P 500's average loss was 5.4%. Over those same 29 quarters, MDP experienced an average gain of 7.4%. The NASDAQ Composite's average performance for those 29 quarters was a loss of 9.1%. Events that trigger negative performance in traditional markets may lead to trends of the type MDP is designed to identify in some of the markets in which MDP trades and thus can create profit opportunities for MDP's method of trading. THERE CAN BE NO ASSURANCE, HOWEVER, THAT MDP WILL CAPITALIZE ON SUCH OPPORTUNITIES OR THAT THE TRUST WILL NOT INCUR LOSSES. THE PERFORMANCE OF MDP IS INDEPENDENT OF THE PERFORMANCE OF THE S&P 500 AND MDP IS AS LIKELY TO PERFORM NEGATIVELY AS IT IS TO PERFORM POSITIVELY DURING LOSING QUARTERS FOR THE S&P 500.

During the period February 1977 through January 2002, in addition to the 29 losing quarters experienced by the S&P 500 Index presented in the chart above, the S&P Index experienced 71 profitable quarters with an average gain of 7.30% per quarter. The NASDAQ Composite was profitable 60 of those 71 quarters and experienced an average per quarter gain of 11.55% for all 71 quarters. MDP was profitable 43 of those 71 quarters and experienced an average per quarter gain of 9.2% for all 71 quarters.


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                    MDP IS NOT THE PERFORMANCE OF THE TRUST.

----------

(1) Millburn Diversified Portfolio, pro forma to reflect the cost/fee structure of] the Trust. There are material limitations inherent in pro forma comparison. See Note at page 49.

(2) NASDAQ Composite Index. Source: Strategic Financial Solutions.
(3) S&P 500 Index includes net dividends. Source: Standard & Poor's.

ROLLING 12-MONTH RETURNS
FEBRUARY 1977 - JANUARY 2002



----------------------------------------------------------------------------------------------------
                                         MDP(1)   S&P 500(2)  NASDAQ(3)        EAFE(4)    BONDS(5)
----------------------------------------------------------------------------------------------------
        TOTAL NO. OF 12-MO. PERIODS     289         289          289          289          289
                     AVERAGE RETURN      20%         16%          16%          15%          10%
                 BEST 12-MO. PERIOD     112%         61%         105%         104%          56%
                WORST 12-MO. PERIOD     -21%        -27%         -60%         -28%         -16%
                 STANDARD DEVIATION      24%         15%          26%          23%          13%

   NO. OF PROFITABLE 12-MO. PERIODS     234         243          226          220          226
                     AVERAGE PROFIT      26%         21%          26%          23%          15%
                 STANDARD DEVIATION      22%         12%          19%          20%          11%

 NO. OF UNPROFITABLE 12-MO. PERIODS      55          46           63           69           63
                       AVERAGE LOSS      -6%         -9%         -19%         -10%          -5%
                 STANDARD DEVIATION       6%          6%          16%           8%           4%
----------------------------------------------------------------------------------------------------



The table above contains statistics for all periods of 12 consecutive months from February 1977 through January 2002. The data in this table suggests that MDP's risk does not exceed the risk for other investments. MDP's best twelve month period exceeded the S&P 500's and was comparable to NASDAQ's and EAFE's. MDP's worst twelve month period was substantially better than the S&P 500's, NASDAQ's and EAFE's.

Standard deviation of returns is a common measure of volatility or risk. MDP's standard deviation in rolling 12-month periods from February 1997 through January 2002 was higher than the S&P 500 and the U.S. Bond's and was comparable to NASDAQ's and EAFE's. However, the major part of MDP's standard deviation was attributable to volatility in profitable periods. Volatility in losing periods has been low. THERE CAN BE NO ASSURANCE, HOWEVER, THAT THESE PATTERNS WILL CONTINUE OR THAT THE TRUST WILL NOT INCUR LOSSES.


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                    MDP IS NOT THE PERFORMANCE OF THE TRUST.

----------

(1) Millburn Diversified Portfolio, pro forma to reflect the cost/fee structure of the Trust. There are material limitations inherent in pro forma comparison. See Note at page 49.

(2) S&P 500 Index includes net dividends. Source: Standard & Poor's.
(3) NASDAQ Composite Index. Source: Strategic Financial Solutions.


(4) Morgan Stanley Capital International EAFE Index includes net dividends.
    Source: Strategic Financial Solutions.


(5) Lehman Brothers U.S. Long Treasury Bond Index. Source: Lehman Brothers, Inc.

FREQUENCY DISTRIBUTION OF MDP(1) MONTHLY RETURNS
FEBRUARY 1977 - JANUARY 2002

                                   BAR CHART


X-AXIS: PROFIT/LOSS RANGES (-15% TO 20%)
Y-AXIS: MONTHS (0 TO 60)

DATA POINTS


RANGE             FREQUENCY (MONTHS)
-15% to -20%             1
-12.5% to -15%           3
-10% to -12.5%           2
-7.5% to -10%           14
-5% to -7.5%            20
-2.5% to -5%            33
0% to -2.5%             52
0% to 2.5%              52
2.5% to 5%              41
5% to 7.5%              43
7.5% to 10%             17
10% to 12.5%             8
12.5% to 15%             6
15% to 20%               8



The chart above shows MDP frequency distribution of 300 monthly returns from February 1977 through January 2002. Approximately 80% of all monthly returns were in the 0 to 7.5% range positive or negative. While the frequency of profitable and losing months was essentially equal in the 0 to 2.5% range, there was a positive skew to the statistics in every other range. There have only been 28 months of 10% or greater profit or loss out of a sample of 300 months. 22 of these months have been profitable with an average of 14.1%. 6 of these months have been unprofitable with an average of 13.0%. THERE CAN BE NO ASSURANCE, HOWEVER, THAT THIS PATTERN WILL CONTINUE OR THAT THE TRUST WILL NOT INCUR LOSSES.


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                    MDP IS NOT THE PERFORMANCE OF THE TRUST.

----------

(1) Millburn Diversified Portfolio, pro forma to reflect the cost/fee structure of the Trust. There are material limitations inherent in pro forma comparison. See Note at page 49.

MAXIMUM DRAWDOWN FOR MDP AND OTHER BENCHMARKS
FEBRUARY 1977 - JANUARY 2002


                                  [BAR CHART]

X-AXIS: MDP(1), S&P(2), Nasdaq(3), EAFE(4), Bonds(5)
Y-AXIS: Percentage Drawdown (0% to 70%

DATA POINTS

MDP        -28.47%

S&P        -30.49%

Nasdaq     -68.09%

EAFE       -36.63%

Bond       -20.07%


The chart above shows the worst peak to trough loss, based on month-end information, for MDP, S&P 500, NASDAQ, EAFE and U.S. Bonds since February 1977. Despite the use of futures and the leverage available in futures trading, MDP's worst experienced loss through January 2002 was smaller than the loss in most of these unleveraged equity indices. Past performance is not necessarily indicative of future results and there is no guarantee that past drawdown relationships will persist into the future.


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                    MDP IS NOT THE PERFORMANCE OF THE TRUST.

----------

(1) Millburn Diversified Portfolio, pro forma to reflect the cost/fee structure of the Trust. There are material limitations inherent in pro forma comparison. See Note at page 49.

(2) S&P 500 Index includes net dividends. Source: Standard & Poor's.
(3) NASDAQ Composite Index. Source: Strategic Financial Solutions.

(4) Morgan Stanley Capital International EAFE Index includes net dividends.
    Source: Strategic Financial Solutions.


(5) Lehman Brothers U.S. Long Treasury Bond Index. Source: Lehman Brothers, Inc.

ENHANCING A TRADITIONAL PORTFOLIO WITH MDP
FEBRUARY 1977 - JANUARY 2002


                                    [CHART]

X-AXIS: MONTHLY STANDARD DEVIATION (2.75% TO 3.50%)
Y-AXIS:  COMPOUND ANNUAL RETRUN (12.0% TO 14.5%)

DATA POINTS


                                        48% US Equities       60% US Equities
                                        32% US Bonds          40% US Bonds
                                        20% MDP(1)

Compound Annual Rate of Return          13.91%                12.51%
Monthly Standard Deviation              2.83%                 3.20%



The chart above shows the result of adding 20% MDP to a portfolio of stocks and bonds, represented by the S&P 500 Index and Lehman Brothers Long Treasury Bond Index, respectively. Over the past 25 years, a portfolio consisting of 20% MDP and 48% stocks plus 32% bonds would have had higher returns and lower volatility than a 60%/40% portfolio consisting of stocks and bonds. The results presented above represent a blending of the performance of a composite of all accounts using the Millburn Diversified Portfolio with the actual performance of the S&P 500 Index and Lehman Long Treasury Bond Index. Prospective investors should note that the Managing Owner did not manage any account consisting of 20% MDP and 48% S&P 500 Index plus 32% Lehman Long Treasury Bond Index, and that the chart above is presented for illustrative purposes only, not as a recommendation that any investor should allocate 20% of his or her portfolio to MDP. In order for a portfolio consisting of the Trust and stocks and bonds to outperform a portfolio consisting only of stocks and bonds, the Trust must outperform stocks or bonds over the period being measured. THERE CAN BE NO ASSURANCE THAT THAT WILL, IN FACT, OCCUR.


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

   THE RISK OF AN ACCOUNT, SUCH AS THE TRUST, TRADED PURSUANT TO MDP INCURRING SUDDEN, MAJOR LOSSES IS NOT REFLECTED IN THE FOREGOING CHART, WHICH IS BASED
                       ON STATISTICAL AVERAGES OVER TIME.

----------

(1) Millburn Diversified Portfolio, pro forma to reflect the cost/fee structure of the Trust. There are material limitations inherent in pro forma comparison. See Note at page 49.

ANNUAL RETURNS (rounded to the nearest %)
FEBRUARY 1977 - JANUARY 2002
SUPPLEMENTAL TABLE


The following table is similar to the Annual Returns table on page 41. The pro forma adjustments to MDP's performance, however, reflect the cost/fee structure of the Trust applicable to investors who purchase Units through a Selling Agent asset-based or fixed fee investment program or through a 401(k) plan, or other employer sponsored employee benefit plan, custodied with a Selling Agent. SEE THE NOTE ON THE FOLLOWING PAGE.

              MDP(1)        S&P 500(2)   NASDAQ(3)    EAFE(4)     BONDS(5)
--------------------------------------------------------------------------------
2002 *         2%           -1%          -1%          -5%          1%
2001           -6%          -12%         -21%         -21%         4%
2000           15%          -9%          -39%         -14%         20%
1999           -2%          21%          86%          27%          -9%
1998           8%           29%          40%          20%          14%
1997           14%          33%          22%          2%           15%
1996           18%          23%          23%          6%           -1%
1995           30%          38%          40%          12%          31%
1994           11%          1%           -3%          8%           -8%
1993           11%          10%          15%          33%          18%
1992           18%          8%           15%          -12%         8%
1991           8%           30%          57%          12%          19%
1990           52%          -3%          -18%         -23%         6%
1989           2%           32%          19%          11%          19%
1988           7%           17%          15%          29%          9%
1987           43%          5%           -5%          25%          -3%
1986           -10%         19%          7%           70%          24%
1985           30%          32%          31%          57%          32%
1984           31%          6%           -11%         8%           15%
1983           -3%          23%          20%          25%          2%
1982           39%          22%          19%          -1%          42%
1981           49%          -5%          -3%          -1%          0%
1980           74%          33%          34%          24%          -3%
1979           67%          19%          28%          6%           -1%
1978           30%          7%           12%          34%          -1%
1977           13%          -3%          10%          20%          4%
--------------------------------------------------------------------------------
    *1 Mo.
                            Compound Annual Return
1977-2002               20%          14%          13%          12%          10%



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                    MDP IS NOT THE PERFORMANCE OF THE TRUST.

--------------------------

(1) Millburn Diversified Portfolio, pro forma to reflect the cost/fee structure of the Trust. There are material limitations inherent in pro forma comparison. See Note at page 49.
(2) S&P 500 Index includes net dividends.  Source: Standard & Poor's.
(3) NASDAQ Composite Index.  Source: Strategic Financial Solutions.
(4) Morgan Stanley Capital International EAFE Index includes net dividends.
Source: Strategic Financial Solutions.
(5) Lehman Brothers U.S. Long Treasury Bond Index.  Source: Lehman Brothers,
Inc.

NOTE TO SUPPLEMENTAL PERFORMANCE INFORMATION

                The performance shown represents the pro forma composite performance of all fully-funded accounts traded pursuant to the Managing Owner's Diversified Portfolio during the period presented. The historical performance of the Diversified Portfolio composite has been retroactively adjusted on a pro forma basis approximately to reflect the cost/fee structure of the Trust. The purpose of this pro forma presentation is to provide an approximation of the rates of return such composite accounts would have achieved had they been traded pursuant to the Trust's cost/fee structure. HOWEVER, THERE ARE MATERIAL LIMITATIONS INHERENT IN PRO FORMA COMPARISONS. IT IS NOT FEASIBLE TO MAKE ALL THE PRO FORMA ADJUSTMENTS NECESSARY TO REFLECT THE EFFECT OF ALL THE BUSINESS TERMS OF THE TRUST ON THE ACTUAL PERFORMANCE OF THE ACCOUNTS IN THE COMPOSITE. THE PRO FORMA PERFORMANCE OF THE COMPOSITE ACCOUNTS SHOULD NOT BE CONSIDERED TO BE INDICATIVE OF HOW ANY ONE ACCOUNT IN THE COMPOSITE WOULD HAVE PERFORMED HAD IT BEEN SUBJECT TO THE TRUST'S COST/FEE STRUCTURE.


                The pro forma calculations were made on a month-to-month basis. That is, the adjustments to fees and income in one month do not affect the actual figures used in the following month for making similar pro forma calculations. ACCORDINGLY, THE PRO FORMA PERFORMANCE DOES NOT REFLECT ON A CUMULATIVE BASIS THE EFFECT OF THE DIFFERENCES BETWEEN THE FEES TO BE CHARGED AND INTEREST TO BE EARNED BY THE TRUST AND THE FEES CHARGED AND INTEREST EARNED BY THE ACCOUNTS IN THE COMPOSITE. The following assumptions were made in calculating the pro forma rates of return: a Brokerage Fee of 7% per annum of month-end Net Assets (4% for the table on page 48); an annual Profit Share of 20% of New Trading Profit; operating and administrative expenses of 0.50% per annum of average annual Net Assets; and actual interest income earned by the accounts in the Diversified Portfolio composite.


                The Millburn Diversified Portfolio is an actively managed portfolio of futures and forward contracts and related options. The Managing Owner will trade its Diversified Portfolio on behalf of the Trust and the Trust will pay the fees and expenses and will be subject to the Profit Share as described in this Prospectus. The S&P 500 Index, NASDAQ Composite Index, Morgan Stanley Capital International EAFE Index and Lehman Brothers U.S. Long Treasury Bond Index are unmanaged indices commonly used as marked benchmarks. The performance of the indices does not reflect any fees or transaction costs as these expenses do not apply to market indices.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                          PAGE
GLOBAL MACRO TRUST

         Report of Independent Accountants.................................................51

         Statement of Financial Condition at December 31, 2001.............................52

         Statement of Operations for the period July 23, 2001 through December 31, 2001....52

         Statement of Changes in Trust Capital for the period July 23, 2001 through December 31, 2001......................................................52

         Notes to Financial Statements.....................................................53

MILLBURN RIDGEFIELD CORPORATION

         Statement of Financial Condition at September 30, 2001 (Unaudited)................55

         Notes to Financial Statement......................................................56

         Independent Auditor's Report......................................................61

         Statement of Financial Condition as of December 31, 2000 and 2001.................62

         Notes to Financial Statement......................................................63

NESTOR PARTNERS

         Report of Independent Accountants.................................................68

         Statements of Financial Condition at December 31, 2001 and 2000...................69

         Notes to Statements of Financial Condition........................................70

                              --------------------

         Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Managing Owner and Initial Unitholder of Global Macro Trust

In our opinion, the accompanying statement of financial condition, and the related statements of operations and of changes in trust capital present fairly, in all material respects, the financial position of Global Macro Trust (the "Trust") at December 31, 2001, the results of its operations and changes in its net assets for the period July 23, 2001 (date Trust was organized) through December 31, 2001, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Trust's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


PricewaterhouseCoopers LLP
New York, New York
March 15, 2002

                               GLOBAL MACRO TRUST
                        STATEMENT OF FINANCIAL CONDITION
                              AT DECEMBER 31, 2001

                                     ASSETS:
 Cash                                                         $2,018
                                                               -----

          Total assets                                        $2,018
                                                               =====


                                 TRUST CAPITAL:
 Trust Capital (1)(2)(6):

     Managing Owner interest                                  $  404
     Initial Unitholder interest                               1,614
                                                              ------

          Total Trust capital                                 $2,018
                                                              ======


                 See accompanying notes to financial statements.


                               GLOBAL MACRO TRUST
                             STATEMENT OF OPERATIONS
             FOR THE PERIOD JULY 23, 2001 (DATE TRUST WAS ORGANIZED)
                            THROUGH DECEMBER 31, 2001

 Interest Income                                                 $18
                                                                  --

 Net Income                                                      $18
                                                                  --


                 See accompanying notes to financial statements.


                               GLOBAL MACRO TRUST
                      STATEMENT OF CHANGES IN TRUST CAPITAL
             FOR THE PERIOD JULY 23, 2001 (DATE TRUST WAS ORGANIZED)
                            THROUGH DECEMBER 31, 2001

                                                        MANAGING
                                      UNITHOLDERS         OWNER          TOTAL
                                      -----------         -----          -----
 Initial capital contribution         $     1,600      $    400      $   2,000

 Net income                                    14             4             18
                                        ---------      --------      ---------

 Trust capital at December 31, 2001   $     1,614      $    404      $   2,018
                                       ----------      --------      ---------


                 See accompanying notes to financial statements.


        THE TRUST HAS NOT YET COMMENCED TRADING OPERATIONS AND ITS ASSETS
                          AND LIABILITIES ARE NOMINAL.

GLOBAL MACRO TRUST
NOTES TO FINANCIAL STATEMENTS

(1)  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES


        Global Macro Trust (the "Trust") was organized on July 23, 2001 under the Delaware Business Trust Act and has had no operations to date other than matters relating to its organization and registration of its Units of Beneficial Interest ("Units") under the Securities Act of 1933, as amended. At such time, the only capital contributed to the Trust was the original capital contribution of $400 by Millburn Ridgefield Corporation (the "Managing Owner") and $1,600 by the Initial Unitholder. These contributions have been made to the Trust. Upon commencement of operations, the Managing Owner has agreed to make additional capital contributions as Managing Owner so that its aggregate capital contribution to the Trust will equal at least the greater of $500,000 or 1% of the total capital accounts of the Trust. The Managing Owner and the holders of Units issued by the Trust will share in any profits and losses of the Trust in proportion to the percentage interest owned by each, subject to the Managing Owner's receipt of a 7.0% annual Brokerage Fee (6.5%, 6%, 5.5% or 4% in the case of Unitholders whose investments equal or exceed $100,000, $500,000 or $1,000,000 or who invest through asset-based or fixed fee investment programs or a 401(k) plan or other employer-sponsored employee benefit plan custodied with a Selling Agent, respectively) and 20% annual Profit Share.

        The proceeds of the offering of Units will be held in cash or invested in U.S. Treasury securities, commercial paper and other cash equivalents and used to trade in the futures, options and forward markets.


        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.


(2)  THE OFFERING OF THE UNITS

        The Trust will offer Units to the public initially at the price of $1,000 per Unit, and, after the initial sale of the Units, at the Net Asset Value per Unit (as defined in the Declaration of Trust and Trust Agreement) as of the first business day of each calendar month. Selling commissions will be paid by the Managing Owner. These selling commissions will equal 4% (3.5%, 3%, or 2% in the case of Unitholders whose investments equal or exceed $100,000, $500,000 or $1,000,000, respectively) of the subscription price (Net Asset Value) per Unit after trading begins. The Managing Owner will pay an administrative fee of 0.35% of Net Asset Value in respect of Units sold through, and participating in, asset-based or fixed fee investment programs, such as broker "wrap accounts," and 401(k) and other employer-sponsored employee benefit plans custodied with a Selling Agent.

        The proceeds from the subscriptions for Units will be held in the Trust's name at FRB National Bank and Trust and invested in interest-bearing obligations. Interest earned on subscription proceeds while held pending investment in the Trust's trading account will be paid to the Trust. If a subscription is rejected, the subscription funds plus any interest earned while held in the Trust's account will be returned to the investor promptly following the end of the month in which such subscription was rejected.

(3)  ORGANIZATIONAL AND INITIAL OFFERING COST

        Organizational and initial offering costs will be borne by the Managing Owner, not the Trust.

(4)  OPERATING EXPENSES

        The Trust will pay Brokerage Fees, "bid-ask" spreads, administrative expenses and Profit Shares.


                (a) Brokerage Fees will be paid to the Managing Owner at the annual rate of 7.0% of the Trust's average month-end Net Assets (prior to reduction for accrued Brokerage Fees or Profit Shares). Brokerage Fees will be paid at rates of 6.5%, 6% and 5.5% of average month-end Net Assets (prior to reduction for accrued Brokerage Fees or Profit Shares) in respect of Units sold to subscribers whose investments in the Units equal or exceed $100,000, $500,000 or $1,000,000, respectively. In respect of Units sold through, and participating in, asset-based or fixed fee investment programs or a 401(k) plan or other employer-sponsored employee benefit plan custodied with a Selling Agent, Brokerage Fees will be paid at the rate of 4% of average month-end Net Assets (prior to reduction for accrued Brokerage Fees or Profit Shares).

GLOBAL MACRO TRUST
NOTES TO FINANCIAL STATEMENTS
(CONTINUED)


               (b) "Bid-ask" spreads will be paid by the Trust on a per-transaction basis to the Trust's forward contract counterparties.

               (c) Profit Shares equal 20% of any New Trading Profits in excess of the highest cumulative level of Trading Profit as of any previous calendar year-end will be paid to the Managing Owner.

     The Trust will pay its legal, accounting, auditing, printing, postage and similar administrative expenses (including the Trustee's fees, the charges of an outside accounting services agency and the expenses of updating this Prospectus), as well as extraordinary costs.

     The Managing Owner has elected not to charge fees until the commencement of trading operations.

(5) TERMINATION

     The Trust will terminate on December 31, 2031 or at an earlier date if certain conditions occur as defined in the Declaration of Trust and Trust Agreement.

(6) REDEMPTIONS


     Units may be redeemed, at the option of any Unitholder, at Net Asset Value as of the close of business on the last business day of any calendar month on ten days' prior written notice to the Managing Owner. Persons who redeem Units on or prior to the end of the first and second successive six-month periods after such Units are sold will be assessed redemption charges of 4% and 3%, respectively (3.5% and 2.5%, 3% and 2%, and 2% and 1%, respectively, in the case of subscriptions equaling or exceeding $100,000, $500,000 or $1,000,000, respectively) of their redeemed Units' Net Asset Value as of the date of redemption. All redemption charges will be paid to the Managing Owner. Units sold through, and participating in, asset-based or fixed fee investment programs or a 401(k) plan or other employer-sponsored employee benefit plan custodied with a Selling Agent are not subject to redemption charges.



(7) FINANCIAL HIGHLIGHTS

    Financial highlights for the period July 23, 2001 (date Trust was organized) through December 31, 2001 are as follows:

        Ratio of net investment income to average net assets (annualized)   0.58%

        Total return                                                        0.90%

                         MILLBURN RIDGEFIELD CORPORATION
                        STATEMENT OF FINANCIAL CONDITION
                              AT SEPTEMBER 30, 2001
                                   (UNAUDITED)


      ASSETS
            Cash and cash equivalents                                    $   1,630,365
            Commissions and fees receivable                                  1,410,454
            State tax refund receivable                                         49,770
            Loans receivable from stockholders and affiliates                6,028,831
            Investments in sponsored funds                                  13,802,819
            Other investments                                                  714,282
            Other assets                                                         5,772
            Furniture and equipment, net of accumulated
               depreciation of $83,820                                          15,202
            Deferred fees                                                   12,622,907
                                                                         -------------

                 Total assets                                            $  36,280,402
                                                                         =============

      LIABILITIES
            Accounts payable and accrued expenses                        $     399,024
            Due to affiliated companies                                      1,524,000
            Due to Apollo Fund                                                 565,293
            Deferred compensation payable                                   12,622,907
                                                                         -------------

                 Total liabilities                                       $  15,111,224
                                                                         =============

            Commitments and contingencies--
               Common stock subject to repurchase,
               at redemption value                                       $   1,405,548
                                                                         -------------
      STOCKHOLDERS' EQUITY
            Common stock - $.005 par value; 300,000 shares
               authorized, 206,362 shares issued and outstanding                 1,032
            Additional paid-in capital                                       1,806,330
            Retained earnings                                               17,956,268
                                                                         -------------

                 Total stockholders' equity                                 19,763,630
                                                                         -------------
                 Total liabilities and stockholders' equity              $  36,280,402
                                                                         -------------


           THE INVESTOR WILL NOT RECEIVE ANY INTEREST IN THIS COMPANY

                             See accompanying notes.

MILLBURN RIDGEFIELD CORPORATION
NOTES TO FINANCIAL STATEMENT (UNAUDITED)

Note 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A.       General

                  Millburn Ridgefield Corporation (the Corporation) was incorporated in the state of Delaware on May 19, 1982. The Corporation earns commissions and fees as a Commodity Trading Advisor and Commodity Pool Operator and is registered with and subject to the regulations of the Commodity Futures Trading Commission (CFTC), an agency of the United States (U.S.) government, which regulates most aspects of the commodity futures industry. It is also subject to the rules of the National Futures Association (NFA), an industry self-regulatory organization.

                  The Corporation's statement of financial condition is presented in accordance with accounting principles generally accepted in the United States of America. The preparation of the statement of financial condition in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates.

         B.       Cash and Cash Equivalents

                  Cash and cash equivalents includes cash and investments in money market mutual funds.

         C.       Investments in Sponsored Funds


                  The Corporation is the general partner or managing owner of various commodity pools and investment funds formed as limited partnerships or trusts, collectively referred to as sponsored funds. The Corporation's investments in sponsored funds are carried at its share of the underlying equity in the net asset value of the funds. The funds carry their assets and liabilities at fair value as required by accounting principles generally accepted in the United States of America for such entities. The Corporation has not consolidated the assets, liabilities and operating results of its investments in sponsored funds as the Corporation does not have a controlling financial interest in such funds.


                  As the general partner or managing owner, the Corporation has a fiduciary responsibility to the sponsored funds and potential liability beyond amounts recognized as an asset in the statement of financial condition.

         D.       Other Investments

                  The Corporation invests in various other commodity and investment funds sponsored by third parties. These investments are carried at their reported net asset values.

         E.       Revenue Recognition

                  Commission income is earned from sponsored funds generally based on a fixed percentage of the funds' net asset value, as defined in the respective limited partnership or trust agreements. Commission income from managed accounts (of which the Corporation is the Commodity Trading Advisor) is earned based on the terms specified in the respective advisory agreements.

                  Incentive, management and other fees accrue based on the terms of the respective advisory agreements. Incentive fees generally are based on a percentage of the net profits experienced by a client account. Management fees generally are based on a fixed percentage of the client assets under management. Incentive and management fees are also received from a joint venture which the Corporation has entered into as a trading advisor.

MILLBURN RIDGEFIELD CORPORATION
NOTES TO FINANCIAL STATEMENT (UNAUDITED)
(CONTINUED)

Note 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         E.       Revenue Recognition (Continued)

                  Commissions and fees are recognized when earned, in accordance with the related advisory agreements.

         F.       Foreign Currency Translation

                  Assets and liabilities denominated in non-U.S. dollar currencies are translated into U.S. dollar equivalents based on year-end spot foreign exchange rates. Revenues and expenses are translated at the rate of exchange on the respective dates of such transactions.

         G.       Income Taxes

                  The Corporation has elected S corporation status, pursuant to which the Corporation does not pay U.S. corporate income tax on its taxable income. Instead, the stockholders are liable for individual income tax on their share of the Corporation's taxable income.

         H.       Interim Financial Statements

                  In the opinion of management, the unaudited interim financial statements reflect all adjustments, which were of a normal and recurring nature, necessary for a fair presentation of financial position as of September 30, 2001.

Note 2.  INVESTMENTS IN SPONSORED FUNDS

         The Corporation has general partner interests in various limited partnerships and is the managing owner of a trust, collectively referred to as sponsored funds. The Corporation's investments in such sponsored funds as of September 30, 2001, are as follows:

                  Millburn MCo Partners L.P.                          $  6,331,104
                  Nestor Partners                                        3,180,566
                  Millburn Multi-Strategy Portfolio L.P.                   812,242
                  The Millburn Global Opportunity Fund L.P.                571,670
                  The Millburn World Resource Trust                        929,308
                  Millburn Currency Fund L.P.                              553,271
                  Others                                                 1,424,657
                                                                      ------------

                           Total                                      $ 13,802,818
                                                                      ============

MILLBURN RIDGEFIELD CORPORATION
NOTES TO FINANCIAL STATEMENT (UNAUDITED)
(CONTINUED)

Note 2.  INVESTMENTS IN SPONSORED FUNDS (CONTINUED)

         Summarized financial information for the more significant sponsored funds as of September 30, 2001, is as follows:

                               Millburn                                      Nestor        The Millburn     Millburn
                            Multi-Strategy   Millburn MCo       Nestor       Partners         World         Currency
                             Portfolio L.P.  Partners L.P.     Partners      II, L.P.      Resource Trust   Fund L.P.
                            ---------------  -------------  -------------  ------------   ---------------  ------------
         Assets             $    45,070,047  $ 125,538,041  $ 162,250,520  $ 17,737,182   $    28,398,021  $ 21,116,733
         Liabilities                      0         26,250        707,635       117,457           398,098       117,460
                            ---------------  -------------  -------------  ------------   ---------------  ------------

         Net asset value    $    45,070,047  $ 125,511,791  $ 161,542,885  $ 17,619,725   $    27,999,923  $ 20,999,273
                            ===============  =============  =============  ============  ================  ============

         The combined net asset value of other sponsored funds as of September 30, 2001, is approximately $74,850,000.


         As the general partner or managing owner, the Corporation conducts and manages the respective businesses of the sponsored funds. The limited partnership or trust agreements typically require the Corporation, as sponsor, to maintain a specified investment in the respective fund. Such minimum investments generally are 1% of either net assets, total assets or total contributions or a minimum dollar amount (if greater). The trust agreement of Millburn World Resource Trust (the Trust), a public fund sponsored by the Corporation, requires the Corporation to maintain a minimum investment equal to the lesser of 1% of the total contributions to the Trust or $500,000. The Corporation, as managing owner, has also agreed to maintain a net worth not less than the greater of $50,000 or 5% of the total contributions to the Trust and to all other entities of which it is managing owner or general partner; however, such amount is not required to exceed $1,000,000. These requirements are defined in each respective limited partnership or trust agreement and the Corporation is in compliance with all such requirements.


Note 3.  RELATED PARTY TRANSACTIONS

         The Corporation has extensive transactions and relationships with affiliated companies. The affiliates provide administrative, accounting, research and other services to the Corporation. Additionally, CommInVest Research, L.P. (CIVR) owns the trading systems used by the Corporation in managing client assets. The Corporation, in turn, is charged consulting fees for such services. The Corporation owes $1,524,000 to The Millburn Corporation (TMC) at September 30, 2001 for consulting fees.

         The Corporation has entered into borrowing arrangements with the Apollo Fund, a limited partnership whose limited partners are the stockholders of the Corporation. The borrowing bears interest at a variable rate which ranged from 4.64% to 7.27% during 2001. The Corporation has a related loan receivable of $565,293 from TMC. No specific repayment terms apply to the borrowing and the loan receivable.

         Additionally, the Corporation has loaned funds to TMC in connection with construction and furnishing costs incurred by TMC for its offices located in New York City. The loan is due on demand with interest accruing at an annualized rate of 2% above the interest rate of a money market fund held by the Corporation. The outstanding balance of the loan is $1,534,698 at September 30, 2001.

         The Corporation made unsecured advances of $3,928,840 to its stockholders during 2001, which remain outstanding at September 30, 2001. The advances are non-interest bearing and are due on demand. Management believes recovery of advances to stockholders is likely as the value of each stockholders' equity ownership interest at September 30, 2001 exceeds the amounts advanced to each stockholder.

MILLBURN RIDGEFIELD CORPORATION
NOTES TO FINANCIAL STATEMENT (UNAUDITED)
(CONTINUED)

Note 3.  RELATED PARTY TRANSACTIONS (CONTINUED)

         The Corporation has an agreement with CIVR to utilize CIVR's trading and research services and systems. In consideration for these services, the Corporation has agreed to pay CIVR its net fee income, as defined in the agreement, and a portion of its deferred fees earned from certain non-U.S. domiciled entities (see Note 4.) This agreement automatically renews each year unless terminated by the Corporation upon 30 days written notice to CIVR.

Note 4.  DEFERRED FEES


         The Corporation has entered into deferred compensation agreements with Millburn International (Cayman) Limited ("International"), Nestor Partners II, LP ("Nestor II"), and Millburn Alternative Investments, Ltd. ("MAIL"). The Corporation is the advisor or general partner for these entities. Such agreements allow the Corporation to defer the receipt of all or a portion of the management and incentive fees and or net brokerage commissions earned in its capacity as advisor or general partner.


         Deferred fees are subject to the claims of the entities' general creditors. Pursuant to the terms of the applicable deferred compensation agreements, the fees may either remain invested in the entity and share in the earnings, appreciation or depreciation of the respective entities' assets or may be invested in other entities.

         The Corporation has agreed to pay these deferred fees to a certain stockholder, and to CIVR for providing trading and research services and systems (see Note 3). The Corporation is obligated to pay these amounts only to the extent that it receives payment from the non-U.S. domiciled entities.

         At September 30, 2001, the fees and commissions receivable under the deferred compensation agreements and the dates they are due are as follows:

                   International    Nestor II        MAIL         Total
                   -------------    ---------        ----         -----
             2003  $   1,921,287   $  850,316              $  2,771,603
             2004      1,012,212    2,304,679                 3,316,891
             2005      3,146,242    1,592,189                 4,738,431
             2006        937,200      744,307   $ 114,475     1,795,982
                   -------------   ----------   ---------  ------------

                   $   7,016,941   $5,491,491   $ 114,475  $ 12,622,907
                   =============   ==========   =========  ============

MILLBURN RIDGEFIELD CORPORATION
NOTES TO FINANCIAL STATEMENT (UNAUDITED)
(CONTINUED)

Note 5.  TRADING ACTIVITIES AND RELATED RISKS

         The sponsored funds for which the Corporation is either the general partner or managing owner engage in speculative trading of futures contracts, options on futures contracts and forward contracts (collectively, "derivatives"). These derivatives include both financial and non-financial contracts held as part of diversified trading programs and may be traded on an exchange or over-the-counter. Exchange traded investments are standardized and include futures and certain options. The sponsored funds are exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract. Theoretically, the sponsored funds and the Corporation, as general partner or managing owner, are exposed to market risk equal to the notional value of derivative contracts purchased and unlimited liability on such contracts sold short.

         The Corporation, as general partner or managing owner, has established procedures to actively monitor market risk and minimize credit risk of the sponsored funds.

Note 6.  LEASE COMMITMENT

         The Corporation has a noncancelable lease for office space in Greenwich, Connecticut. This lease commenced April 1, 1997, and provides for annual rent of $64,821. The future minimum lease payments under this noncancelable lease are as follows:

                           2001         $ 16,205
                           2002           21,607
                                        --------

                                        $ 37,812
                                        --------

Note 7.  STOCK REPURCHASE AGREEMENT


         The Corporation has entered into an agreement effective January 1, 1999 with one of its stockholders which provides for the stockholder to irrevocably sell, and the Corporation to irrevocably repurchase 9,990 shares on December 31, 2004 and 9,990 shares on December 31, 2005 of the Corporation's outstanding common stock. The purchase price is the net book value as defined in the agreement and as determined on those future dates. The current redemption value of the shares the Corporation has committed to repurchase from the stockholder has been included in temporary equity with a corresponding decrease of $1,405,548 in retained earnings.

                          INDEPENDENT AUDITOR'S REPORT

To the Stockholders and Board of Directors
Millburn Ridgefield Corporation

We have audited the accompanying statement of financial condition of Millburn Ridgefield Corporation (the Corporation) as of December 31, 2000. This financial statement is the responsibility of the Corporation's management. Our responsibility is to express an opinion on this financial statement based on our audit. The Corporation has investments in sponsored funds. The financial statements for certain of these sponsored funds were audited by other auditors. The value of such investments, audited by other auditors, at December 31, 2000, of $19,119,925, is derived from the audited financial statements of such funds. The reports of the other auditors have been furnished to us, and our opinion, insofar as it relates to these investments, is based solely on the reports of such other auditors.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the reports of other auditors, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Millburn Ridgefield Corporation as of December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

                                   ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Hunt Valley, Maryland
April 26, 2001

                         MILLBURN RIDGEFIELD CORPORATION
                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2000


ASSETS
      Cash and cash equivalents                                         $  1,422,235
      Commissions and fees receivable                                      3,361,772
      Loans receivable from stockholders and affiliates                    4,201,333
      Investments in sponsored funds                                      26,538,298
      Other investments                                                      842,394
      Other assets                                                            22,133
      Furniture and equipment, net of accumulated
         depreciation of $78,706                                               8,454
      Deferred fees                                                       10,861,037
                                                                        ------------

           Total assets                                                 $ 47,257,656
                                                                        ============

LIABILITIES
      Accounts payable and accrued expenses                             $    487,919
      Taxes payable                                                            6,869
      Due to affiliated companies                                          2,930,960
      Due to Apollo Fund                                                     897,214
      Stockholder distributions payable                                    3,065,908
      Deferred compensation payable                                       10,861,037
                                                                        ------------

           Total liabilities                                            $ 18,249,907
                                                                        ============

      Commitments and contingencies--
         Common stock subject to repurchase,
         at redemption value                                            $  2,260,302

STOCKHOLDERS' EQUITY
      Common stock - $.005 par value; 300,000 shares
          authorized, 204,190 shares issued and outstanding                    1,021
      Additional paid-in capital                                           1,560,622
      Stock subscription receivable                                           (2,336)
      Retained earnings                                                   25,188,140
                                                                        ------------

           Total stockholders' equity                                     26,747,447
                                                                        ------------

           Total liabilities and stockholders' equity                   $ 47,257,656
                                                                        ============


           THE INVESTOR WILL NOT RECEIVE ANY INTEREST IN THIS COMPANY

                             See accompanying notes.

MILLBURN RIDGEFIELD CORPORATION
NOTES TO FINANCIAL STATEMENT

Note 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A.       General

                  Millburn Ridgefield Corporation (the Corporation) was incorporated in the state of Delaware on May 19, 1982. The Corporation earns commissions and fees as a Commodity Trading Advisor and Commodity Pool Operator and is registered with and subject to the regulations of the Commodity Futures Trading Commission (CFTC), an agency of the United States (U.S.) government, which regulates most aspects of the commodity futures industry. It is also subject to the rules of the National Futures Association, an industry self-regulatory organization.

                  The Corporation's statement of financial condition is presented in accordance with accounting principles generally accepted in the United States of America. The preparation of the statement of financial condition in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates.

         B.       Cash and Cash Equivalents

                  Cash and cash equivalents includes cash and investments in money market mutual funds.

         C.       Investments in Sponsored Funds


                  The Corporation is the general partner or managing owner of various commodity pools and investment funds formed as limited partnerships or trusts, collectively referred to as sponsored funds. The Corporation's investments in sponsored funds are carried at its share of the underlying equity in the net asset value of the funds. The funds carry their assets and liabilities at fair value as required by accounting principles generally accepted in the United States of America for such entities. The Corporation has not consolidated the assets, liabilities and operating results of its investments in sponsored funds as the Corporation does not have a controlling financial interest in such funds.


                  As the general partner or managing owner, the Corporation has a fiduciary responsibility to the sponsored funds and potential liability beyond amounts recognized as an asset in the statement of financial condition.

         D.       Other Investments

                  The Corporation invests in various other commodity and investment funds sponsored by third parties. These investments are carried at their reported net asset values.

         E.       Revenue Recognition

                  Commission income is earned from sponsored funds generally based on a fixed percentage of the funds' net asset value, as defined in the respective limited partnership or trust agreements. Commission income from managed accounts (of which the Corporation is the Commodity Trading Advisor) is earned based on the terms specified in the respective advisory agreements.

MILLBURN RIDGEFIELD CORPORATION
NOTES TO FINANCIAL STATEMENT
(CONTINUED)

Note 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         E.       Revenue Recognition (Continued)

                  Incentive, management and other fees accrue based on the terms of the respective advisory agreements. Incentive fees generally are based on a percentage of the net profits experienced by a client account. Management fees generally are based on a fixed percentage of the client assets under management. Incentive and management fees are also received from a joint venture which the Corporation has entered into as a trading advisor.

                  Commissions and fees are recognized when earned, in accordance with the related advisory agreements.

         F.       Foreign Currency Translation

                  Assets and liabilities denominated in non-U.S. dollar currencies are translated into U.S. dollar equivalents based on year-end spot foreign exchange rates. Revenues and expenses are translated at the rate of exchange on the respective dates of such transactions.

         G.       Income Taxes

                  The Corporation has elected S corporation status, pursuant to which the Corporation does not pay U.S. corporate income tax on its taxable income. Instead, the stockholders are liable for individual income tax on their share of the Corporation's taxable income. However, the S corporation election is only partially recognized under Connecticut law and the Corporation is liable for a Connecticut S-Corp. business tax based on the greater of a tax on taxable income or a tax on capital. For 2000, the Corporation's Connecticut S-Corp. business tax has been estimated based on capital.

Note 2.  INVESTMENTS IN SPONSORED FUNDS

         The Corporation has general partner interests in various limited partnerships and is the managing owner of a trust, collectively referred to as sponsored funds. The Corporation's investments in such sponsored funds as of December 31, 2000, are as follows:

                  Millburn Global Markets Portfolio L.P.        $  1,559,101
                  Millburn MCo Partners L.P.                       5,871,747
                  Nestor Partners                                 10,125,281
                  The Millburn Global Opportunity Fund L.P.        1,141,446
                  The Millburn World Resource Trust                  942,196
                  Millburn Currency Fund L.P.                      2,344,903
                  Others                                           4,553,624
                                                                ------------

                           Total                                $ 26,538,298
                                                                ============

MILLBURN RIDGEFIELD CORPORATION
NOTES TO FINANCIAL STATEMENT
(CONTINUED)

Note 2.  INVESTMENTS IN SPONSORED FUNDS (CONTINUED)

         Summarized financial information for the more significant sponsored funds as of December 31, 2000, is as follows:


                               Millburn                                                  The Millburn
                                Multi-      Millburn MCo                     Nestor          World        Millburn
                              Strategy        Partners         Nestor       Partners       Resource       Currency
                            Portfolio L.P.       L.P.         Partners      II, L.P.         Trust        Fund L.P.
                            --------------  -------------  -------------  ------------  --------------  --------------
         Assets             $   51,284,210  $ 137,461,644  $ 177,708,392  $ 21,743,152  $   36,437,811  $   22,757,050
         Liabilities             2,541,099      4,990,334      1,059,372     4,799,758       2,206,818         182,296
                            --------------  -------------  -------------  ------------  --------------  --------------

         Net asset value    $   48,743,111  $ 132,471,310  $ 176,649,020  $ 16,943,394  $   34,230,993  $   22,574,754
                            ==============  =============  =============  ============ ==============  ==============

         The combined net asset value of other sponsored funds as of December 31, 2000, is approximately $74,059,000.


         As the general partner or managing owner, the Corporation conducts and manages the respective businesses of the sponsored funds. The limited partnership or trust agreements typically require the Corporation, as sponsor, to maintain a specified investment in the respective fund. Such minimum investments generally are 1% of either net assets, total assets or total contributions or a minimum dollar amount (if greater). The trust agreement of Millburn World Resource Trust (the Trust), a public fund sponsored by the Corporation, requires the Corporation to maintain a minimum investment equal to the lesser of 1% of the total contributions to the Trust or $500,000. The Corporation, as managing owner, has also agreed to maintain a net worth not less than the greater of $50,000 or 5% of the total contributions to the Trust and to all other entities of which it is managing owner or general partner; however, such amount is not required to exceed $1,000,000. These requirements are defined in each respective limited partnership or trust agreement and the Corporation is in compliance with all such requirements.


Note 3.  RELATED PARTY TRANSACTIONS

         The Corporation has extensive transactions and relationships with affiliated companies. The affiliates provide administrative, accounting, research and other services to the Corporation. Additionally, CommInVest Research, L.P. (CIVR) owns the trading systems used by the Corporation in managing client assets. The Corporation, in turn, is charged consulting fees for such services. The Corporation owes $1,397,442 to The Millburn Corporation (TMC) and $1,533,518 to CIVR at December 31, 2000 for consulting fees.

         The Corporation has entered into borrowing arrangements with the Apollo Fund, a limited partnership whose limited partners are the stockholders of the Corporation. The borrowing bears interest at a variable rate which ranged from 5.84% to 7.38% during 2000. The Corporation has related loans receivable of $547,016 from TMC and $350,312 from a certain stockholder. No specific repayment terms apply to the borrowing and the loans receivable.

         Additionally, the Corporation has loaned funds to TMC in connection with construction and furnishing costs incurred by TMC for its offices located in New York City. The loan is due on demand with interest accruing at an annualized rate of 2% above the interest rate of a money market fund held by the Corporation. The outstanding balance of the loan is $1,470,688 at December 31, 2000.

MILLBURN RIDGEFIELD CORPORATION
NOTES TO FINANCIAL STATEMENT
(CONTINUED)

Note 3.  RELATED PARTY TRANSACTIONS (CONTINUED)

         The Corporation made unsecured advances of $1,831,166 to its stockholders during 2000, which remain outstanding at December 31, 2000. The advances are non-interest bearing and are due on demand. Management believes recovery of advances to stockholders is likely as the value of each stockholders' equity ownership interest at December 31, 2000 exceeds the amounts advanced to each stockholder.

         The Corporation has an agreement with CIVR to utilize CIVR's trading and research services and systems. In consideration for these services, the Corporation has agreed to pay CIVR its net fee income, as defined in the agreement, and a portion of its deferred fees earned from certain non-U.S. domiciled entities (see Note 4.) This agreement automatically renews each year unless terminated by the Corporation upon 30 days written notice to CIVR.

Note 4.  DEFERRED FEES


         The Corporation has entered into deferred compensation agreements with Millburn International (Cayman) Limited ("International"), and Nestor Partners II, LP ("Nestor II"). The Corporation is the advisor or general partner for these entities. Such agreements allow the Corporation to defer the receipt of all or a portion of the management and incentive fees and or net brokerage commissions earned in its capacity as advisor or general partner.


         Deferred fees are subject to the claims of the entities' general creditors. Pursuant to the terms of the applicable deferred compensation agreements, the fees may either remain invested in the entity and share in the earnings, appreciation or depreciation of the respective entities' assets or may be invested in other entities.

         The Corporation has agreed to pay these deferred fees to a certain stockholder, and to CIVR for providing trading and research services and systems (see Note 3). The Corporation is obligated to pay these amounts only to the extent that it receives payment from the non-U.S. domiciled entities.

         At December 31, 2000, the fees and commissions receivable under the deferred compensation agreements and the dates they are due are as follows:

                         International        Nestor II           Total
       2003              $   1,931,420      $   847,369   $   2,778,789
       2004                  1,029,566        2,295,508       3,325,074
       2005                  3,171,234        1,585,940       4,757,174
                                                          -------------

                         $   6,132,220      $ 4,728,817   $  10,861,037
                         =============      ===========   =============

Note 5.  TRADING ACTIVITIES AND RELATED RISKS

         The sponsored funds for which the Corporation is either the general partner or managing owner engage in speculative trading of futures contracts, options on futures contracts and forward contracts (collectively, "derivatives"). These derivatives include both financial and non-financial contracts held as part of diversified trading programs and may be traded on an exchange or over-the-counter. Exchange traded investments are standardized and include futures and certain options. The sponsored funds are exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract. Theoretically, the sponsored funds and the Corporation, as general partner or managing owner, are exposed to market risk equal to the notional value of derivative contracts purchased and unlimited liability on such contracts sold short.

MILLBURN RIDGEFIELD CORPORATION
NOTES TO FINANCIAL STATEMENT
(CONTINUED)

         The Corporation, as general partner or managing owner, has established procedures to actively monitor market risk and minimize credit risk of the sponsored funds.

Note 6.  LEASE COMMITMENT

         The Corporation has a noncancelable lease for office space in Greenwich, Connecticut. This lease commenced April 1, 1997, and provides for annual rent of $64,821. The future minimum lease payments under this noncancelable lease are as follows:

                            2001                 $ 64,821
                            2002                   21,607
                                                 --------

                                                 $ 86,428
                                                 ========

Note 7.  STOCK REPURCHASE AGREEMENT


         The Corporation has entered into an agreement effective January 1, 1999 with one of its stockholders which provides for the stockholder to irrevocably sell, and the Corporation to irrevocably repurchase 9,990 shares on December 31, 2004 and 9,990 shares on December 31, 2005 of the Corporation's outstanding common stock. The purchase price is the net book value as defined in the agreement and as determined on those future dates. The current redemption value of the shares the Corporation has committed to repurchase from the stockholder has been included in temporary equity with a corresponding decrease of $2,260,302 in retained earnings.


Note 8.  SUBSEQUENT EVENT

         On March 1, 2001, the Corporation redeemed $8,631,742 from certain general partnership interests it holds in limited partnerships sponsored by the Corporation. The Corporation distributed the proceeds from these redemptions to its stockholders.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Partners of Nestor Partners:

In our opinion, the accompanying statements of financial condition present fairly, in all material respects, the financial position of Nestor Partners at December 31, 2001 and 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the General Partner; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of financial condition, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statements of financial condition presentation. We believe that our audits of the statements of financial condition provide a reasonable basis for our opinion.


PricewaterhouseCoopers LLP
New York, New York
February 21, 2002

                                 NESTOR PARTNERS

                        STATEMENTS OF FINANCIAL CONDITION

                          AT DECEMBER 31, 2001 AND 2000

ASSETS                                                                                    2001                 2000
Equity in trading accounts:
   Cash                                                                           $         2,317,482   $      3,660,001
   Cash denominated in foreign currencies (cost $494,516 and $3,158,951 at
   December 31, 2001 and 2000, respectively)                                                  503,069          3,454,742
   Investments in U.S. Treasury bills - at value (amortized cost $0 and
   $8,392,770 at December 31, 2001 and 2000, respectively)                                          -          8,392,770
   Investments in U.S. Treasury notes - at value (amortized cost $64,762,372 and
   $46,437,938 at December 31, 2001 and 2000, respectively)                                64,897,503         46,857,338
   Net unrealized appreciation on open contracts                                            6,988,849         31,633,896
                                                                                  --------------------  -----------------

         TOTAL EQUITY IN TRADING ACCOUNTS                                                  74,706,903         93,998,747

Investments in U.S. Treasury bills - at value (amortized cost $0 and $57,227,943
at December 31, 2001 and 2000, respectively)                                                        -         57,227,943
Investments in U.S. Treasury notes - at value (amortized cost $70,636,200 and              70,964,778         15,455,662
$15,328,548 at December 31, 2001 and 2000, respectively)
Money market fund                                                                           7,899,039         15,690,842
Accrued interest receivable                                                                 2,117,211            801,814
                                                                                  --------------------  -----------------

         TOTAL ASSETS                                                             $       155,687,931   $    183,175,008
                                                                                  --------------------  -----------------

LIABILITIES AND PARTNERS' CAPITAL

Due to broker                                                                     $           856,715   $      5,466,616
Accrued expenses                                                                              370,200            417,975
Accrued brokerage commissions                                                                 377,590            444,999
Capital contributions received in advance                                                     502,186            196,398
                                                                                  --------------------  -----------------

         TOTAL LIABILITIES                                                                  2,106,691          6,525,988

Partners' capital                                                                         153,581,240        176,649,020
                                                                                  --------------------  -----------------

         TOTAL LIABILITIES AND PARTNERS' CAPITAL                                  $       155,687,931   $    183,175,008
                                                                                  --------------------  -----------------

         See accompanying notes to statements of financial condition.

NESTOR PARTNERS
NOTES TO STATEMENTS OF FINANCIAL CONDITION


(1)   ORGANIZATION OF THE PARTNERSHIP

         (a) Nestor Partners (the "Partnership") is a limited partnership which was organized in 1976 under the New Jersey Uniform Limited Partnership Act. The Limited Partnership Agreement (the "Agreement") was amended and restated as of October 30, 1997. The Partnership engages in the speculative trading of futures and forward contracts. The instruments that are traded by the Partnership are volatile and involve a high degree of market risk.

         (b) The General Partner of the Partnership is Millburn Ridgefield Corporation. Principals, employees' and other affiliates of the General Partner have invested in the Partnership as special limited partners.

         (c) The limited partners, special limited partners, New Profit memo account and the General Partner share in the profits and losses of the Partnership determined before brokerage commissions (see Note 2) and profit share allocations on the basis of their proportionate interests of Partnership capital (see Note 4). No limited partner or special limited partner shall be liable for Partnership obligations in excess of their capital contribution plus profits, if any.

         (d) The General Partner, subject to Commodity Futures Trading Commission requirements, may (at its discretion) sell additional Limited Partnership Interests to persons desiring to become limited partners.

         (e) The Partnership will terminate on October 31, 2017 or in the event of certain other circumstances, as defined in the Limited Partnership Agreement.

(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)   INVESTMENTS

         Open futures and forward contracts are valued at market value. The difference between cost and carrying value of investments is reflected as net unrealized appreciation (depreciation) on open contracts. Realized gains (losses) and changes in unrealized values on futures and forward contracts are recognized in the periods in which the contracts are closed or the changes occur.

         Investments in U.S. Treasury bills are valued at cost plus amortized discount which approximates value. Investments in U.S. Treasury notes are valued at market value. Such securities are normally on deposit with financial institutions as collateral for performance of the Partnership's trading obligations or held for safekeeping in a custody account.

         (b)   FOREIGN CURRENCY TRANSLATION

         Assets and liabilities denominated in foreign currencies are translated at quoted prices of such currencies. Purchases and sales of investments are translated at the exchange rate prevailing when such transactions occurred.

         (c)   COMMISSIONS

         The Agreement provides that the Partnership will pay the General Partner brokerage commissions at a fixed rate of 0.542% per month of net asset value (6.5% per annum) of limited partnership interests, which amount is charged to the limited partners' capital accounts. The General Partner retains the right to charge less than the annual brokerage rate of 6.5% with respect to the capital accounts of the investors who either subscribe to the fund without incurring a selling commission paid by the General Partner or are affiliated with the General Partner. The General Partner bears all commission and clearing charges due to third party brokers.

         (d)   OPERATING EXPENSES

         The Partnership bears expenses, including periodic legal, accounting and filing fees, up to an amount equal to 1/4 of 1% per annum of the average net assets of the Partnership. The General Partner bears any excess over such amounts. The Partnership will pay any taxes or extraordinary expenses applicable to it.

NESTOR PARTNERS
NOTES TO STATEMENTS OF FINANCIAL CONDITION
(CONTINUED)

         (e)   INCOME TAXES

         Income taxes have not been provided, as each partner is individually liable for the taxes, if any, on their share of the Partnership's income and expenses.

         (f)   ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

         (g)   RIGHT OF OFFSET

         The customer agreements between the Partnership and brokers give the Partnership the legal right to net unrealized gains and losses. Unrealized gains and losses related to transactions with these brokers are reflected on a net basis in the equity in trading accounts in the statement of financial condition.

         (h)   RECLASSIFICATIONS

         Certain amounts in the statement of financial condition at December 31, 2000 have been reclassified to conform to the presentation of the statement of financial condition at December 31, 2001.

(3)   GENERAL PARTNER'S DUTIES

         The Agreement provides that, subject to certain limitations, the General Partner shall conduct and manage the business of the Partnership. The General Partner has the right to make all investment decisions regarding the Partnership, authorize the payments of distributions to partners, enter into customer agreements with brokers and take such other actions as it deems necessary or desirable to manage the business of the Partnership.

(4)   GENERAL PARTNER'S PROFIT SHARE

         The Agreement provides that a General Partner's profit share equal to 20% of Trading Profits (as defined in the Agreement), at the end of each year is charged to the limited partners' capital accounts. However, for limited partners' withdrawals during the year, profit share calculation shall be computed as though the withdrawal date were at year end.

         Any profit share charged is added to the General Partner's capital account to the extent net taxable capital gains are allocated to the General Partner, and the remainder, if any, of such profit share is added to the New Profit memo account. If, at the end of a subsequent year, net taxable gains are allocated to the General Partner in excess of such year's profit share, a corresponding amount is transferred from the New Profit memo account to the General Partner's capital account.

(5)   TRADING ACTIVITIES

         All of the derivatives owned by the Partnership, including futures and forwards, are held for trading purposes. The fair value of the derivative financial instruments, at December 31, 2001 and 2000 was $6,988,849 and $31,633,896, respectively.

         At December 31, 2001 and 2000, net cash, treasury notes and treasury bills aggregating $66,861,339 and $56,898,235, respectively, included in the Partnership's equity in trading accounts were held in segregated accounts as required by U.S. Commodity Futures Trading Commission regulations or by the counterparty bank or broker. Such collateral can be sold or repledged by the counterparties.

NESTOR PARTNERS
NOTES TO STATEMENTS OF FINANCIAL CONDITION
(CONTINUED)

(6)   DERIVATIVE FINANCIAL INSTRUMENTS

         The Partnership is party to derivative financial instruments in the normal course of its business. These financial instruments include forwards and futures, whose value is based upon an underlying asset, index, or reference rate, and generally represent future commitments to exchange currencies or cash flows, or to purchase or sell other financial instruments at specific terms at specified future dates. These instruments may be traded on an exchange or over-the-counter. Exchange traded instruments are standardized and include futures. Each of these instruments is subject to various risks similar to those related to the underlying financial instruments including market and credit risk.

         Market risk is the potential change in the value of the financial instruments traded by the Partnership due to market changes, including interest and foreign exchange rate movements and fluctuations in futures or security prices. Market risk is directly impacted by the volatility and liquidity in the markets in which the related underlying assets are traded. The Partnership's risk of loss due to market risk may exceed the related amounts presented in the statements of financial condition.

         Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk is reduced to the extent that an exchange or clearing organization acts as a counterparty to futures transactions, since typically the collective credit of the members of the exchange is pledged to support the financial integrity of the exchange. In the case of over-the-counter transactions, the Partnership must rely solely on the credit of the individual counterparties. The Partnership's risk of loss in the event of counterparty default is typically limited to the amounts recognized in the statements of financial condition, not to the contract or notional amounts of the instruments.

         The Partnership has limited concentration risk as it executes trades and maintains accounts with several brokers.

         The fair value of the Partnership's derivative financial instruments at December 31, 2001 and 2000 is detailed below:

                                           UNREALIZED APPRECIATION
                                    --------------------------------------
                                          GROSS               NET
DECEMBER 31, 2001:
     Exchange traded                $      2,619,521   $       (566,392)
     Non-exchange traded                  10,438,196          7,555,241
                                    ------------------ -------------------
                                    $     13,057,717   $      6,988,849
                                    ------------------ -------------------
DECEMBER 31, 2000:
     Exchange traded                $     18,028,835   $     16,346,640
     Non-exchange traded                  17,230,988         15,287,256
                                    ------------------ -------------------
                                    $     35,259,823   $     31,633,896
                                    ------------------ -------------------

(7)   WITHDRAWALS/REDEMPTIONS

         Subject to certain conditions, a partner may withdraw/redeem part or all of his capital contribution and undistributed profits, if any, from the Partnership as of the end of any month.

(8)   SUBSEQUENT EVENTS

         Effective January 1, 2001, special limited partners made contributions and withdrawals of approximately $150,000 and $2,800,000, respectively. Limited partners made contributions and withdrawals of approximately $50,000 and $1,000,000, respectively. The General Partner made withdrawals of approximately $3,600,000.

                                                                       EXHIBIT A

                               GLOBAL MACRO TRUST

                              AMENDED AND RESTATED

                    DECLARATION OF TRUST AND TRUST AGREEMENT

                            DATED AS OF ______, 2002

                               GLOBAL MACRO TRUST

                              AMENDED AND RESTATED

                    DECLARATION OF TRUST AND TRUST AGREEMENT

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
1.       Declaration of Trust.....................................................................................1
2.       The Trustee..............................................................................................1
         (a)      TERM; RESIGNATION...............................................................................1
         (b)      POWERS..........................................................................................2
         (c)      COMPENSATION AND EXPENSES OF THE TRUSTEE........................................................2
         (d)      INDEMNIFICATION.................................................................................2
         (e)      SUCCESSOR TRUSTEE...............................................................................2
         (f)      LIABILITY OF THE TRUSTEE........................................................................3
         (g)      RELIANCE BY THE TRUSTEE AND THE MANAGING OWNER; ADVICE OF COUNSEL...............................3
         (h)      NOT PART OF TRUST ESTATE........................................................................4
3.       Principal Office.........................................................................................4
4.       Business.................................................................................................4
5.       Term, Dissolution, Fiscal Year and Net Asset Value.......................................................4
         (a)      TERM............................................................................................4
         (b)      DISSOLUTION.....................................................................................5
         (c)      FISCAL YEAR.....................................................................................5
         (d)      NET ASSET VALUE.................................................................................5
6.       Net Worth of Managing Owner..............................................................................5
7.       Capital Contributions; Units; Managing Owner's Liability.................................................6
         (a)      TYPES OF BENEFICIAL INTERESTS...................................................................6
         (b)      MANAGING OWNER'S LIABILITY......................................................................6
         (c)      NO CERTIFICATES.................................................................................6
         (d)      UNITHOLDER CONSENT..............................................................................6
8.       Allocation of Profits and Losses.........................................................................6
         (a)      CAPITAL ACCOUNTS AND ALLOCATIONS................................................................6
         (b)      ALLOCATION OF PROFIT AND LOSS FOR FEDERAL INCOME TAX PURPOSES...................................8
         (c)      PROFIT SHARE; NEW PROFITS MEMO ACCOUNT.........................................................10
         (d)      EXPENSES; INTEREST INCOME......................................................................10
         (e)      LIMITED LIABILITY OF UNITHOLDERS...............................................................11
         (f)      RETURN OF CAPITAL CONTRIBUTIONS................................................................12
9.       Management of the Trust.................................................................................12
         (a)      AUTHORITY OF THE MANAGING OWNER................................................................12
         (b)      NOTIFICATION OF BASIC CHANGES..................................................................12
         (c)      CERTAIN AGREEMENTS.............................................................................12
         (d)      FIDUCIARY DUTIES...............................................................................12
         (e)      BROKERAGE ARRANGEMENTS.........................................................................13
         (f)      PROHIBITED ACTIVITIES..........................................................................13
         (g)      FREEDOM OF ACTION..............................................................................13
10.      Audits and Reports to Unitholders.......................................................................13
11.      Assignability of Units..................................................................................14
12.      Redemptions.............................................................................................15
13.      Offering of Units.......................................................................................16
14.      Special Power of Attorney...............................................................................17

15.      Withdrawal of a Unitholder..............................................................................17
16.      Benefit Plan Investors..................................................................................18
17.      Standard of Liability; Indemnification..................................................................18
         (a)      STANDARD OF LIABILITY FOR THE MANAGING OWNER...................................................18
         (b)      INDEMNIFICATION OF THE MANAGING OWNER BY THE TRUST.............................................18
         (c)      INDEMNIFICATION BY THE UNITHOLDERS.............................................................19
18.      Amendments; Meetings....................................................................................19
         (a)      AMENDMENTS WITH CONSENT OF THE MANAGING OWNER..................................................19
         (b)      AMENDMENTS AND ACTIONS WITHOUT CONSENT OF THE MANAGING OWNER...................................20
         (c)      MEETINGS; OTHER................................................................................20
         (d)      CONSENT BY TRUSTEE.............................................................................20
19.      Governing Law...........................................................................................21
20.      Miscellaneous...........................................................................................21
         (a)      NOTICES........................................................................................21
         (b)      BINDING EFFECT.................................................................................21
         (c)      CAPTIONS.......................................................................................21
21.      Certain Definitions.....................................................................................21
22.      No Legal Title to Trust Estate..........................................................................23
23.      Legal Title.............................................................................................23
24.      Creditors...............................................................................................23

         Testimonium
         Signatures

         Schedule A - Certificate of Trust....................................................................TA-25
         Annex - Request for Redemption........................................................................RR-1

                               GLOBAL MACRO TRUST

                              AMENDED AND RESTATED
                    DECLARATION OF TRUST AND TRUST AGREEMENT

          This AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT ("Declaration of Trust") of GLOBAL MACRO TRUST (the "Trust") is made and entered into as of this ___ day of ______, 2002 by and among MILLBURN RIDGEFIELD CORPORATION, a Delaware corporation, as managing owner (the "Managing Owner"), WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee (the "Trustee"), and each other party who shall execute a counterpart of this Declaration of Trust as an owner of a unit ("Unit") of beneficial interest of the Trust or who becomes a party to this Declaration of Trust as a Unitholder by execution of a Subscription Agreement and Power of Attorney Signature Page or otherwise and who is shown in the books and records of the Trust as a Unitholder (individually, a "Unitholder" and, collectively, the "Unitholders").

                              W I T N E S S E T H:

          WHEREAS, the parties hereto desire to continue the Trust for the business and purpose of issuing Units, the capital of which shall be used to engage in speculative trading, buying, selling or otherwise acquiring, holding or disposing of futures and forward contracts on currencies, interest rate, energy and agricultural products, metals and stock indices, hybrid instruments, swaps, any rights pertaining thereto and any options thereon or on physical commodities, with the objective of capital appreciation through speculative trading, and to amend and restate the original Declaration of Trust and Trust Agreement of the Trust in its entirety.

          NOW THEREFORE, the parties hereto agree as follows:

          1.   DECLARATION OF TRUST.

          The Trustee hereby declares the investments in the Trust shall be held in trust upon and subject to the conditions set forth herein for the use and benefit of the Unitholders. It is the intention of the parties hereto that the Trust shall be a business trust under the Act, and that this Declaration of Trust shall constitute the governing instrument of the Trust. The Trustee has filed the Certificate of Trust required by Section 3810 of the Delaware Business Trust Act, 12 DEL. C. Section 3801, ET SEQ., as amended from time to time (the "Act").

          Nothing in this Declaration of Trust shall be construed to make the Unitholders partners or members of a joint stock association except to the extent that such Unitholders, as constituted from time to time, are deemed to be partners under the Internal Revenue Code of 1986, as amended (the "Code"), and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties hereto that the Trust be treated as a partnership for purposes of taxation under the Code and applicable state and local tax laws. Effective as of the date hereof, the Trustee shall have all of the rights, powers and duties set forth herein and in the Act with respect to accomplishing the purposes of the Trust.

          2.   THE TRUSTEE.

          (a) TERM; RESIGNATION. (i) Wilmington Trust Company has been appointed and has agreed to serve as the Trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2(e) hereof.

          (ii) The Trustee may resign at any time upon the giving of at least sixty (60) days' advance written notice to the Managing Owner; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2(e) hereof. If the

Managing Owner does not act within such sixty (60) day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

          (b)  POWERS. Except to the extent expressly set forth in this
Section 2, the duty and authority of the Trustee to manage the business and affairs of the Trust are hereby delegated to the Managing Owner. The Trustee shall have only the rights, obligations or liabilities specifically provided for herein and in the Act and shall have no implied rights, obligations or liabilities with respect to the business or affairs of the Trust. The Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents, including any amendments to or cancellation of the Certificate of Trust, and to maintain all necessary records of the Trust as required by the Act. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Act.

          (c) COMPENSATION AND EXPENSES OF THE TRUSTEE. The Trustee shall be entitled to receive from the Trust or, if the assets of the Trust are insufficient, from the Managing Owner reasonable compensation for its services hereunder in accordance with a separate fee agreement between the Managing Owner and the Trustee, and shall be entitled to be reimbursed by the Trust or, if the assets of the Trust are insufficient, by the Managing Owner for reasonable out-of-pocket expenses incurred by the Trustee in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder, to the extent attributable to the Trust.

          (d) INDEMNIFICATION. The Managing Owner agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents, employees and servants (the "Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or as indemnity payments pursuant to this
Section 2(d)), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses"), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2(d) shall survive the termination of this Declaration of Trust or the removal or resignation of the Trustee. In addition, the Indemnified Parties shall be entitled to indemnification from any cash, net equity in any commodity futures, forward and option contracts, all funds on deposit in the accounts of the Trust, any other property held by the Trust, and all proceeds therefrom, including any rights of the Trust pursuant to any agreements to which the Trust is a party (the "Trust Estate") to the extent such expenses are attributable to the formation, operation or termination of the Trust as set forth above, and to secure the same the Trustee shall have a lien against the Trust Estate which shall be prior to the rights of the Managing Owner and the Unitholders to receive distributions from the Trust Estate. The Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate which result from claims against the Trustee personally that are not related to the ownership or the administration of the Trust Estate or the transactions contemplated by any documents to which the Trust is a party.

          (e) SUCCESSOR TRUSTEE. Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Act. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Declaration of Trust, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Declaration of Trust.

          (f)  LIABILITY OF THE TRUSTEE. Except as otherwise provided in this
Section 2, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Declaration of Trust and any other agreement to which the Trust is a party shall look only to the Trust Estate for payment or satisfaction thereof. The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for the Trustee's own gross negligence or willful misconduct. In particular, but not by way of limitation:

          (i) the Trustee shall have no liability or responsibility for the validity or sufficiency of this Declaration of Trust or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

          (ii) the Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner;

          (iii) the Trustee shall not have any liability for the acts or omissions of the Managing Owner;

          (iv) the Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner, any commodity broker or any selling agent;

          (v) no provision of this Declaration of Trust shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

          (vi) under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Declaration of Trust or any other agreements to which the Trust is a party;

          (vii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration of Trust, or to institute, conduct or defend any litigation under this Declaration of Trust or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner or any Unitholders unless the Managing Owner or such Unitholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby; and

          (viii) notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (a) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (b) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (c) subject the Trustee to personal jurisdiction other than in the State of Delaware for causes of action arising from personal acts unrelated to the consummation by the Trustee of the transactions contemplated hereby.

          (g) RELIANCE BY THE TRUSTEE AND THE MANAGING OWNER; ADVICE OF COUNSEL. (i) In the absence of bad faith, the Trustee and the Managing Owner may conclusively rely upon certificates or opinions furnished to the Trustee or the Managing Owner and conforming to the requirements of this Declaration of Trust in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper which is believed to be genuine and believed to be signed by the proper party or parties, and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee or the Managing Owner shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Declaration of Trust. The Trustee or the Managing Owner may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee or the Managing Owner may for all purposes hereof rely on a certificate, signed by the president or any vice-president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee or the Managing Owner for any action taken or omitted to be taken by either of them in good faith in reliance thereon.

          (ii) In the exercise or administration of the trust hereunder and in the performance of its duties and obligations under this Declaration of Trust, the Trustee, at the expense of the Trust, (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by the Trustee; provided that the Trustee shall not allocate any of its internal expenses or overhead to the account of the Trust. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such persons.

          (h) NOT PART OF TRUST ESTATE. Amounts paid to the Trustee from the Trust Estate, if any, pursuant to this Section 2 shall not be deemed to be part of the Trust Estate immediately after such payment.

          3.   PRINCIPAL OFFICE.

          The address of the principal office of the Trust is c/o the Managing Owner, 411 West Putnam Avenue, Greenwich, Connecticut 06830; telephone: (203) 625-7554. The Trustee is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

          4.   BUSINESS.

          The Trust's business and purpose is to engage in speculative trading, buying, selling or otherwise acquiring, holding or disposing of futures and forward contracts on currencies, interest rate, energy and agricultural products, metals, stock and stock indices, hybrid instruments, swaps, any rights pertaining thereto and any options thereon or on physical commodities, and to engage in all activities necessary, convenient or incidental thereto. The objective of the Trust's business is appreciation of its assets through speculative trading. The Trust shall have the power to engage in all activities which are necessary, suitable, desirable, convenient or incidental to the accomplishment to the foregoing business and purposes. The Trust shall do so under the direction of the Managing Owner.

          5.   TERM, DISSOLUTION, FISCAL YEAR AND NET ASSET VALUE.

          (a) TERM. The term of the Trust commenced on the day on which the Certificate of Trust was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and shall end upon the first to occur of the following: (1) December 31, 2031; (2) receipt by the Managing Owner of an approval to dissolve the Trust at a specified time by Unitholders owning Units representing more than fifty percent (50%) of the total number of outstanding Units then owned by Unitholders, notice of which is sent by certified mail return receipt requested to the Managing Owner not less than 90 days prior to the effective date of such dissolution; (3) death, insanity, bankruptcy, retirement, resignation, expulsion, withdrawal, insolvency or dissolution of the Managing Owner or any other event that causes the Managing Owner to cease to be a managing owner unless, (i) at the time of such event there is at least one remaining managing owner of the Trust who carries on the business of the Trust (and each remaining managing owner of the Trust is hereby authorized to carry on the business of the Trust in such an event), or (ii) within 90 days after such event Unitholders owning at least fifty percent (50%) of the total number of outstanding Units then owned by Unitholders agree in writing to continue the business of the Trust and to the appointment, effective as of the date of such event, of one or more managing owners of the Trust pursuant to the terms of Sections 18(b) and 18(c); (4) a decline in the aggregate Net Assets of the Trust to less than $250,000; (5) a decline in the Net Asset Value per Unit to $250 or less; (6) dissolution of the Trust pursuant hereto; or (7) any other event which shall make it unlawful for the existence of the Trust to be continued or shall require termination of the Trust.

          (b) DISSOLUTION. Upon the occurrence of an event causing the dissolution of the Trust, the Trust shall be dissolved and its affairs wound up. Upon dissolution, the New Profits Memo Account will be added to the Managing Owner's capital account.

          Upon the dissolution of the Trust, the Managing Owner (or, if the Managing Owner has withdrawn, such person as the Unitholders may, by majority vote of the Units, select) shall wind up the Trust's affairs and, in connection therewith, shall distribute the Trust's assets in the following manner and order:

          (i) FIRST TO pay or make reasonable provision to pay (all claims of the Trustee and then all other claims and obligations, including all contingent, conditional or unmatured claims and obligations, for which the Managing Owner (or its successor) may create a reserve, known to the Trust (including claims of Unitholders) and all claims and obligations which are known to the Trust but for which the identity of the claimant is unknown; and

          (ii) SECOND TO distribution in cash of the remaining assets to the Unitholders in proportion to their capital accounts, after giving effect to the allocations pursuant to Section 8 hereof as if the date of distribution were the end of a calendar year.

          (c) FISCAL YEAR. The fiscal year of the Trust shall begin on January 1 of each year and end on the following December 31.

          (d) NET ASSET VALUE. The Net Assets of the Trust are its assets less its liabilities determined in accordance with generally accepted accounting principles. If a futures, forward or other contract cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the Managing Owner may deem fair and reasonable. The liquidating value of a commodity futures or option contract not traded on a United States commodity exchange shall mean its liquidating value as determined by the Managing Owner on a basis consistently applied for each different variety of contract.

          The Brokerage Fee shall be charged (other than to the Managing Owner's capital account) at the basic rate of 7.0% per annum of the average month-end Net Assets of the Trust (prior to reduction for accrued but unpaid fees) allocable to the Unitholders (but not to the Managing Owner's capital account), and additional Units shall be allocated to Unitholders subject to reduced Brokerage Fees as described in Section 8(a)(3) hereof. Brokerage Fees, accrued as well as paid, shall reduce Net Asset Value.

          Accrued Profit Shares (as described in Section 8 hereof) shall reduce Net Asset Value, even though such Profit Shares may never, in fact, be paid. Accrued Profit Shares shall be calculated on a basis which reflects any aggregate New Trading Profit (as defined), accrued equally in respect of all outstanding Units (except as necessary to reflect the difference in the Brokerage Fees charged certain Unitholders) but not in respect of the Managing Owner's capital account or the New Profits Memo Account (see Section 8(a)).

          6.   NET WORTH OF MANAGING OWNER.

          The Managing Owner agrees that at all times so long as it remains managing owner of the Trust, it will maintain its Net Worth at an amount not less than the greater of $50,000 or 5% of the total contributions to the Trust and to all other entities of which it is managing owner or general partner. In no event shall the Managing Owner be required to maintain a net worth in excess of $1,000,000.

          7.   CAPITAL CONTRIBUTIONS; UNITS; MANAGING OWNER'S LIABILITY.

          (a) TYPES OF BENEFICIAL INTERESTS. The beneficial interests in the Trust shall consist of two types: a general liability interest and limited liability Units. The Managing Owner shall acquire the general liability interest, and investors shall all acquire limited liability Units.

          (b) MANAGING OWNER'S LIABILITY. Upon the initial contribution by the Managing Owner to the Trust, the Managing Owner became the holder of the general liability interest of the Trust. The Managing Owner's general liability interest shall be accounted for on a Unit-equivalent basis, but may receive allocations on an aggregate basis so as to simplify the Trust's accounting. The Managing Owner's general liability interest will not be subject to full Brokerage Fees, but rather only to actual execution costs, nor shall it be subject to Profit Shares.

          (c) NO CERTIFICATES. No certificates or other evidences of beneficial ownership of the Units will be issued.


          (d) UNITHOLDER CONSENT. Every Unitholder, by virtue of having purchased or otherwise acquired Units, shall be deemed to have expressly consented and agreed to be bound by the terms of this Declaration of Trust.


          The Unitholders' respective capital contributions to the Trust shall be as shown on the books and records of the Trust.

          The Managing Owner shall have unlimited liability for the repayment, satisfaction and discharge of all debts, liabilities and obligations of the Trust to the full extent, and only to the extent, of the Managing Owner's assets.

          The Managing Owner shall be liable for the acts, omissions, obligations and expenses of the Trust, to the extent not paid out of the assets of the Trust, to the same extent that the Managing Owner would be so liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act and the Managing Owner were a general partner of such partnership. The obligations of the Managing Owner under this paragraph shall be evidenced by its ownership of the general liability interest.

          The Managing Owner, so long as it is generally liable for the obligations of the Trust, shall invest in the Trust, as a general liability interest, no less than 1% of the total capital contributions to the Trust (including the Managing Owner's contributions) but in no event shall the Managing Owner invest less than $500,000 of the total capital contributions to the Trust. The Managing Owner may withdraw any interest it may have in excess of such requirement as of any month-end on the same terms as any Unitholder.


          Any Units acquired by the Managing Owner or any of its principals or their respective affiliates will be non-voting, and will not be considered outstanding for purposes of determining whether the majority approval of the outstanding Units has been obtained.


          The general liability interest in the Trust held by the Managing Owner will be non-voting.

          8.   ALLOCATION OF PROFITS AND LOSSES.

          (a) CAPITAL ACCOUNTS AND ALLOCATIONS. A capital account shall be established for each Unit and for the Managing Owner. In addition, a New Profits Memo Account shall be established on the books of the Trust for bookkeeping purposes only. The initial balance of each capital account shall be the amount contributed to the Trust in respect of a Unit or by the Managing Owner. As of the close of business (as determined by the Managing Owner) on the last day of each month, the following determinations and allocations shall be made:

          (1) The Net Assets of the Trust will be determined without regard to Brokerage Fees or Profit Shares.

          (2) Any increase or decrease in the Trust's Net Assets (as determined pursuant to Paragraph 1 above), as compared to the last such determination of Net Assets, shall then be credited or charged equally to the capital account of each Unit and PRO RATA to the capital account of the Managing Owner and to the New Profits Memo Account.


          (3) Brokerage Fees shall be charged equally to all Units at the rate of 0.5833 of 1% of the month-end Trust assets (prior to reduction for any accrued but unpaid fees or Profit Shares) allocable to such Units, not including the capital accounts of the Managing Owner, its principals, their respective affiliates or the New Profits Memo Account (a 7.0% annual rate). Such Brokerage Fees shall be paid out to the Managing Owner; provided that in respect of Units which are subject to per annum Brokerage Fees of 6.5%, 6%, 5.5%, or 4% (or as otherwise reduced to reflect reduced sales commissions) of the average month-end Trust assets allocable to such Units, the difference between the 0.5833 of 1% Brokerage Fees charged and the reduced Brokerage Fee due as of the end of each month shall not be paid out to the Managing Owner but shall instead be credited to a Suspense Account which shall not be included in the Net Asset Value of the Units, and shall be used solely as a means of efficiently accounting for the reduction in the Brokerage Fee payable by such Unitholders while maintaining a uniform Net Asset Value per Unit.

          Brokerage Fees will not be charged to (or calculated on a basis of average month-end Trust assets which include) capital accounts of the Managing Owner, its principals, their respective affiliates or the New Profits Memo Account. The capital accounts of the Managing Owner, its principals, their respective affiliates and the New Profits Memo Account shall be charged for their respective PRO RATA shares of the out-of-pocket brokerage commissions paid by the Managing Owner on behalf of the Trust, but not for any Brokerage Fees.

          (4) The Managing Owner's Profit Share will equal 20% of any New Trading Profit (as defined in Section 8(c)). As of the end of each month, the amount of any such Profit Share shall be calculated and shall reduce the Net Asset Value per Unit. The amount of any such Profit Share shall be deducted from each Unit's capital account and credited to the New Profits Memo Account, as a bookkeeping entry only, as of the end of each calendar year. The capital accounts of the Managing Owner, its principals, their respective affiliates and the New Profits Memo Account will not be subject to the Profit Share.


          (5) The amounts credited to the Suspense Account as provided in Paragraph 3 above as of the end of any month shall be reduced by the 20% Profit Share if there is an accrued Profit Share in respect of the Units as of the month-end that such amounts are so credited. If such month-end is also a year-end, the amount of such Profit Share shall be credited to the New Profits Memo Account, as a bookkeeping entry only, and the remainder of the Suspense Account shall be reinvested in Units as of such month-end, at Net Asset Value, for the benefit of the appropriate Unitholders. If such month-end is not also a year-end, the Profit Share accrual, as well as the remainder of the Suspense Account, shall be reinvested in Units as of such month-end, at Net Asset Value, for the benefit of the appropriate Unitholders.

          (6) The Managing Owner's Profit Share with respect to Units redeemed as of a month-end which is not the end of a calendar year shall be computed as though such month-end were the end of a calendar year, and the amount of the Profit Share so computed shall be deducted from the redeemed Units' capital accounts and credited to the New Profits Memo Account, as a bookkeeping entry only.

          (7) When Units subject to reduced per annum Brokerage Fees are redeemed: (i) if a Profit Share is then accrued, the difference between the 7.0% per annum and reduced per annum Brokerage Fee attributable to such Units for the month-end of redemption shall be assessed a 20% Profit Share which shall be credited to the New Profits Memo Account, as a bookkeeping entry only; and (ii) the Profit Share, if any, due in respect of such Units shall be calculated on the same basis as in respect of all other Units, as set forth in Paragraph 4 above, and credited to the New Profits Memo Account, as a bookkeeping entry only.

          If no Profit Share is accrued as of the date of redemption, then no New Profits Memo Account credits shall be made in respect of any portion of the Units redeemed.

          (8) The amount of any distributions made in respect of a Unit as of the end of such month and any amount (not reduced by any early redemption charges) paid upon partial redemption of Units or upon withdrawal of the Managing Owner's interest as of the end of such month shall be charged against the capital account of such Unit or of the Managing Owner. The capital account of any Unit fully redeemed shall be eliminated.

          (9) Brokerage Fees shall be treated as if paid or payable to a third party and shall not be credited to the capital account of the general liability interest held by the Managing Owner.

          (10) Persons who make a net capital investment in the Trust, including both initial and subsequent investments and without regard to profits or losses, of $100,000, $500,000, $1,000,000 or more or who invest through asset-based fee or fixed fee investment programs (such as broker or trust company "wrap accounts") shall be entitled to pay Brokerage Fees of 6.5%, 6%, 5.5% or 4% per annum, respectively, of the average month-end assets of their respective capital accounts; provided that, if after any redemption of Units, the aggregate Net Asset Value of an investor's Units is less than $100,000, $500,000 or $1,000,000, such Unitholder will no longer be eligible for the level of per annum Brokerage Fee such investor was paying but rather shall be subject to the higher Brokerage Fee applicable to the aggregate Net Asset Value of such investor's Units as if that amount were such investor's initial investment in the Trust. Should such person subsequently make an additional subscription, if the amount of such subsequent subscription plus such Unitholder's remaining net capital contributions (subscriptions less redemptions, but assuming redemptions to be made first from accumulated net profits, not capital contributions) equals $100,000, $500,000 or $1,000,000 or more, such person will pay the Brokerage Fee applicable to such person's net capital investment in the Trust described in this Paragraph 10. Redemptions shall not cause investors who invest through asset-based fee or fixed fee investment programs to pay increased Brokerage Fees.

          Reduced Brokerage Fees apply to a Unitholder's entire capital account, not just that part of such capital account corresponding to capital contributions of $100,000, $500,000 and $1,000,000 or more.

          (b) ALLOCATION OF PROFIT AND LOSS FOR FEDERAL INCOME TAX PURPOSES. Each of the parties hereto, by entering into this Declaration of Trust, (i) expresses its intention that the Units will qualify under applicable tax law as though the Units were interests in a partnership which holds the Trust Estate for their benefit, (ii) agrees that it will file its own federal, state and local income, franchise and other tax returns in a manner that is consistent with the treatment of the Trust as though it were a partnership in which each of the Unitholders is a partner and (iii) agrees to use reasonable efforts to notify the Managing Owner promptly upon a receipt of any notice from any taxing authority having jurisdiction over such Unitholder with respect to the treatment of the Units as anything other than interests in a partnership. As of the end of each fiscal year, income and expense and capital gain or loss of the Trust shall be allocated among the Unitholders pursuant to the following provisions of this
Section 8(b) for federal income tax purposes. Such allocations shall be PRO RATA from short-term capital gain or loss and long-term capital gain or loss. For purposes of this Section 8(b), capital gain and capital loss shall be allocated separately and not netted.

          (1) Items of ordinary income and expenses attributable to the Trust (other than Brokerage Fees, which shall be allocated as set forth in Section 8(b)(2)), shall be allocated equally among all Units of the Trust outstanding as of the end of each calendar month (including Units being then redeemed), and PRO RATA to the account of the Managing Owner.

          (2) Ordinary deductions attributable to Brokerage Fees paid to the Managing Owner shall be allocated to each Unitholder and the Managing Owner in the same manner as such Brokerage Fees are allocated for financial purposes pursuant to Section 8(a).

          (3) Capital Gain or Loss (as defined in Section 8(b)(3)(H)) shall be allocated as follows:

          (A) There shall be established a tax account with respect to each outstanding Unit and with respect to the Managing Owner. The initial balance of each tax account shall be the net amount paid to the Trust for each Unit and the amount contributed to the Trust by the Managing Owner. Amounts reinvested in Units from the Suspense Account, as described in
     Section 8(a) hereof, shall not increase the aggregate tax basis of the affected Unitholders in their Units; rather the Units acquired upon reinvestment will have an initial tax basis of $0. As of the end of each fiscal year:

              (i) Each tax account for the Units and the Managing Owner shall be increased by the amount of income or gain allocated to such tax account pursuant to Sections 8(b)(1), 8(b)(3)(B) and 8(b)(3)(D).

              (ii) Each tax account for the Units shall be decreased by the amount of expense or loss allocated to each Unit pursuant to Sections 8(b)(1), 8(b)(2) and 8(b)(3)(F) and by the amount of any distributions paid out with respect to such Units other than upon redemption.

              (iii) When a Unit is redeemed, the tax account attributable to such Unit (determined after making all allocations described in this Section 8(b)) shall be eliminated.

          (B) The Managing Owner shall be allocated Capital Gain, if any, up to the amount of any bookkeeping credit to the New Profits Memo Account, including any credits made as of the end of the fiscal year of allocation. To the extent any such tax allocation is made, the balance in the New Profits Memo Account shall be reduced, and the balance in the Managing Owner's capital account, for financial purposes, correspondingly increased.

          (C) Each Unitholder who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated Capital Gain, if any, up to the amount of the excess, if any, of the amount received in respect of the Units so redeemed over the sum of the tax accounts (determined after making the allocation described in Sections 8(b)(1) and 8(b)(2), but prior to making the allocations described in this Section 8(b)(3)(C)) allocable to such Units (an "Excess"). In the event that the aggregate amount of Capital Gain available to be allocated pursuant to this
Section 8(b)(3)(C) is less than the aggregate amount of Capital Gain required to be so allocated, the aggregate amount of available Capital Gain shall be allocated among all such Unitholders in the ratio which each such Unitholder's Excess bears to the aggregate Excess of all such Unitholders.

          (D) Capital Gain remaining after the allocation described in Section 8(b)(3)(C) shall be allocated among all Unitholders who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) whose capital accounts with respect to such Units are in excess of the related tax accounts (determined after making the allocations described in Sections 8(b)(1) and 8(b)(2)) allocable to such Units, in the ratio that each such Unitholder's Excess bears to the aggregate Excess of all such Unitholders. Capital Gain remaining after the allocation described in the preceding sentence shall be allocated among all Unitholders described in said sentence in proportion to their holdings of such Units.

          (E) Each Unitholder who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated Capital Loss, if any, up to the amount of the sum of the excess of the tax accounts (determined after making the allocations described in Sections 8(b)(1) and 8(b)(2), but prior to making the allocations described in this
Section 8(b)(3)(E)) allocable to the Units so redeemed over the amount received in respect of such Units (a "Negative Excess"). In the event that the aggregate amount of available Capital Loss required to be allocated pursuant to this
Section 8(b)(3)(E) is less than the aggregate amount required to be so allocated, the aggregate amount of available Capital Loss shall be allocated among all such Unitholders in the ratio that each such Unitholder's Negative Excess bears to the aggregate Negative Excess of all such Unitholders.

          (F) Capital Loss remaining after the allocation described in Section 8(b)(3)(E) shall be allocated among all Unitholders who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) whose tax accounts with respect to such Units are in excess of their capital accounts (determined after making the allocations described in Sections 8(b)(1) and 8(b)(2) with respect to such Units, in the ratio that each such Unitholder's Negative Excess bears to the aggregate Negative Excess of all such Unitholders. Capital Loss remaining after the allocation described in the preceding sentence shall be allocated among all Unitholders described in such sentence in proportion to their holdings of such Units.

          (G) For purposes of this Section 8(b), the Managing Owner's interest in the Trust will be treated as if it were a single Unit.

          (H) For purposes of this Section 8(b), "Capital Gain" or "Capital Loss" shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset by the Code, including, but not limited to, gain or loss required to be taken into account pursuant to Section 1256 thereof.

          (4) The allocation of profit and loss for federal income tax purposes set forth herein allocates taxable profit and loss among the Unitholders in the ratio and to the extent that financial profit and loss are allocated to such Unitholders and so as to eliminate, to the maximum practicable extent, any disparity between a Unit's capital account and its tax account, consistent with principles set forth in Section 704 of the Code, including without limitation a "Qualified Income Offset."

          (5) The allocations of profit and loss to the Unitholders in respect of their Units shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the Managing Owner, whose determination shall be binding.

          (c) PROFIT SHARE; NEW PROFITS MEMO ACCOUNT. The Managing Owner's Profit Share will equal 20% of any cumulative trading profits ("New Trading Profit"), not including interest income, after deduction of all accrued but unpaid fees and expenses other than the Profit Share itself ("Trading Profit"), over the highest level of such cumulative Trading Profit as of any previous calendar year-end, or $0, if higher (the "Profit Share High Water Mark"). Profit Shares will be calculated on Units subject to reduced per annum as well as on those subject to a 7.0% per annum Brokerage Fee in the manner described in
Section 8(a) hereof. Trading Profit does not include profits allocable to the Managing Owner's capital account or to the New Profits Memo Account.

          New Trading Profit is reduced by routine administrative expenses.

          If Units are redeemed when there is a loss carryforward for Profit Share calculation purposes (i.e., the current level of cumulative Trading Profit is below the Profit Share High Water Mark), such loss carryforward will be reduced in proportion to the proportion of the total outstanding Units redeemed.

          Neither any Unitholder nor the Managing Owner shall have any interest in the New Profits Memo Account, except as described in Section 5(b) hereof. However, as described in Section 8(b)(3)(B), bookkeeping entries in the New Profits Memo Account shall be reduced, and the Managing Owner's capital account correspondingly increased to the extent that priority allocations of Capital Gain are made to the Managing Owner pursuant to said Section 8(b)(3)(B).

          In the event that the Net Asset Value per Unit is less than $400 as of any calendar month-end, the balance of any bookkeeping entries to the New Profits Memo Account then outstanding will be cancelled, and an amount equal to such balance shall be allocated equally among all outstanding Units, but not to the Managing Owner's capital account.

          (d) EXPENSES; INTEREST INCOME. The Trust shall bear all of any taxes applicable to it. The Trust shall pay the Managing Owner a Brokerage Fee equal to 0.5833 of 1% (a 7.0% annual rate) of the month-end assets of the Trust (prior to reduction for any accrued but unpaid Brokerage Fees and Profit Shares), not including the Managing Owner's capital account; provided that in the case of subscribers who invest $100,000, $500,000 or $1,000,000 or more in the Trust or who invest through broker or trust company asset-based fee or fixed-fee investment programs, such Brokerage Fee shall be reduced to 0.5417 of 1% (a 6.5% annual rate), 0.50 of 1% (a 6% annual rate), 0.4583 of 1% (a 5.5% annual rate) or 0.3333 of 1% (a 4% annual rate), respectively, of such month-end assets of the Trust attributable to each such Unitholder's capital account, as contemplated by Section 8(a)(10) above.

          The Managing Owner shall pay all routine charges incidental to trading (including, without limitation, brokerage commissions, exchange, clearinghouse, regulatory, floor brokerage and "give-up" fees). Any extraordinary charges incidental to trading (for example, insurance or delivery charges) will be paid by the Trust.

          The Trust's organizational and offering expenses, including redemption fees, are limited to 15% of the capital contributions to the Trust.

          The Trust will pay its ongoing administrative expenses, including the fees of the Trustee. All of the expenses which are for the account of the Trust shall be billed directly to the Trust. The Trust shall bear all of its own legal, accounting and administrative expenses, but none of the Managing Owner's "overhead" expenses incurred in connection with the administration of the Trust (including, but not limited to, salaries and rent) shall be charged to the Trust.

          Appropriate reserves may be created, accrued and charged against the Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Managing Owner. Such reserves shall reduce Net Asset Value for all purposes.

          Any goods and services provided to the Trust by the Managing Owner shall be provided at rates and terms at least as favorable as those which may be obtained from third parties in arm's-length negotiations.


          In the event that the Trust shall be subject to taxation by any state or local or by any foreign taxing authority, the Trust shall be obligated to pay such taxes to such jurisdiction. In the event that the Trust shall be required to make payments to any federal, state or local or any foreign taxing authority in respect of any Unitholder's allocable share of the Trust's income, the amount of such taxes shall be considered a loan by the Trust to such Unitholder, and such Unitholder shall be liable for, and shall pay to the Trust, any taxes so required to be withheld and paid over by the Trust within ten (10) days after the Managing Owner's request therefor. Such Unitholder shall also be liable for (and the Managing Owner shall be entitled to redeem Units of such Unitholder as necessary to satisfy) interest on the amount of taxes paid over by the Trust to the Internal Revenue Service ("IRS") or other taxing authority, from the date of the Managing Owner's request for payment to the date of payment or redemption, as the case may be, at the rate of two percent (2%) per annum over the prime rate charged from time to time by FBR National Bank & Trust, Bethesda, Maryland. Any amount payable by the Trust to such Unitholder shall be reduced by any obligations owed to the Trust by the Unitholder, including, without limitation, the amount of any taxes required to be paid over by the Trust to the IRS or other taxing authority and interest thereon as aforesaid. Amounts, if any, deducted by the Trust from any actual distribution or redemption payment to such Unitholder shall be treated as an actual distribution to such Unitholder for all purposes of this Declaration of Trust.


          The Trust will receive all interest income earned on its assets.

          (e) LIMITED LIABILITY OF UNITHOLDERS. Each Unit, when purchased in accordance with this Declaration of Trust, shall, except as otherwise provided by law, be fully-paid and nonassessable. Any provisions of this Declaration of Trust to the contrary notwithstanding, Unitholders (including the Managing Owner, except to the extent otherwise provided herein) shall be entitled to the same limitation on personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

          The Trust will indemnify, to the full extent permitted by law, each Unitholder (other than the Managing Owner in the event that the Managing Owner acquires Units) against any claims of liability asserted against such Unitholder solely because such Unitholder is a beneficial owner of the Trust (other than in respect of taxes due from such Unitholder as such a beneficial owner).

          Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of any of the foregoing are not binding upon the Unitholders individually but are binding only upon the assets and property of the Trust, and that no resort shall be had to the Unitholders' personal property for the satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Declaration of Trust and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Unitholders individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking.

          (f) RETURN OF CAPITAL CONTRIBUTIONS. No Unitholder or subsequent assignee shall have any right to demand the return of his or her capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of the Trust, in each case as provided herein. In no event shall a Unitholder or subsequent assignee be entitled to demand or receive property other than cash.

          9. MANAGEMENT OF THE TRUST.

          (a) AUTHORITY OF THE MANAGING OWNER. Pursuant to Section 3806 of the Act, the Trust shall be managed by the Managing Owner, and the conduct of the Trust's business (including the maintenance of accounts and allocations) shall be controlled and conducted solely by the Managing Owner in accordance with this Declaration of Trust.

          The Managing Owner, to the exclusion of all other Unitholders, shall control, conduct and manage the business of the Trust. The Managing Owner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Unitholders (subject to the allocation provisions hereof), shall execute various documents on behalf of the Trust and the Unitholders pursuant to powers of attorney and shall supervise the liquidation of the Trust if an event causing dissolution of the Trust occurs.

          The Managing Owner may, in furtherance of the business of the Trust, cause the Trust to buy, sell, hold or otherwise acquire or dispose of commodities, futures contracts, forward contracts on currencies and options traded on exchanges or otherwise, swaps, hybrid instruments, arbitrage positions, repurchase agreements, interest-bearing securities, deposit accounts and similar instruments and other assets, and cause the trading of the Trust to be limited to only certain of the foregoing instruments.

          The Managing Owner may take such other actions on behalf of the Trust as the Managing Owner deems necessary or desirable to manage the business of the Trust.

          The Managing Owner is hereby authorized to perform all duties imposed by Sections 6221 through 6232 of the Code on the Managing Owner as the "tax matters partner" of the Trust.

          (b) NOTIFICATION OF BASIC CHANGES. The Managing Owner shall send to all Unitholders and assignees prior notice of any change in the basic investment approach of the Trust and of any increase in its charges. Such notifications shall contain a description of Unitholder's voting and redemption rights and a description of any material effect of such change or increase. The Managing Owner is hereby specifically authorized to enter into, on behalf of the Trust, the Customer Agreements, the Selling Agreements and the Additional Selling Agent Agreements as described in the Prospectus.

          (c) CERTAIN AGREEMENTS. In addition to any specific contract or agreements described herein, the Trust, and the Managing Owner on behalf of the Trust, may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of any Unitholder other than the Managing Owner, notwithstanding any other provisions of this Declaration of Trust, the Act or any applicable law, rule or regulations.

          (d) FIDUCIARY DUTIES. The Managing Owner shall be under a fiduciary duty to conduct the affairs of the Trust in the best interests of the Trust, provided that the Managing Owner shall not be obligated to engage in any conduct on behalf of the Trust to the detriment of any other commodity pool to which the Managing Owner owes similar fiduciary duties. The Unitholders will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the Managing Owner under the common law. The Managing Owner's fiduciary duty includes, among other things, the safekeeping of all funds and assets of the Trust and the use thereof for the benefit of the Trust. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest. The Managing Owner will take no actions with respect to the property of the Trust which do not benefit the Trust, and the Managing Owner will not use the assets of the Trust as compensating balances for the Managing Owner's exclusive benefit.

          (e) BROKERAGE ARRANGEMENTS. The Trust's brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by the Trust shall be competitive. Such brokerage commissions may not exceed 14% annually of the average net assets of the Trust, excluding Trust assets not directly related to trading activity. The Trust shall seek the best price and services available for its commodity transactions.

          The Brokerage Fees paid by the Trust may not exceed the amount permitted under applicable North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs ("Blue Sky Guidelines") in effect as of the date hereof.

          (f) PROHIBITED ACTIVITIES. The Trust shall make no loans to any party, and the funds of the Trust will not be commingled with the funds of any other person or entity (deposit of funds with a commodity broker, clearinghouse or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute "commingling" for these purposes). The Managing Owner shall make no loans to the Trust.

          The Trust shall not employ the trading technique commonly known as "pyramiding." The Managing Owner taking into account the Trust's open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of the Trust will not be considered to be engaging in "pyramiding."

          No person or entity may receive, directly or indirectly, any advisory, management or incentive fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which the Trust participates, for investment advice or management who shares or participates in any per-trade commodity brokerage commissions paid by the Trust; no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor or manager or to the Managing Owner or any of their respective affiliates; and such prohibitions may not be circumvented by any reciprocal business arrangements.

          The maximum period covered by any contract entered into by the Trust, except for the various provisions of the Selling Agreement which survive, shall not exceed one year. Any material change in the basic investment policies or structure of the Trust shall require the approval of Unitholders owning Units representing more than fifty percent (50%) of the total outstanding Units owned by Unitholders as of a record date established for a vote thereon. Any agreements between the Trust and the Managing Owner or any affiliate of the Managing Owner shall be terminable by the Trust upon no more than 60 days' written notice.

          (g) FREEDOM OF ACTION. The Managing Owner is engaged, and may in the future engage, other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with the Trust. The Trustee and the Unitholders may similarly engage in any such other business activities. The Managing Owner shall devote to the Trust such time as the Managing Owner may deem advisable to the conduct of the Trust's business and affairs.

          10. AUDITS AND REPORTS TO UNITHOLDERS.

          The Trust's books shall be audited annually by an independent certified public accountant. The Trust will use its best efforts to cause each Unitholder to receive (i) within 90, but in no event later than 120 days, after the close of each fiscal year certified financial statements for the fiscal year then ended, (ii) within 90 days of the end of each fiscal year (but in no event later than March 15 of each year) such tax information as is necessary for a Unitholder to complete his or her federal income tax return and (iii) such other annual and monthly information as the Commodity Futures Trading Commission may by regulation require. Unitholders or their duly authorized representatives may inspect the books and records of the Trust during normal business hours upon reasonable written notice to the Managing Owner and obtain copies of such records upon payment of reasonable reproduction costs; provided, however, that upon request by the Managing Owner, the requesting Unitholder shall represent that the inspection and/or copies of such records will not be used for commercial purposes unrelated to such Unitholder's interest as an investor in the Trust.

          The Managing Owner shall calculate the Net Asset Value per Unit on a monthly basis and sell and redeem Units at Net Asset Value.

          The Brokerage Fees and Profit Share may not be increased without prior written notice to all Unitholders within sufficient time for the exercise of their redemption rights prior to any such increase becoming effective. The Brokerage Fees and the Profit Share may not be increased during any period when a redemption charge is in effect with respect to any Units.

          The Managing Owner shall notify the Unitholders of (i) changes to the trading method of the Managing Owner which the Managing Owner believes to be material, (ii) changes in Brokerage Fees, Profit Share or other fees paid by the Trust or (iii) material changes in the basic investment policies or structure of the Trust. The Managing Owner shall so notify Unitholders, by certified mail or other means of notification providing for evidence of delivery, prior to any such change. Such notification shall set forth the Unitholders' voting and redemption rights. The Managing Owner will send written notice to each Unitholder within seven days of any decline in the Net Asset Value per Unit to 50% or less of such value as of the previous month-end. Any such notice shall contain a description of the Unitholders' voting and redemption rights. The Managing Owner, not the Trust, shall pay the cost of any notification delivered pursuant to this paragraph.

          The Managing Owner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Trust. The Managing Owner shall cause the Trust to pay any taxes payable by the Trust; provided, however, that such taxes need not be paid if the Managing Owner or the Trust are in good faith and by appropriate legal proceedings contesting the validity, applicability or amount thereof, and such contest does not materially endanger any right or interest of the Trust.

          The Managing Owner shall maintain and preserve all required records relating to the Trust for a period of not less than six (6) years from the receipt of such records.

          In particular, and not by way of limitation, the Managing Owner will retain all Subscription Agreement and Power of Attorney Signature Pages submitted by persons admitted as Unitholders, and all other records necessary to substantiate that Units are sold only to purchasers for whom the Units are a suitable investment, for at least six (6) years after Units are sold to such persons.

          The Managing Owner shall seek the best price and services for the Trust's trading, and will, with the assistance of the Trust's commodity broker(s), make an annual review of the commodity brokerage arrangements applicable to the Trust. In connection with such review, the Managing Owner will ascertain, to the extent practicable, the commodity brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the Managing Owner, comparable to those of the Trust, in order to assess whether the rates charged the Trust are reasonable in light of the services it receives and the terms upon which the Trust was promoted to subscribers. If, as a result of such review, the Managing Owner determines that such rates are unreasonable in light of the services provided to the Trust and the terms upon which the Trust was promoted, the Managing Owner will notify the Unitholders, setting forth the rates charged to the Trust and several funds which are, in the Managing Owner's opinion, comparable to the Trust. The Managing Owner shall also make an annual review of the forward trading arrangements for the Trust in an attempt to determine whether such arrangements are competitive with those of other comparable pools in light of the circumstances.

          11. ASSIGNABILITY OF UNITS.

          Each Unitholder expressly agrees that he or she will not assign, transfer or dispose of, by gift or otherwise, any of his or her Units or any part or all of his or her right, title and interest in the capital or profits of the Trust in violation of any applicable federal or state securities laws or without giving written notice to the Managing Owner. No assignment, transfer or disposition by an assignee of Units or of any part of his or her right, title and interest in the capital or profits of the Trust shall be effective against the Trust, the Trustee or the Managing Owner until the Managing Owner receives the written notice of the assignment; the Managing Owner shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The Managing Owner may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the Managing Owner (such consent to be withheld only in the event that such assignment could give rise to negative legal or tax consequences), may become a substituted Unitholder, nor will the estate or any beneficiary of a deceased Unitholder or assignee have any right to redeem Units from the Trust except by redemption as provided in Section 12 hereof. Each Unitholder agrees that with the consent of the Managing Owner any assignee may become a substituted Unitholder without need of the further act or approval of any Unitholder. If the Managing Owner withholds consent, an assignee shall not become a substituted Unitholder, and shall not have any of the rights of a Unitholder, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his or her assignor would otherwise have been entitled. No assignment, transfer or disposition of Units shall be effective against the Trust, the Trustee or the Managing Owner until the first business day of the calendar month following the month in which the Managing Owner receives notice of such assignment, transfer or disposition. The Managing Owner will send written confirmation to both the transferors and transferees of Units that the transfers in question have been duly recorded on the Trust's books and records. The Managing Owner will not permit the assignment, transfer or disposition of Units where, after the assignment, transfer or disposition, either the Unitholder or the assignee would hold less than the minimum number of Units equivalent to an initial minimum purchase (as stated in the then-current prospectus in respect of the Units), except for assignments, transfers or dispositions by gift, inheritance, intrafamily transfers, family dissolutions or transfers to Affiliates of the Unitholder.

          12. REDEMPTIONS.

          A Unitholder (including the Managing Owner except to the extent that its power to redeem is limited by any other provision of this Declaration of Trust) or any assignee of Units of whom the Managing Owner has received written notice, may redeem all or any of his or her Units, effective as of the close of business (as determined by the Managing Owner) on the last business day of any calendar month, provided that (i) all liabilities, contingent or otherwise, of the Trust (including the Trust's allocable share of the liabilities, contingent or otherwise, of any entities in which the Trust invests), except any liability to Unitholders on account of their capital contributions, have been paid or there remains property of the Trust sufficient to pay them and (ii) the Managing Owner shall have received a redemption request at least ten business days prior to the date of redemption, or such later time as shall be acceptable to the Managing Owner. Unitholders who redeem Units on or prior to the end of the first and second successive six-month periods after such Units are sold will be assessed redemption charges of 4% and 3%, respectively (3.5% and 2.5%, 3% and 2% and 2% and 1%, respectively, in the case of Unitholders who have invested $100,000, $500,000 or $1,000,000 or more, respectively, in the Trust), of their Units' Net Asset Value as of the date of redemption. Units purchased by the same Unitholder on different closing dates will be treated on a "first-in, first-out" basis for purposes of calculating the foregoing six-month periods. Additional Units issued to Unitholders subject to a reduced rather than a 7.0% annual Brokerage Fee will be deemed all to have been issued as of the date of the longest outstanding Units held by a particular Unitholder. All redemption charges will be paid to the Managing Owner.

          Redemption charges shall not apply to Unitholders who acquired their Units through broker or trust company asset-based fee or fixed-fee investment programs.

          Any number of whole Units may be redeemed. Fractional Units may only be redeemed upon redemption of a Unitholder's entire interest in the Trust.

          Redemption requests must be in writing unless the Managing Owner determines otherwise.

          The Managing Owner may declare additional redemption dates upon notice to the Unitholders as well as to those assignees of whom the Managing Owner has received notice as described above.

          Redemption payments will be made (by mailing a check or crediting a customer securities account) within 15 business days after the date of redemption, except that under special circumstances, including, but not limited to, inability to liquidate commodity positions or default or delay in payments due from commodity brokers, banks or other persons or entities, the Trust may in turn delay payment to Unitholders or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units equal to that proportionate part of the aggregate Net Asset Value of the Trust represented by the sums which are the subject of such default or delay.

          All redemptions will be made at Net Asset Value as of the effective date of the redemption (the "Valuation Date").

          The Managing Owner may require a Unitholder to redeem all or a portion of such Unitholder's Units if the Managing Owner considers doing so to be desirable for the protection of the Trust, and will use its best efforts to do so to the extent necessary to prevent the Trust from being deemed to hold "plan assets" under the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code with respect to any "employee benefit plan" as defined in and subject to ERISA or with respect to any "plan" as defined in Section 4975 of the Code.

          If at the close of business (as determined by the Managing Owner) on any business day, the Net Asset Value per Unit has decreased to $500 or less, after adding back all distributions, the Trust will liquidate all open positions as expeditiously as possible and suspend trading. Within 7 business days after any such suspension of trading, the Managing Owner shall declare a "Special Redemption Date." Such Special Redemption Date shall be a business day within 30 business days from the date of suspension of trading by the Trust, and the Managing Owner shall mail notice of such date to each Unitholder and assignee of Units of whom it has received written notice, by first class mail, postage prepaid, not later than 7 business days of the date of the decline of the Net Asset Value of the Trust precipitating such Special Redemption Date, together with instructions as to the procedure such Unitholder or assignee must follow to have such Unitholder's or assignee's interest (only entire, not partial, interests may be so redeemed unless otherwise determined by the Managing Owner) in the Trust redeemed on such date. Upon redemption pursuant to a Special Redemption Date, a Unitholder or any other assignee of whom the Managing Owner has received written notice, shall receive from the Trust an amount equal to the Net Asset Value of such Unitholder's interest, determined as of the close of business (as determined by the Managing Owner) on such Special Redemption Date. No redemption charges shall be assessed on any such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption on any Special Redemption Date until the Managing Owner has received written notice (see Section 11) of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after such Special Redemption Date, the Net Assets of the Trust are at least $250,000 and the Net Asset Value per Unit is in excess of $250, the Trust may, in the discretion of the Managing Owner, resume trading. If the preceding conditions are not met or the Managing Owner determines not to resume trading, the Trust will be dissolved and terminated.

          The Managing Owner may declare additional Special Redemption Dates upon notice to the Unitholders and assignees of whom the Managing Owner has received notice. In the event the Managing Owner does, in its discretion, declare a Special Redemption Date, the Managing Owner may, in its notice of such Special Redemption Date modify the circumstances under which the Managing Owner is again required to declare a Special Redemption Date, as set forth in the preceding paragraph.

          13. OFFERING OF UNITS.

          The Managing Owner on behalf of the Trust shall (i) cause to be filed from time to time a Registration Statement or Registration Statements, and such amendments thereto as the Managing Owner may deem advisable, with the Securities and Exchange Commission for the registration and ongoing public offering of Units, (ii) use its best efforts to qualify Units for sale from time to time under the securities laws of such states of the United States or other jurisdictions as the Managing Owner shall deem advisable and (iii) take such action with respect to the matters described in (i) and (ii) as the Managing Owner shall deem advisable or necessary.

          The Managing Owner shall not accept any subscriptions for Units if doing so would cause the Trust to be considered to hold "plan assets" for any purpose of ERISA or Section 4975 of the Code with respect to any "employee benefit plan" as defined in and subject to ERISA or with respect to any "plan" as defined in Section 4975 of the Code.

          All Units subscribed for upon transfer of funds from a subscriber's account (or receipt of a check in the subscription amount) are issued subject to the collection of the funds represented by such transfer (or check). In the event that a transfer (or check) of a subscriber is not honored, the Trust shall cancel the Units issued to such subscriber in consideration of such dishonored transfer (or check); provided that the Managing Owner may waive such cancellation upon receipt of what it believes to be reasonable assurances that such transfer (or check) will be honored or replaced by another transfer (or check) which will be honored within 10 business days of original dishonor. Any losses or profits sustained by the Trust in connection with its trading allocable to cancelled Units shall be deemed an increase or decrease in the Net Assets of the Trust and allocated as described above in Section 8, not a liability of the Managing Owner. Each subscriber agrees to reimburse the Trust for any expense or losses incurred in connection with any such cancellation of Units issued to him or her.

          Units will be sold as of the first day of each calendar month subject to the Managing Owner's discretion to hold intra-month closings and to suspend or terminate the offering of Units.

          Each Unitholder consents, by the act of purchasing Units, to the Trust issuing to such Unitholder additional Units (in fractions calculated up to three decimal places) in lieu of all interest earned on such Unitholder's subscription while held pending investment in the Units.

          14. SPECIAL POWER OF ATTORNEY.

          Each Unitholder by virtue of having purchased or otherwise acquired Units does hereby irrevocably constitute and appoint the Managing Owner and each officer of the Managing Owner, with full power of substitution, as his or her true and lawful attorney-in-fact, in his or her name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on his or her behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the Managing Owner be required by law): (i) this Declaration of Trust, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates in various jurisdictions, and amendments and/or restatements thereto; (iii) all conveyances and other instruments which the Managing Owner deems appropriate to qualify or continue the Trust in the State of Delaware and the jurisdictions in which the Trust may conduct business, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of the Trust or the Trust being governed by any amendments or successor statutes to the Act or to reorganize or refile the Trust in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Unitholders in the Managing Owner being able to rely on the Managing Owner's authority to act as contemplated by this Section 14) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Unitholder.

          15. WITHDRAWAL OF A UNITHOLDER.

          The Trust shall be dissolved upon the death, insanity, bankruptcy, retirement, resignation, expulsion, withdrawal, insolvency or dissolution of the Managing Owner, or any other event that causes the Managing Owner to cease to be the managing owner of the Trust, unless the Trust is continued pursuant to the terms of Section 5(a)(3). In addition, the Managing Owner may withdraw from the Trust, without any breach of this Declaration of Trust, at any time upon 120 days' written notice by first class mail, postage prepaid, to the Trustee, each Unitholder and each assignee of whom the Managing Owner has notice. In the event of the Managing Owner's removal or withdrawal from the Trust, the Managing Owner shall be entitled to a redemption of its interest in the Trust at its Net Asset Value as of the close of business on the last business day of the month following the date of removal or withdrawal. If the Managing Owner withdraws from the Trust and the Trust's business is continued, the withdrawing Managing Owner shall pay all expenses incurred as a result of its withdrawal.

          The Managing Owner may not assign its general liability interest or its obligation to direct the trading of the Trust without the consent of each Unitholder. The Managing Owner will notify all Unitholders of any change in the principals of the Managing Owner.

          The death, incompetency, withdrawal, insolvency or dissolution of a Unitholder or any other event that causes a Unitholder to cease to be a beneficial owner (within the meaning of the Act) in the Trust shall not terminate or dissolve the Trust, and a Unitholder, his or her estate, custodian or personal representative shall have no right to redeem or value such Unitholder's interest except as provided in Section 12 hereof. Each Unitholder expressly agrees that in the event of his or her death, he or she waives on behalf of himself or herself and his or her estate, and directs the legal representatives of his or her estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust. Nothing in this Section 15 shall, however, waive any right given elsewhere in this Declaration of Trust for a Unitholder to be informed of the Net Asset Value of his or her Units, to receive periodic reports, audited financial statements and other information from the Managing Owner or the Trust or to redeem or transfer Units.

          16. BENEFIT PLAN INVESTORS.

          Each Unitholder that is an "employee benefit plan" as defined in and subject to ERISA or a "plan" as defined in Section 4975 of the Code (each such employee benefit plan and plan, a "Plan"), and each fiduciary thereof who has caused the Plan to become a Unitholder (a "Plan Fiduciary"), represents and warrants that: (a) the Plan Fiduciary has considered an investment in the Trust for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Trust by such Plan is consistent with such Plan Fiduciary's responsibilities under ERISA;
(c) the investment in the Trust by the Plan does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement entered into thereunder; (d) the Plan's investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of the Managing Owner, the Selling Agents, the Trustee, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of the assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary: (i) is authorized to make, and is responsible for, the decision for the Plan to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses; (ii) is independent of the Managing Owner, the Selling Agents, the Trustee, and any of their respective affiliates; and (iii) is qualified to make such investment decision.

          17. STANDARD OF LIABILITY; INDEMNIFICATION.

          (a) STANDARD OF LIABILITY FOR THE MANAGING OWNER. The Managing Owner and its Affiliates, as defined below, shall have no liability to the Trust or to any Unitholder for any loss suffered by the Trust which arises out of any action or inaction of the Managing Owner or its Affiliates, if the Managing Owner, in good faith, determined that such course of conduct was in the best interests of the Trust, and such course of conduct did not constitute negligence or misconduct of the Managing Owner or its Affiliates.

          (b) INDEMNIFICATION OF THE MANAGING OWNER BY THE TRUST. To the fullest extent permitted by law, subject to this Section 17, the Managing Owner and its Affiliates shall be indemnified by the Trust, solely from the assets of the Trust, against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Trust; provided that such claims were not the result of negligence or misconduct on the part of the Managing Owner or its Affiliates, and the Managing Owner, in good faith, determined that such conduct was in the best interests of the Trust; and provided further that Affiliates of the Managing Owner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the Managing Owner and acting wholly within the scope of the authority of the Managing Owner.

          Notwithstanding anything to the contrary contained in the preceding two paragraphs, the Managing Owner and its Affiliates and any persons acting as selling agent for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

          In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Pennsylvania Securities Commission, the

Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

          The Trust shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

          For the purposes of this Section 17, the term "Affiliates" shall mean any person acting on behalf of or performing services on behalf of the Trust who: (1) directly or indirectly controls, is controlled by, or is under common control with the Managing Owner; or (2) owns or controls 10% or more of the outstanding voting securities of the Managing Owner; or (3) is an officer or director of the Managing Owner; or (4) if the Managing Owner is an officer, director, partner or trustee, is any entity for which the Managing Owner acts in any such capacity.

          Advances from the funds of the Trust to the Managing Owner or its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the Managing Owner by a Unitholder are prohibited.

          Advances from the funds of the Trust to the Managing Owner or its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the Managing Owner or its Affiliates on behalf of the Trust; (2) the legal action is initiated by a third party who is not a Unitholder; and (3) the Managing Owner or its Affiliates undertake to repay the advanced funds, with interest from the initial date of such advance, to the Trust in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 17(a).

          In no event shall any indemnity or exculpation provided for herein be more favorable to the Managing Owner or any Affiliate than that contemplated by the Blue Sky Guidelines as in effect on the date of this Declaration of Trust.

          In no event shall any indemnification permitted by this subsection (b) of Section 17 be made by the Trust unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the Trust receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by the Trust hereunder shall be made only as provided in the specific case.

          In no event shall any indemnification obligations of the Trust under this subsection (b) of Section 17 subject a Unitholder to any liability in excess of that contemplated by subsection (e) of Section 8 hereof.

          (c) INDEMNIFICATION BY THE UNITHOLDERS. In the event that the Trust is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any activities of a Unitholder, obligations or liabilities unrelated to the business of the Trust or as a result of or in connection with a transfer, assignment or other disposition or an attempted transfer, assignment or other disposition by a Unitholder or an assignee of its Units or of any part of its right, title and interest in the capital or profits of the Trust in violation of this Declaration of Trust, such Unitholder shall indemnify and reimburse the Trust for all loss and expense incurred, including reasonable attorneys' fees.

          18. AMENDMENTS; MEETINGS.

          (a) AMENDMENTS WITH CONSENT OF THE MANAGING OWNER. If at any time during the term of the Trust the Managing Owner shall deem it necessary or desirable to amend this Declaration of Trust, the Managing Owner may proceed to do so, provided that such amendment shall be effective only if embodied in an instrument approved by the Managing Owner and, pursuant to a vote called by the Managing Owner, by the holders of Units representing a majority of the outstanding Units. Such vote shall be taken at least 30 but not more than 60 days after delivery by the Managing Owner to each Unitholder of record by certified mail of notice of the proposed amendment and voting procedures. Notwithstanding the foregoing, the Managing Owner may amend this Declaration of Trust without the consent of the Unitholders in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Declaration of Trust and the Prospectus), (ii) to effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations,
(iii) to attempt to ensure that the Trust is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Trust as a trust in any jurisdiction, (v) to delete or add any provision of or to this Declaration of Trust required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state "Blue Sky" or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vi) to make any amendment to this Declaration of Trust which the Managing Owner deems advisable, provided that such amendment is for the benefit of and not adverse to the Unitholders or the Trustee, or that is required by law, (vii) to make any amendment that is appropriate or necessary, in the opinion of the Managing Owner, to prevent the Trust or the Managing Owner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, and (viii) to make any amendment that is appropriate or necessary, in the opinion of the Managing Owner, to avoid causing the assets of the Trust from being considered for any purpose of ERISA or Section 4975 of the Code to constitute assets of any Plan.

          (b) AMENDMENTS AND ACTIONS WITHOUT CONSENT OF THE MANAGING OWNER. In any vote called by the Managing Owner or pursuant to subsection (c) of this
Section 18, upon the affirmative vote (which may be in person or by proxy) of more than fifty percent (50%) of the Units then owned by Unitholders, the following actions may be taken with respect to the Trust, irrespective of whether the Managing Owner concurs: (i) this Declaration of Trust may be amended, provided, however, that approval of all Unitholders shall be required in the case of amendments changing or altering this Section 18, extending the term of the Trust, or materially changing the Trust's basic investment policies or structure; in addition, reduction of the capital account of any Unitholder or assignee or modification of the percentage of profits, losses or distributions to which a Unitholder or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Declaration of Trust without such Unitholder's or assignee's written consent; (ii) the Trust may be dissolved;
(iii) the Managing Owner may be removed and replaced; (iv) a new managing owner or managing owners may be elected if the Managing Owner withdraws from the Trust; (v) the sale of all or substantially all of the assets of the Trust may be approved; and (vi) any contract with the Managing Owner or any affiliate thereof may be disapproved and, as a result, terminated upon 60 days' notice.

          (c) MEETINGS; OTHER. Any Unitholder upon request addressed to the Managing Owner shall be entitled to obtain from the Managing Owner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Unitholders and the number of Units held by each (which shall be mailed by the Managing Owner to the Unitholder within ten days of the receipt of the request); provided, that the Managing Owner may require any Unitholder requesting such information to submit written confirmation that such information will not be used for commercial purposes. Upon receipt of a written proposal, signed by Unitholders owning Units representing at least 10% of all Units then owned by Unitholders, that a meeting of the Trust be called to vote upon any matter upon which the Unitholders may vote pursuant to this Declaration of Trust, the Managing Owner shall, by written notice to each Unitholder of record sent by certified mail within 15 days after such receipt, call a meeting of the Trust. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting. Such notice shall establish a record date for Units entitled to vote at the meeting, which shall be not more than 15 days prior to the date established for such meeting.

          The Managing Owner may not restrict the voting rights of Unitholders as set forth herein.

          In the event that the Managing Owner or the Unitholders vote to amend this Declaration of Trust in any material respect, the amendment will not become effective prior to all Unitholders having an opportunity to redeem their Units.

          (d) CONSENT BY TRUSTEE. The Trustee's written consent to any amendment of this Declaration of Trust shall be required, such consent not to be unreasonably withheld; provided, however, that the Trustee may, in its sole discretion, withhold its consent to any such amendment that would adversely affect any right, duty or liability of, or immunity or indemnity in favor of, the Trustee under this Declaration of Trust or any of the documents contemplated hereby to which the Trustee is a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, the charter documents or by-laws of the Trustee or any document contemplated hereby to which the Trustee is a party; provided further, that the Trustee may not withhold consent for any action listed in subsections 18(b)(ii)-(vi). Notwithstanding anything to the contrary contained in this Declaration of Trust, the Trustee may immediately resign if, in its sole discretion, the Trustee determines that the Unitholders' actions pursuant to subsections 18(b)(i)-(vi) would adversely affect the Trustee in any manner.

          19. GOVERNING LAW.

          The validity and construction of this Declaration of Trust shall be determined and governed by the laws of the State of Delaware without regard to principles of conflicts of law; provided, that the foregoing choice of law shall not restrict the application of any state's securities laws to the sale of Units to its residents or within such state.

          20. MISCELLANEOUS.

          (a) NOTICES. All notices under this Declaration of Trust shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mails.

          (b) BINDING EFFECT. This Declaration of Trust shall inure to and be binding upon all of the parties, their successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Unitholders and assignees, and all Unitholders and assignees agree that their rights shall be determined and they shall be bound thereby.

          (c) CAPTIONS. Captions in no way define, limit, extend or describe the scope of this Declaration of Trust nor the effect of any of its provisions. Any reference to "persons" in this Declaration of Trust shall also be deemed to include entities, unless the context otherwise requires.

          21. CERTAIN DEFINITIONS.

          This Declaration of Trust contains certain provisions required by the Blue Sky Guidelines. The terms used in such provisions are defined as follows (the following definitions are included VERBATIM from such Guidelines and, accordingly, may not in all cases be relevant to this Declaration of Trust):

     ADMINISTRATOR. The official or agency administering the securities laws of a state.

     ADVISOR. Any Person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options.

     AFFILIATE. An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

     CAPITAL CONTRIBUTIONS. The total investment in a Program by a Participant or by all Participants, as the case may be.

     COMMODITY BROKER. Any Person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his or her own account.

     COMMODITY CONTRACT. A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

     CROSS REFERENCE SHEET. A compilation of the Guidelines sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines.

     NET ASSETS. The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

     NET ASSET VALUE PER PROGRAM INTEREST. The Net Assets divided by the number of Program Interests outstanding.

     NET WORTH. The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

     NEW TRADING PROFITS. The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account.

     ORGANIZATIONAL AND OFFERING EXPENSES. All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under federal and state law including taxes and fees, accountants' and attorneys' fees. (Organizational and Offering Expenses as used in this Declaration of Trust does not include selling commissions).

     PARTICIPANT. The holder of a Program Interest.

     PERSON. Any natural Person, partnership, corporation, association or other legal entity.

     PIT BROKERAGE FEE. Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

     PROGRAM. A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts.

     PROGRAM BROKER. A Commodity Broker that effects trades in Commodity Contracts for the account of a Program.

     PROGRAM INTEREST. A limited partnership interest or other security representing ownership in a Program.

     PYRAMIDING. A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

     SPONSOR. Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational and Offering Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates.

     VALUATION DATE. The date as of which the Net Assets of the Program are determined.

     VALUATION PERIOD. A regular period of time between Valuation Dates.

          Certain terms not defined herein are used with the respective meanings set forth in the Prospectus.

          22.  NO LEGAL TITLE TO TRUST ESTATE.

          The Unitholders shall not have legal title to any part of the Trust Estate.

          23.  LEGAL TITLE.

          Legal title to all the Trust Estate shall be vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner (or the Trustee, if required by law) may cause legal title to the Trust Estate of any portion thereof to be held by or in the name of the Managing Owner or any other person as nominee.

          24.  CREDITORS.

          No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Trust Estate.

                                    *********

          IN WITNESS WHEREOF, the undersigned have duly executed this Second Amended and Restated Declaration of Trust and Trust Agreement as of the day and year first above written.

                                             WILMINGTON TRUST COMPANY
                                             as Trustee

                                             By:
                                                ------------------
                                               Name:
                                               Title:

                                             MILLBURN RIDGEFIELD CORPORATION
                                             as Managing Owner

                                             By:
                                                -----------------
                                                Harvey Beker
                                                Co-Chief Executive Officer

                                             All Unitholders now and
                                             hereafter admitted as
                                             Unitholders of the Trust,
                                             pursuant to powers of attorney
                                             now and hereafter executed in
                                             favor of, and granted and
                                             delivered to, the Managing
                                             Owner.

                                             By: MILLBURN RIDGEFIELD CORPORATION
                                                 as Attorney-in-Fact

                                             By:
                                                ------------------
                                             George E. Crapple
                                             Co-Chief Executive Officer

                                   SCHEDULE A

                              CERTIFICATE OF TRUST
                                       OF
                               GLOBAL MACRO TRUST

          THIS Certificate of Trust of GLOBAL MACRO TRUST (the "Trust"), dated July 23, 2001, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 DEL.C. Section 3801 ET SEQ.).

          1. NAME. The name of the business trust formed hereby is GLOBAL MACRO TRUST.

          2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention:
Corporate Trust Administration.

          IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                             WILMINGTON TRUST COMPANY,
                             as Trustee

                             By: /s/ Patricia A. Evans
                                 ---------------------
                                 Name:  Patricia A. Evans
                                 Title: Senior Financial Services Officer

                                                                           ANNEX

                               GLOBAL MACRO TRUST
                             REQUEST FOR REDEMPTION


GLOBAL MACRO TRUST                                  ----------------------------
C/O MILLBURN RIDGEFIELD CORPORATION
    MANAGING OWNER                                              DATE
411 WEST PUTNAM AVENUE
GREENWICH, CONNECTICUT  06830


Dear Sirs:

         The undersigned (trust account number GM-_______) hereby requests redemption subject to all the terms and conditions of the Declaration of Trust and Trust Agreement (the "Declaration of Trust") of GLOBAL MACRO TRUST (the "Trust") of _____ Units of Beneficial Interest ("Units") in the Trust. (INSERT NUMBER OF WHOLE UNITS TO BE REDEEMED; SUBSCRIBERS MAY REDEEM ANY NUMBER OF WHOLE UNITS, THEY NEED NOT REDEEM ALL OR ANY MINIMUM NUMBER OF THEIR UNITS IN ORDER TO REDEEM CERTAIN OF THEIR UNITS; HOWEVER, IF NO NUMBER IS INDICATED, ALL UNITS HELD OF RECORD BY THE UNDERSIGNED WILL BE REDEEMED; FRACTIONAL UNITS MAY ONLY BE REDEEMED UPON COMPLETE REDEMPTION OF THE UNDERSIGNED'S INTEREST IN THE TRUST.) Units are redeemed at the Net Asset Value per Unit, as defined in the Declaration of Trust, less any applicable redemption charge (see below). Redemption shall be effective as of the end of the current calendar month; provided that this Request for Redemption is received at least ten (10) days prior to the end of such month. Payment of the redemption price of Units will generally be made within fifteen (15) business days of the date of redemption.

         The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this Request for Redemption relates, with full power and authority to request redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion.

         Redemption charges of 4% and 3% (3.5% and 2.5%, 3% and 2%, and 2% and 1% in the case of subscriptions for $100,000, $500,000 or $1,000,000 or more, respectively) of the Net Asset Value of Units redeemed on or before the end of the 6th and after the end of the 6th but on or before the end of the 12th full calendar months, respectively, after the undersigned has purchased the Units being redeemed will be deducted from the redemption price of all such Units and paid to the Managing Owner. If the undersigned has purchased Units at more than one closing, such Units will be treated on a first-in/first-out basis for purposes of determining whether redemption charges continue to be applicable to such Units. Redemption charges to not apply to Unitholders who acquired their Units through broker or trust company asset-based fee or fixed-fee investment programs or a 401(k) plan or other employer-sponsored employee benefit plan custodied with a Selling Agent.

UNITED STATES UNITHOLDERS ONLY:

         Under the penalties of perjury, the undersigned hereby certifies that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is the undersigned's true, correct and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.

NON-UNITED STATES UNITHOLDERS ONLY:

Under the penalties of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the undersigned is not a United States corporation, partnership, estate or trust.

      SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED

    Credit my customer securities account           Send to the address below

--------------------------------------------------------------------------------
Name                       Street              City, State and Zip Code

Entity Unitholder                              Individual Unitholder(s)
(or assignee)                                  (or assignee(s))

-----------------------------------            ------------------------------
(Name of Entity)
                                               ------------------------------
                                               ------------------------------
By:                                            Signature(s) of all Unitholder(s)
  ---------------------------------            or assignee(s))
    (Authorized corporate officer,
     partner or trustee)
Social Security or Taxpayer ID Number
                                     ------------

                                                                       EXHIBIT B

                               GLOBAL MACRO TRUST

                            SUBSCRIPTION REQUIREMENTS

        By executing a Subscription Agreement and Power of Attorney Signature Page for GLOBAL MACRO TRUST (THE "TRUST"), each PURCHASER ("PURCHASER") of UNITS OF BENEFICIAL INTEREST ("UNITS") in the Trust irrevocably subscribes for Units at the Net Asset Value per Unit, as described in the Trust's PROSPECTUS DATED ______, 2002 (THE "PROSPECTUS"). The minimum initial subscription is $5,000; $2,000 for trustees or custodians of employee benefit plans. Incremental subscriptions will be accepted in multiples of $100 in excess of such minimums. Existing Unitholders may make additional investments in the Trust in $1,000 minimums, also with $100 increments. Units are sold in fractions calculated to three decimal places.

        Purchaser is herewith delivering to Purchaser's Selling Agent (hereinafter, "Selling Agent") an executed Subscription Agreement and Power of Attorney Signature Page and either (i) delivering a check in the full amount of the Purchaser's subscription or (ii) hereby authorizing such Selling Agent to debit Purchaser's customer securities account maintained with such Selling Agent for the full amount of Purchaser's subscription in accordance with the procedures described under "Plan of Distribution -- Subscription Procedure" in the Prospectus. If Purchaser's Subscription Agreement and Power of Attorney is accepted, Purchaser agrees to contribute Purchaser's subscription to the Trust and to be bound by the terms of the Trust's Declaration of Trust (Exhibit A to the Prospectus). Purchaser agrees to reimburse the Trust and MILLBURN RIDGEFIELD CORPORATION (THE "MANAGING OWNER") for any expense or loss incurred by either as a result of the cancellation of Purchaser's Units due to a failure of the Purchaser to deliver good funds in the amount of the subscription price of any or all of such Units.

        If Purchaser is acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any "plan," as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (the subscribing "employee benefit plan" or a "plan" being hereinafter referred to as the "Plan"), Purchaser, as, or on behalf of, the fiduciary of the Plan responsible for purchasing the Units (the "Plan Fiduciary") understands that: the Plan Fiduciary must consider an investment in the Units in light of the risks relating thereto; the Plan Fiduciary must determine that, in view of such considerations, the Plan's investment in the Trust is consistent with the Plan Fiduciary's responsibilities under ERISA; the Plan's investment in the Trust must not violate and must not be otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; and the Plan Fiduciary (i) must be responsible for the decision to invest in the Units, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) must be independent of the Managing Owner, any of the Trust's Selling Agents, Wilmington Trust Company, and any of their respective affiliates, (iii) must be qualified to make such investment decision, and (iv) none of the Managing Owner, any of the Trust's Selling Agents, any Clearing Broker, Wilmington Trust Company, any of their respective affiliates or any of their respective agents or employees may either: (a) have investment discretion with respect to the investment of the assets of the Plan used to purchase Units;
(b) have authority or responsibility to or regularly give investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (c) be an employer maintaining or contributing to the Plan. The undersigned must, at the request of the Managing Owner, furnish the Managing Owner with such information as the Managing Owner may reasonably require to establish that the purchase of Units by the Plan does not violate any provision of ERISA or the Code including, without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons," as defined therein.

INVESTOR SUITABILITY

        PURCHASER UNDERSTANDS THAT THE PURCHASE OF UNITS MAY BE MADE ONLY BY PERSONS WHO, AT A MINIMUM HAVE (I) A NET WORTH OF AT LEAST $150,000 (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES) OR (II) AN ANNUAL GROSS INCOME OF AT LEAST $45,000 AND A NET WORTH (SIMILARLY CALCULATED OF AT LEAST $45,000). RESIDENTS OF THE FOLLOWING STATES MUST MEET THE SPECIFIC REQUIREMENTS SET FORTH BELOW (NET WORTH, IS IN ALL CASES, TO BE CALCULATED EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES). NO PURCHASER SHOULD INVEST MORE THAN 10% OF HIS OR NET WORTH (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES) IN THE UNITS. NO ENTITY, INCLUDING ERISA PLANS, SHOULD INVEST MORE THAN 10% OF ITS LIQUID NET WORTH (READILY MARKETABLE SECURITIES) IN THE UNITS.

          1. Alaska -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

          2. Arizona -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

          3. California -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

          4. Iowa -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000. Minimum purchase for individual retirement accounts and employee benefit plans in Iowa is $2,500.

          5. Maine - Net worth of at least $200,000 or a net worth of at least $50,000 and an annual taxable income of at least $50,000.

          6. Massachusetts -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000

          7. Michigan -- Net worth of at least $225,000 or a net worth of at least $60,000 and taxable income during the preceding year of at least $60,000.

          8. Mississippi -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

          9. Missouri -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

          10. Nebraska -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

          11. New Hampshire -- Net worth of at least $250,000 or a net worth of at least $125,000 and an annual taxable income of at least $50,000.

          12. North Carolina -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

          13. Pennsylvania -- Net worth of at least $175,000 or a net worth of at least $100,000 and an annual income of at least $50,000.

          14. South Carolina -- Net worth of at least $100,000 or a net income in the preceding year some portion of which was subject to maximum federal and state income tax.

          15. South Dakota -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

          16. Tennessee -- Net worth of at least $250,000 or a net worth of at least $65,000 and annual taxable income of at least $65,000.

          17. Texas -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

                            -------------------------

     In the case of IRA and SEP plans, the foregoing suitability standards are applicable to the beneficiary of the plan for whose account the Units are being acquired.

     THE FOREGOING SUITABILITY STANDARDS ARE REGULATORY MINIMUMS ONLY. MERELY BECAUSE PURCHASER MEETS SUCH REQUIREMENTS DOES NOT NECESSARILY MEAN THAT A HIGH RISK, SPECULATIVE AND ILLIQUID INVESTMENT SUCH AS THE UNITS IS, IN FACT, SUITABLE FOR PURCHASER.

                                                                       EXHIBIT C

           THE EXECUTION COPY OF THE SUBSCRIPTION AGREEMENT AND POWER
         OF ATTORNEY ACCOMPANIES THIS PROSPECTUS AS A SEPARATE DOCUMENT.

                               GLOBAL MACRO TRUST
                          UNITS OF BENEFICIAL INTEREST

         BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY,
                SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE
                            FEDERAL SECURITIES LAWS.

                                ----------------

                           SUBSCRIPTION AGREEMENT AND
                                POWER OF ATTORNEY


GLOBAL MACRO TRUST
C/O MILLBURN RIDGEFIELD CORPORATION
    MANAGING OWNER
411 WEST PUTNAM AVENUE
GREENWICH, CONNECTICUT  06830


Dear Sirs:

         1. SUBSCRIPTION FOR UNITS. I hereby subscribe for the dollar amount of UNITS OF BENEFICIAL INTEREST ("UNITS") in GLOBAL MACRO TRUST (the "Trust") set forth in the Subscription Agreement and Power of Attorney Signature Page attached hereto (minimum $5,000; $2,000 for trustees or custodians of employee benefit plans), at a purchase price per Unit of Net Asset Value. Incremental subscriptions in excess of the foregoing minimums are permitted in $100 multiples. Existing investors may subscribe for additional Units in $1,000 minimums, also with $100 increments. Fractional Units will be issued to three decimal places. The terms of the offering of the Units are described in the current Prospectus of the Trust (the "Prospectus"). I have either (i) authorized my selling agent to debit my customer securities account in the amount of my subscription or (ii) delivered a check to my selling agent made out to "GLOBAL MACRO TRUST." If I have chosen to subscribe by account debit, I acknowledge that I must have my subscription payment in such account on but not before the settlement date for my purchase of Units, which will occur no later than three
(3) business days after the acceptance of my subscription. My Registered Representative shall inform me of such settlement date, on which date my account will be debited and the amounts so debited will be transmitted, in the form of a selling agent check or wire transfer made out to "GLOBAL MACRO TRUST" directly to the Trust's bank account (for wire instructions, contact Gail Rosenhack at 203-625-8215). MILLBURN RIDGEFIELD CORPORATION (THE "MANAGING OWNER") may, in its sole and absolute discretion, accept or reject this subscription in whole or in part. SUBSCRIPTIONS ARE REVOCABLE FOR FIVE BUSINESS DAYS AFTER SUBMISSION. ALL UNITS ARE OFFERED SUBJECT TO PRIOR SALE.

         Subscriptions generally must be submitted no later than five calendar days prior to the end of a month in order to be invested in the Units as of the beginning of the immediately following month.

         2. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER. I have received the current Prospectus together with a recent Monthly Report of the Trust. I am of legal age and am legally competent to execute this Subscription Agreement and Power of Attorney. I understand that certain investor suitability standards must be met as a condition of my investment in the Units. I acknowledge that I satisfy the applicable requirements relating to net worth and annual income as set forth in "Exhibit B -- Subscription Requirements" to the Prospectus. If the undersigned is acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any "plan," as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each such employee benefit plan and plan, a "Plan"), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned hereby represents and warrants as, or on behalf of the fiduciary of the Plan responsible for purchasing a Unit (the "Plan Fiduciary") that: (a) the Plan Fiduciary has considered an investment in the Trust for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Trust for such Plan is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the Plan's investment in the Trust does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of the Managing Owner, any of the Trust's Selling Agents, any Clearing Broker, Wilmington Trust Company, any of their respective affiliates or any of their respective agents or employees (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary
(i) is authorized to make, and is responsible for, the decision to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risk of large losses, (ii) is independent of the Managing Owner, the Trust's Selling Agents, the Clearing Brokers, Wilmington Trust Company, and any of their respective affiliates, and (iii) is qualified to make such investment decision. The undersigned will, at the request of the Managing Owner, furnish the Managing Owner with such information as the Managing Owner may reasonably require to establish that the purchase of Units by the Plan does not violate any provision of ERISA or the Code, including, without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons" as defined therein. If subscriber is not an individual, the person signing the Subscription Agreement and Power of Attorney Signature Page on behalf of subscriber is duly authorized to execute such Signature Page and subscriber has full power and authority to purchase the Units. This subscription, if made as custodian for a minor, is a gift I have made to such minor, or if not a gift, such minor satisfies the requirements relating to net worth and annual income set forth in "Exhibit B -- Subscription Requirements." I am, or am not required to be, registered with the CFTC or a member of NFA. The information set forth on the Subscription Agreement and Power of Attorney Signature Page is correct and complete as of the date of such Subscription Agreement, and, should there be any material change in such information prior to my admission to the Trust as a Unitholder, I will immediately furnish revised or corrected information to the Managing Owner.

         3. POWER OF ATTORNEY. In connection with my purchase of Units, I do hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration of Trust of the Trust, including, without limitation, the execution of the said Agreement itself, and the execution of all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

         4. GOVERNING LAW. Subscriber hereby acknowledges and agrees that this Subscription Agreement and Power of Attorney shall be governed by and be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.


         5. RISKS. These securities are speculative and involve a high degree of risk. No investor should invest more than 10% of his or her net worth (exclusive of home, furnishings and automobiles) in the Trust. Risk factors relating to the Units include the following: (i) The Trust is speculative. You may lose all or substantially all of your investment in the Trust; (ii) the Trust is leveraged. The Trust will acquire positions with a face amount as much as six to ten times or more of its total equity. Leverage magnifies the impact of both profit and loss; (iii) the performance of the Trust is expected to be volatile. In the last five years, monthly returns in the Managing Owner's Diversified Portfolio, the trading portfolio to be used by the Trust, ranged from up 14.41% to down 11.81%;
(iv) To be profitable, the Trust's fees and expenses must be offset by trading profits and interest income; (v) the Units are not liquid. No secondary market exists for the Units and you may redeem Units only as of a month-end; and (vii) Investors are required to make representations and warranties about their suitability to invest in the Trust. Investors are encouraged to discuss their Investment decision with their financial, tax and legal advisors.

         See "The Risks You Face" in the Prospectus beginning at page 9.

                                ----------------

         PLEASE COMPLETE THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE WHICH ACCOMPANIES THIS PROSPECTUS CAREFULLY, AND ENSURE THAT YOUR REGISTERED REPRESENTATIVE KNOWS WHETHER YOU ARE SUBSCRIBING BY CHECK OR ACCOUNT DEBIT.

                               GLOBAL MACRO TRUST
                          UNITS OF BENEFICIAL INTEREST
                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
                                 SIGNATURE PAGE

The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney Signature Page for purchase of units of beneficial interest (the "Units") in GLOBAL MACRO TRUST (THE "TRUST") -- and by either (i) enclosing a check payable to GLOBAL MACRO TRUST or (ii) authorizing the Selling Agent to debit investor's securities account in the amount set forth below -- hereby subscribes for the purchase of Units, at the price of the Net Asset Value per Unit.

The named investor further acknowledges receipt of the current Prospectus of the Trust (the "Prospectus") together with a recent Monthly Report of the Trust. The Prospectus includes the Trust's Declaration of Trust and Agreement, the Subscription Requirements and the Subscription Agreement and Power of Attorney, the terms of which govern the investment in the Units being subscribed for hereby.

By my signature below, I represent that I satisfy the requirements relating to net worth and annual income as set forth in Exhibit B to the Prospectus.

1) Total $ Amount ___________________________________          2) Account#______________________ (must be completed)
   (minimum of $5,000, except $2,000 minimum for IRAs          / / if payment is to be made by debit from investor's
   and other qualified accounts; $1,000 minimum for existing      securities  account, check box
   investors making an additional investment; incremental
   investments in $100 multiples.)                             / / if this is a wrap-account, check box

                                                               / / if  an  exchange  for  Millburn  World  Resource  Trust
                                                                  Units, check box
----------------------------------------------------------------------------------------------------------------------------


3) Social Security # __________-__________-__________         Taxpayer ID# __________________-_________________
   Taxable Investors
   (check one): / / Individual Ownership                               / / Trust other than a Grantor or Revocable Trust
                / / Joint Tenants with Right of Survivorship           / / Estate          / / UGMA/UTMA (Minor)
                / / Tenants in Common        / / Community Property    / / Partnership     / / Corporation
                / / Grantor or Other Revocable Trust                   / / Limited Liability Company

   Non-Taxable Investors
   (check one) SELLING AGENT SPONSORED PLAN          NON-SELLING AGENT SPONSORED PLAN
                / / IRA           / / Profit Sharing     / / IRA             / / Profit Sharing
                / / IRA Rollover  / / Defined Benefit    / / IRA Rollover    / / Defined Benefit
                / / Pension       / / 401(k)             / / Pension         / / Other (specify)
                / / SEP           / / Other (specify)    / / SEP             / / 401(k)
                                                                             / / CHECK BOX IF SELLING AGENT IN NO. 11 IS CUSTODIAN
----------------------------------------------------------------------------------------------------------------------------------
                                                                             E-mail address


4) Investor's Name_______________________________________________________________________________________________________
                                                                                                  Telephone No.

5) _______________________________________________________________________________________________________________________
   Additional Information (for Estates, Partnerships, Trusts and Corporations)

6) Resident Address        _______________________________________________________________________________________________
   of Investor             Street (P.O. Box not acceptable)          City          State          Zip Code

7) Mailing Address         _______________________________________________________________________________________________
   (if different)          Street                                    City          State          Zip Code

8) Custodian Name          _______________________________________________________________________________________________
   and Mailing Address     Name               Street                 City          State          Zip Code

SIGNATURE(S) -- Do not sign without familiarizing yourself with the information in the Prospectus, including: (i) the fundamental risks and financial hazards of this investment, including the risk of losing your entire investment; (ii) the Trust's substantial charges; (iii) the Trust's highly leveraged trading activities; (iv) the lack of liquidity of the Units; (v) the existence of actual and potential conflicts of interest in the structure and operation of the Trust;
(vi) that Unitholders may not take part in the management of the Trust; and
(vii) the tax consequences of an investment in the Trust. THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS BELOW REQUIRED TO AVOID BACKUP WITHHOLDING.

9)                               INVESTOR(S) MUST SIGN


X _____________________________________________     X _______________________________________________________
Signature of Investor                  Date          Signature of Joint Investor (if any)               Date


   EXECUTING AND DELIVERING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SHALL IN NO RESPECT BE DEEMED TO CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934.

                          UNITED STATES INVESTORS ONLY

UNDER PENALTY OF PERJURY, BY SIGNATURE ABOVE, I HEREBY CERTIFY THAT: (A) THE SOCIAL SECURITY NUMBER OR TAXPAYER IDENTIFICATION NUMBER SET FORTH ABOVE IS MY TRUE, CORRECT AND COMPLETE SOCIAL SECURITY NUMBER OR TAXPAYER IDENTIFICATION NUMBER; (B) I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE I AM EXEMPT FROM BACKUP WITHHOLDING OR BECAUSE (I) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (THE "IRS") THAT I AM SUBJECT TO BACKUP WITHHOLDING, OR (II) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING [CROSS OUT ITEM (B) ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE CURRENTLY SUBJECT TO BACKUP WITHHOLDING BECAUSE YOU HAVE FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON YOUR TAX RETURN] AND (C) I AM A U.S. PERSON.

     THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

                        NON-UNITED STATES INVESTORS ONLY

Under the penalties of perjury, by signature above, I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust: / / (check box if applicable).
--------------------------------------------------------------------------------

10)                      REGISTERED REPRESENTATIVE MUST SIGN

I hereby certify that I have informed the investor of all pertinent facts relating to the: risks; tax consequences; liquidity and marketability; management; and control of the Managing Owner with respect to an investment in the Units, as set forth in the Prospectus. I have also informed the investor of the unlikelihood of a public trading market developing for the Units. I do not have discretionary authority over the account of the investor.

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that an investment in the Trust is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics.

The Registered Representative MUST sign below in order to substantiate compliance with Rule 2810 of the NASD's Conduct Rules.

   X _______________________________________________     X _______________________________________________________
   Registered Representative Signature     Date          Office Manager Signature                     Date
                                                         (if required by Selling Agent procedures)

11)
  Selling Agent __________________________________________________________________________________________________
  Registered Representative
  Name (please print) ____________________________________________________________________________________________
                         First             M.I.            Last           Phone Number       Reg. Rep. Number

  Registered Representative
  Address             _____________________________________________________________________________________________
  (for confirmations) Street (P.O. Box not acceptable)     City           State              Zip Code

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

     Item 13. Other Expenses of Issuance and Distribution.

     The following is an estimate of the costs incurred in connection with preparing and filing this Registration Statement. The Managing Owner will pay all such costs.


                                                                                  Approximate
                                                                                    Amount
                                                                                  -----------
           Securities and Exchange Commission Registration Fee*..............      $  12,005
           National Association of Securities Dealers, Inc. Filing Fee*......          5,500
           Printing Expenses.................................................         20,000
           Fees of Certified Public Accountants..............................         20,000
           Blue Sky Expenses (Excluding Legal Fees)..........................         25,000
           Fees of Counsel...................................................        150,000
           Miscellaneous Offering Costs......................................         17,495
                                                                                   ---------
                Total............................................................  $ 250,000


           ---------------------------
           *Actual, not estimated.

     Item 14. Indemnification of Directors and Officers.

              Section 17 of the Amended and Restated Declaration of Trust and Trust Agreement (attached as Exhibit A to the Prospectus which forms a part of this Registration Statement) provides for the indemnification of the Managing Owner, certain of its affiliates and certain of its directors, officers and controlling persons by the Registrant in certain circumstances. Such indemnification is limited to claims sustained by such persons in connection with the Registrant; provided that such claims were not the result of negligence or misconduct on the part of a Managing Owner or its affiliates, directors, officers and controlling persons. The Registrant is prohibited from incurring the cost of any insurance covering any broader indemnification than that provided above. Advances of Registrant funds to cover legal expenses and other costs incurred as a result of any legal action initiated against the Managing Owner by a Unitholder are prohibited.

     Item 15. Recent Sales of Unregistered Securities.

              On July 23, 2001, the Registrant sold one Unit of Beneficial Interest to the Initial Unitholder to permit the formation of the Registrant in preparation for the filing of this Registration Statement. The sale of this Unit was exempt from registration under the Securities Act of 1933 pursuant to
Section 4(2) thereof. No discounts or commissions were paid in connection with the sale, and no other offeree or purchaser was solicited. There have been no other sales of unregistered securities of the Registrant.

     Item 16. Exhibits and Financial Statement Schedules.

              The following documents (unless indicted) are filed herewith and made a part of this Registration Statement.

              (a)     Exhibits.


           Exhibit
           -------
           Number                         Description of document
           ------                         -----------------------
         1.01*                     Form of Selling Agreement among the Trust, the Managing Owner and the Selling Agent
         (Amended)                 (including the form of Additional Selling Agent Agreement).

         3.01*                     Certificate of Trust of Registrant.

         3.02*                     Declaration and Agreement of Trust of Registrant.

         3.03                      Form of Amended and Restated Declaration and Agreement of Trust of Registrant
         (Amended)                 (included as Exhibit A to the Prospectus).

         5.01                      Opinion of Richards, Layton & Finger relating to the legality of the Units.

         8.01*                     Opinion of Sidley Austin Brown & Wood with respect to Federal Income Tax Aspects.

         10.01                     Form of Subscription Agreement and Power of Attorney (included as Exhibit C in the
                                   Prospectus).

         10.02*                    Form of Customer Agreement among the Trust, the Managing Owner and the Clearing
                                   Broker.

         23.01(a)*                 Consent of Sidley Austin Brown & Wood (included in Exhibit 8.01).

         23.01(b)                  Consent of Richards, Layton & Finger (included in Exhibit 5.01).

         23.02                     Consent of Arthur F. Bell, Jr. & Associates, L.L.C.

         23.03                     Consent of PricewaterhouseCoopers LLP.



     ------------------------
     * Previously filed.

             (b)  Financial Statement Schedules.

             No Financial Schedules are required to be filed herewith.

     Item 17. Undertakings.

             (a)(1) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant had been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                    Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich in the State of Connecticut on the 20th day of March 2002.


     GLOBAL MACRO TRUST

     By: Millburn Ridgefield Corporation
             Managing Owner

     By  /s/ Harvey Beker
       -------------------------
           Harvey Beker
           Co-Chief Executive Officer

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of Millburn Ridgefield Corporation, Managing Owner of the Registrant, in the capacities and on the date indicated.


     /s/ George E. Crapple      Co-Chief Executive                March 20, 2002
     -------------------------
     George E. Crapple          Officer and Director (Principal
                                Executive Officer)

     /s/ Harvey Beker           Co-Chief Executive Officer        March 20, 2002
     -------------------------
     Harvey Beker               and Director (Principal Financial
                                   and Accounting Officer)


               (Being the principal executive officer, the principal financial and accounting officer and a majority of the directors of Millburn Ridgefield Corporation.)

        MILLBURN RIDGEFIELD CORPORATION
        Managing Owner of Registrant


        By  /s/ Harvey Beker                                      March 20, 2002
           -----------------------
        Harvey Beker
        Co-Chief Executive Officer

                               GLOBAL MACRO TRUST

                                  EXHIBIT INDEX

         Exhibit
         Number                            Description of Document
         ------                            -----------------------
         1.01*                     Form of Selling Agreement among the Trust, the Managing Owner and the Selling Agent
         (Amended)                 (including the form of Additional Selling Agent Agreement).

         3.01*                     Certificate of Trust of Registrant.

         3.02*                     Declaration and Agreement of Trust of Registrant.

         3.03                      Form of Amended and Restated Declaration and Agreement of Trust of Registrant
         (Amended)                 (included as Exhibit A to the Prospectus).

         5.01                      Opinion of Richards, Layton & Finger relating to the legality of the Units.

         8.01*                     Opinion of Sidley Austin Brown & Wood with respect to Federal Income Tax Aspects.

         10.01                     Form of Subscription Agreement and Power of Attorney (included as Exhibit C in the
                                   Prospectus).

         10.02*                    Form of Customer Agreement among the Trust, the Managing Owner and the Clearing
                                   Broker.

         23.01(a)*                 Consent of Sidley Austin Brown & Wood (included in Exhibit 8.01).

         23.01(b)                  Consent of Richards, Layton & Finger (included in Exhibit 5.01).

         23.02                     Consent of Arthur F. Bell, Jr. & Associates, L.L.C.

         23.03                     Consent of PricewaterhouseCoopers LLP.


----------
* Previously filed.